PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE
                             ACT OF 1934

Filed by the registrant (X)
Filed by a party other than the registrant ( )



Check the appropriate box:
(X)      Preliminary proxy statement
( )      Definitive proxy statement
( )      Definitive additional materials
( )      Soliciting material pursuant to Rule 14a-12


                   PEEKSKILL FINANCIAL CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


                   PEEKSKILL FINANCIAL CORPORATION
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):  $

( )      No fee required.
(X)      Fee computed on table below per Exchange Act Rules
         14a-6(i)(1) and 0-11.

(1)      Title of each class of securities to which transaction applies:

         Peekskill Financial Corporation Common Stock, par value $.01 per share
         -----------------------------------------------------------------------

(2)      Aggregate number of securities to which transactions applies:
         1,762,228 shares of Common Stock (plus outstanding options to acquire 296,485 shares of Common Stock).
         -----------------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: $22.00 -- Pursuant to the Merger Agreement described herein, each share of Common Stock of Peekskill Financial Corporation will be exchanged for $22.00 in cash and each option to purchase Common Stock will be exchanged for cash in an amount equal to the difference between $22.00 and the exercise price per share, multiplied by the number of shares of Common Stock underlying the option.

          ----------------------------------------------------------------------

(4)      Proposed maximum aggregate value of transaction:
         $41,701,552
         -----------------------------------------------------------------------

(5)      Total Fee Paid:
         $8,341
         -----------------------------------------------------------------------

( )       Fee paid previously with preliminary materials.
( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)      Amount previously paid:
                  N/A
         -----------------------------------------------------------------------

(2)      Form, schedule or registration statement no.:
                  N/A
         -----------------------------------------------------------------------

(3)      Filing party:
                  N/A
         -----------------------------------------------------------------------

(4)      Date filed:
                  N/A
         -----------------------------------------------------------------------

                           [Peekskill Logo]

                   PEEKSKILL FINANCIAL CORPORATION
                           1019 Park Street
                      Peekskill, New York 10566

                          ___________, 2000


Dear Stockholder:

     You are cordially invited to attend a special meeting of stockholders of Peekskill Financial Corporation, to be held at our main office located at 1019 Park Street, Peekskill, New York, on __________,__________, 2000 at 3:30 p.m.,
local time.

     On February 16, 2000, Peekskill Financial Corporation agreed to merge with Sound Federal Bancorp. IF THE MERGER IS COMPLETED, YOU WILL RECEIVE A CASH PAYMENT OF $22.00 FOR EACH SHARE OF PEEKSKILL FINANCIAL CORPORATION STOCK THAT YOU OWN. Upon completion of the merger you will no longer own any stock or have any interest in Peekskill Financial Corporation, nor will you receive, as a result of the merger, any stock of Sound Federal Bancorp.

     At the special meeting, you will be asked to approve and adopt the merger agreement. A majority of the votes entitled to be cast at the special meeting must vote for approval and adoption of the merger agreement for the merger to be completed. If the merger agreement is approved, and all other conditions described in the merger agreement have been met or waived, the merger is expected to occur during the third quarter of 2000.

     Your board of directors believes that the merger is in the best interests of Peekskill Financial Corporation stockholders and unanimously recommends that you vote FOR the adoption of the merger agreement. Your board of directors has received the opinion of Capital Resources Group, Inc. that the consideration to be received by Peekskill Financial Corporation's stockholders in the merger is fair from a financial point of view.

     This proxy statement provides you with detailed information about the proposed merger and includes, as Appendix A, a complete text of the merger agreement. I urge you to read the enclosed materials carefully for a complete description of the merger. Please complete, sign and return the enclosed proxy card as promptly as possible. We look forward to seeing you at the special meeting.

                                           Sincerely,




                                           Eldorus Maynard
                                           Chairman of the Board and
                                           Chief Executive Officer

                   PEEKSKILL FINANCIAL CORPORATION
                           1019 Park Street
                      Peekskill, New York 10566
                            (914) 737-2777


              NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

     A special meeting of stockholders of Peekskill Financial Corporation will be held on ________________, __________, 2000, 3:30 p.m., local time, at our main office located at 1019 Park Street, Peekskill, New York, for the following purposes:

       1.       To adopt the Agreement and Plan of Merger dated
                February 16, 2000 between Sound Federal Bancorp.,
                Sound Federal Savings and Loan Association and
                Peekskill Financial Corporation.

       2. To transact such other business as may properly come before the special meeting or any adjournments or postponements.

       NOTE: The board of directors is not aware of any other business to come before the special meeting.

     Any action may be taken on this proposal at the special meeting or on any date or dates to which the special meeting may be adjourned or postponed. You can vote at the special meeting if you owned Peekskill Financial Corporation common stock at the close of business on __________, 2000. A complete list of stockholders entitled to vote at the special meeting will be available at the main office of Peekskill Financial Corporation during the ten days prior to the special meeting and at the special meeting.

     As a stockholder of Peekskill Financial Corporation, you have the right to dissent from the merger and obtain an appraisal of the fair value of your shares of Peekskill Financial Corporation common stock under applicable provisions of Delaware law. In order to perfect dissenters' rights, you must give written demand for appraisal of your shares before the merger is voted on at the special meeting and must not vote in favor of the merger. A copy of the Delaware statutory provisions regarding dissenters' rights is included as Appendix D to the accompanying proxy statement and a summary of these provisions can be found under "PROPOSAL I -- ADOPTION OF THE MERGER AGREEMENT -- Dissenters' Appraisal Rights."

     In the event there are not sufficient votes to approve the proposal for the adoption of the merger agreement at the time of the meeting, the meeting may be adjourned in order to permit further solicitation by Peekskill Financial Corporation.

     Your attention is directed to the proxy statement accompanying this notice for a more complete statement regarding the matters to be acted upon at the special meeting.

                                  By Order of the Board of Directors


                                  Eldorus Maynard
                                  Chairman of the Board and
                                  Chief Executive Officer

Peekskill, New York
_____________, 2000

--------------------------------------------------------------------------------
IMPORTANT:   THE  PROMPT  RETURN  OF  PROXIES  WILL  SAVE  PEEKSKILL   FINANCIAL
CORPORATION THE EXPENSE OF FURTHER REQUESTS FOR PROXIES TO ENSURE A QUORUM AT THE SPECIAL MEETING. PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND PROMPTLY MAIL IT IN THE ENCLOSED ENVELOPE. YOU MAY REVOKE YOUR PROXY IN THE MANNER DESCRIBED IN THE PROXY STATEMENT AT ANY TIME BEFORE IT IS EXERCISED.
--------------------------------------------------------------------------------

      PLEASE DO NOT SEND IN ANY STOCK CERTIFICATES AT THIS TIME.

                              TABLE OF CONTENTS

                                                                          Page

QUESTIONS AND ANSWERS ABOUT THE SOUND FEDERAL BANCORP/PEEKSKILL
      FINANCIAL CORPORATION MERGER......................................... 1

SUMMARY.................................................................... 3
      The Companies........................................................ 3
      The Special Meeting.................................................. 3
      Peekskill Financial Corporation's Reasons for Entering into the Merger....................................................... 4
      The Merger........................................................... 4
      The Stock Option Agreement........................................... 4
      What You Will Receive for Your Shares of Peekskill Financial
            Corporation Common Stock....................................... 5
      Vote Required to Adopt the Merger Agreement.......................... 5
      Recommendation to Peekskill Financial Corporation's Stockholders..... 5
      Opinion of Peekskill Financial Corporation's Financial Advisor....... 5
      Interests of Certain Persons in the Merge............................ 5
      Dissenters' Rights of Appraisal...................................... 6
      Taxable Transaction for Peekskill Financial Corporation
            Stockholders................................................... 6

HISTORICAL CONSOLIDATED FINANCIAL DATA PEEKSKILL FINANCIAL CORPORATION..... 6

SELECTED CONSOLIDATED FINANCIAL DATA....................................... 7

MARKET PRICE AND DIVIDEND DATA FOR PEEKSKILL FINANCIAL CORPORATION'S
      COMMON STOCK.........................................................10

PEEKSKILL FINANCIAL CORPORATIO'S SPECIAL MEETING OF STOCKHOLDERS..........10
      General..............................................................10
      Record Date; Voting Rights; Vote Required............................11
      Voting and Revocation of Proxies.....................................11
      Solicitation of Proxies..............................................12
      Participants in the Peekskill Financial Corporation ESOP.............12

PRINCIPAL HOLDERS OF PEEKSKILL FINANCIAL CORPORATION COMMON STOCK..........13

PROPOSAL I -- ADOPTION OF THE MERGER AGREEMENT.............................15
      The Parties to the Merger............................................15
      Sound Federal Bancorp................................................15
      Peekskill Financial Corporation......................................15
      Overview of the Transaction..........................................15
      What You Will Receive in the Merger..................................16
      Taxable Transaction for Peekskill Financial Corporation
            Stockholders...................................................16
      Background of the Merger.............................................16
      Peekskill Financial Corporation's Reasons for the Merger and
            Recommendation of its Board of Directors.......................17
      Opinion of Peekskill Financial Corporation's Financial Advisor.......18
      Overview of Valuation Methodology....................................19
      Pricing Comparison...................................................20
      Discounted Dividend Stream and Terminal Value Analysis...............21
      Dissenters' Appraisal Rights.........................................21
      Regulatory Approvals.................................................24
      The Merger Agreement.................................................25
      Employee Matters.....................................................31
      Accounting Treatment.................................................32
      Expenses.............................................................32

THE STOCK OPTION AGREEMENT.................................................32

OTHER MATTERS..............................................................35

STOCKHOLDER PROPOSALS......................................................35



Appendix A - Agreement and Plan of Merger..................................A-1
Appendix B - Stock Option Agreement........................................B-1
Appendix C - Fairness Opinion of Capital Resources Group, Inc..............C-1
Appendix D - Section 262 of the Delaware General Corporation Law...........D-1

                        QUESTIONS AND ANSWERS
ABOUT THE SOUND FEDERAL BANCORP/PEEKSKILL FINANCIAL CORPORATION MERGER


Q:   WHY ARE THE TWO COMPANIES PROPOSING TO MERGE? HOW WILL I BENEFIT?

A: Peekskill Financial Corporation and Sound Federal Bancorp share a commitment to community banking, which emphasizes responsiveness to local markets and the delivery of personalized services. The companies believe that the merger will provide customers and the local communities access to a wider variety of quality products and services while continuing to receive the high level of personal service they have come to expect.

     As a shareholder of Peekskill Financial Corporation, the Board of Directors believes that the merger allows you to realize a greater value for your shares of common stock than you could have if Peekskill Financial Corporation followed its existing business plan, or considered other alternative strategies to maximize shareholder value. Each director of Peekskill Financial Corporation has agreed to vote his shares of Peekskill Financial Corporation common stock in favor of the merger. The board recommends unanimously that stockholders vote FOR the adoption of the merger agreement. See the discussion under caption Peekskill Financial Corporation's Reasons for the Merger and Recommendation of the Board of Directors" beginning at page ____ for more information.

Q: WHAT WILL PEEKSKILL FINANCIAL CORPORATION STOCKHOLDERS RECEIVE FOR THEIR SHARES OF PEEKSKILL FINANCIAL CORPORATION COMMON STOCK? IS IT FAIR?

A: Peekskill Financial Corporation stockholders will receive $22.00 in cash for each of their shares of Peekskill Financial Corporation common stock. See the discussion under the caption What You Will Receive in the Merger" beginning at page ____ for more information. Capital Resources Group, Inc. has issued a fairness opinion that the amount that will be paid to Peekskill Financial Corporation Stockholders is fair from a financial point of view. See the discussion under the caption Opinion of Peekskill Financial Corporation's Financial Advisor: beginning at page ____ for more information.

Q:   DO I HAVE APPRAISAL RIGHTS IN THE MERGER?

A: Yes. Delaware law provides you with dissenters' appraisal rights in the merger. This means that if you are not satisfied with the amount you are receiving in the merger, you are legally entitled to have the value of your shares independently determined and to receive payment based on that valuation. To exercise your dissenters' rights you must deliver a written objection to the merger to Peekskill Financial Corporation at or before the special meeting and must not vote in favor of the merger. Objections to the merger should be addressed to Peekskill Financial Corporation at 1019 Park Street, Peekskill, New York 10566. Your failure to follow exactly the procedures specified under Delaware law will result in the loss of your dissenters' rights. A copy of the dissenters' rights provisions of Delaware law is provided as Appendix D to this proxy statement. See the discussion under the caption Dissenters' Appraisal Rights" beginning at page ____ for more information.

Q: WHAT ARE THE TAX CONSEQUENCES OF THE MERGER TO PEEKSKILL FINANCIAL CORPORATION'S STOCKHOLDERS?

A: For United States federal income tax purposes, your exchange of shares of Peekskill Financial Corporation common stock for cash generally will cause you to recognize a gain or loss measured by the difference between the cash you receive in the merger and your tax basis in the shares of Peekskill Financial Corporation common stock. See the discussion under the caption Taxable Transaction for Peekskill Financial Corporation Stockholders" beginning at page _____ for more information.

     THE  TAX  CONSEQUENCES  OF THE  MERGER  TO YOU  WILL  DEPEND  ON  YOUR  OWN
     SITUATION.   YOU  SHOULD   CONSULT  WITH  YOUR  TAX  ADVISORS  FOR  A  FULL
     UNDERSTANDING  OF THE TAX  CONSEQUENCES  OF THE MERGER TO YOU.

Q. HOW WILL MANAGEMENT BENEFIT FROM THE MERGER?

A. Officer and directors of Peekskill Financial Corporation who have stock options and restricted stock awards under Peekskill Financial Corporation's stock benefits plans will receive payments for their awards based upon the merger price per share. They and other employees will also receive other benefits from the merger. See the discussion under the caption Interests of Certain Persons in the Merger" beginning at page ___ for more information.

Q:   WHEN DO YOU EXPECT THE MERGER TO BE COMPLETED?

A: We hope to complete the merger in the third quarter of 2000. The merger cannot occur unless Peekskill Financial Corporation's stockholders approve the merger by at least a majority of the outstanding shares of common stock and the Office of Thrift Supervision approves the merger. See the discussion under the caption "The Merger Agreement - Conditions to the Merger" beginning at page __ for more information.

Q:   HOW CAN I VOTE?

A: After you have carefully read this proxy statement, mail your signed proxy card in the enclosed postage-paid envelope as soon as possible so that your shares may be represented and voted at the special meeting. In order to assure that your vote is counted, please give your proxy as instructed on your proxy card even if you currently plan to attend the meeting in person. If you sign and send in your proxy card and do not indicate how you want to vote, we will count your proxy card as a vote in favor of the proposal submitted at your shareholder's meeting. You may also vote in person by attending the special meeting.

     No matter which voting method you choose, if your shares are held in "street name" (i.e., in the name of a broker, bank or other record holder), you must direct the record holder as to how to vote your shares. Your failure to instruct your broker to vote will be the equivalent of voting against the merger.

Q:   WHO CAN HELP ANSWER MY QUESTIONS?

A:   If you have more questions about the merger, you should contact:

       Peekskill Financial Corporation
       1019 Park Street
       Peekskill, New York 10566
       Attention:   William J. LaCalamito
       Telephone: (914) 737-2777

                                    SUMMARY

     This brief summary highlights selected information contained in this proxy statement. It does not contain all of the information that is important to you. To fully understand the merger, we urge you to carefully read the entire proxy statement. We have attached the merger agreement to this proxy statement as Appendix A. We encourage you to read the merger agreement because it is the legal document that governs the merger of Sound Federal Bancorp and Peekskill Financial Corporation

THE COMPANIES

        SOUND FEDERAL BANCORP
        300 MAMARONECK AVENUE
        MAMARONECK, NEW YORK 10543
        (914) 698-6400


     Sound Federal Bancorp is headquartered in Mamaroneck, New York and is the parent savings and loan holding company of Sound Federal Savings and Loan Association, a federally chartered savings association. A majority of Sound Federal Bancorp's outstanding shares are owned by Sound Federal, MHC, a federally chartered mutual holding company. Sound Federal Savings operates three branch offices in Westchester County and one each in Rockland County, New York and Fairfield County, Connecticut

     At December 31, 1999, Sound Federal Bancorp, had consolidated assets of $323.8 million, net loans of$173.7 million, deposits of $267.5 million and stockholders' equity of $52.1 million.

        PEEKSKILL FINANCIAL CORPORATION
        1019 PARK STREET
        PEEKSKILL, NEW YORK 10566
        (914) 737-2777

     Peekskill  Financial   Corporation  is  a  Delaware   corporation  and  was
incorporated in 1995 for the purpose of becoming the holding company for First Federal Savings and Loan Association of Peekskill.

     First Federal was organized in 1924. At December 31, 1999, Peekskill Financial Corporation had consolidated assets of $212.7 million, net loans of $68.0 million, deposits of $152.7 million and stockholders' equity of $26.0 million. First Federal has its main offices in Peekskill and two other branch offices in Northern Westchester County, New York. First Federal is regulated by the Office of Thrift Supervision and its deposits are insured up to applicable limits under the Savings Association Insurance Fund of the FDIC.

THE SPECIAL MEETING  (PAGES __ THROUGH __)

     A special meeting will be held on _________, 2000, at our main office located at 1019 Park Street, Peekskill, New York, to vote on the proposal to approve the merger agreement. You can vote at the special meeting if you owned Peekskill Financial Corporation common stock on _________, 2000.

PEEKSKILL FINANCIAL CORPORATION'S REASONS FOR ENTERING INTO THE
MERGER (PAGE __)

     The board of directors of Peekskill Financial Corporation reviewed a number of items in deciding to enter into the merger agreement with Sound Federal Bancorp, including the following:

     *    the strategic options available to Peekskill Financial Corporation;

     * that the merger price exceeded the estimated value that could be realized by Peekskill Financial Corporation stockholders over the intermediate term, given the rapidly changing nature of banking, competition and delivery systems;

     * the premium to recent market prices and book value represented by the $22 per share to be received by the stockholders of Peekskill;

     *    the   historically    limited   liquidity   of   Peekskill   Financial
          Corporation's common stock;

     * Sound Federal Bancorp's community orientation and expanded services that would be available to existing customers;

     * the return to stockholders who purchased stock in Peekskill Financial Corporation's initial public offering; and

     * the opinion of Peekskill Financial Corporation's financial advisor, Capital Resources Group, Inc., that the transaction is fair to Peekskill Financial Corporation's stockholders from a financial point of view.

     Generally, the board of directors concluded that in the long term Peekskill Financial Corporation could not produce stockholder value in excess of the merger price, and that the merger price was fair, from a financial point of view, to Peekskill Financial Corporation's stockholders.

THE MERGER (PAGES __ THROUGH __)

     If the merger agreement is adopted by Peekskill Financial Corporation stockholders and the parties meet the other conditions of the merger agreement, Peekskill Financial Corporation will be merged into a wholly-owned subsidiary of Sound Federal Savings which will be liquidated with the result that Sound Federal Savings will acquire all the assets and liabilities of Peekskill Financial Corporation and Peekskill Financial Corporation shall cease to exist as a separate corporation. Immediately after Peekskill Financial Corporation is liquidated, First Federal will be merged into Sound Federal Savings. The offices of First Federal will be operated as offices of Sound Federal Savings immediately following the effective date of the merger. If the merger agreement is not adopted, Peekskill Financial Corporation and Sound Federal Savings will continue as separate entities.

THE STOCK OPTION AGREEMENT (PAGES __ THROUGH __)

     To increase the likelihood that the merger will be completed, and to discourage other persons who may be interested in acquiring Peekskill Financial Corporation, Sound Federal Bancorp required Peekskill Financial Corporation to grant it a stock option. This option allows Sound Federal Bancorp to purchase up to 350,684 shares of Peekskill Financial Corporation common stock, which represents 19.9% of the outstanding shares of Peekskill Financial Corporation common stock before giving effect to the exercise of the entire option. The exercise price of the option is $12.25 per share, subject to adjustment under specified circumstances. Peekskill Financial Corporation may be required to repurchase the option or shares acquired upon exercise of the option. Under the terms of the merger agreement, the total profit that a holder, including Sound Federal, may realize from exercising the option may not exceed $2,350,000. A copy of the Stock Option Agreement is attached to this document as Appendix B.

WHAT YOU WILL RECEIVE FOR YOUR SHARES OF PEEKSKILL FINANCIAL
CORPORATION COMMON STOCK (PAGES __ AND __)

     As a Peekskill Financial Corporation stockholder, each of your shares of Peekskill Financial Corporation common stock will automatically become exchangeable for $22.00 in cash. You will have to surrender your Peekskill Financial Corporation stock certificate(s) to receive this cash payment. Sound Federal Bancorp, or its exchange agent, will send you written instructions for surrendering your certificates after the merger is completed. For more information on how this exchange procedure works, see "PROPOSAL I -- ADOPTION OF THE MERGER AGREEMENT -- The Merger Agreement -- Terms of the Merger" and "-- Surrender of Certificates" on pages __ and __ of this proxy statement.

     Peekskill Financial Corporation's common stock is quoted on Nasdaq Stock Market under the symbol "PEEK." On February 16, 2000, which is the day the last trade occurred before the merger was announced, Peekskill Financial Corporation common stock was sold at $12.00 per share.

VOTE REQUIRED TO ADOPT THE MERGER AGREEMENT (PAGE __)

     The merger agreement will be adopted if the holders of at least a majority of the outstanding shares of Peekskill Financial Corporation common stock vote for it. Directors and executive officers of Peekskill Financial Corporation and their affiliates beneficially owned an aggregate of 328,925, or approximately 17.0%, of the shares of Peekskill Financial Corporation common stock outstanding on the___________, 2000 record date. A failure to vote, either by not returning the enclosed proxy or by checking the "Abstain" box, will have the same effect as a vote against the merger agreement. Each of the directors of Peekskill Financial Corporation have executed an agreement with Sound Federal Bancorp pursuant to which each director agreed to vote his or her shares for the merger agreement.

RECOMMENDATION TO PEEKSKILL FINANCIAL CORPORATION'S STOCKHOLDERS
(PAGE __)

     The board of directors of Peekskill Financial Corporation believes that the merger is fair to you and in your best interests and unanimously recommends that you vote "FOR" the adoption of the merger agreement. For a discussion of the circumstances surrounding the merger and the factors considered by Peekskill Financial Corporation's board of directors in approving the merger agreement, see pages __ through __.

OPINION OF PEEKSKILL FINANCIAL CORPORATION'S FINANCIAL ADVISOR
(PAGES __ THROUGH __)

     Capital Resources Group, Inc. has delivered its written opinion to the Peekskill Financial Corporation board of directors, dated as of February 16, 2000 and updated as of the date of this proxy statement, that the consideration to be received by the stockholders of Peekskill Financial Corporation in the merger is fair from a financial point of view. We have attached this opinion as Appendix C to this proxy statement. You should read it carefully for a description of the procedures followed, matters considered and limitations on the reviews undertaken by Capital Resources Group, Inc. in providing its opinion.

INTERESTS OF CERTAIN PERSONS IN THE MERGER (PAGES __ THROUGH __)

     Some of Peekskill Financial Corporation's directors and officers have interests in the merger that are different from, or are in addition to their interests as stockholders in Peekskill Financial Corporation. The members of Peekskill Financial Corporation's board of directors knew about these additional interests and considered them when they approved the agreement and the merger. These include:

     1. the cancellation of existing vested and unvested stock options in exchange for a cash payment equal to the difference between $22.00 per share and the option exercise price;

     2. payments for vested and unvested shares of restricted stock awarded under Peekskill Financial Corporation's Recognition and Retention Plan at $22.00 per share;

     3. lesser payments to Peekskill Financial Corporation's chief executive officer and president in lieu of greater payments due under their employment agreements, plus the continued employment of the president and vice president of finance and the appointment of the chief executive officer to the board of Sound Federal Bancorp;

     4. provisions in the merger agreement relating to protection against claims; and

     5. the establishment of a First Federal advisory board for one year after the effective date of the merger and the appointment of Peekskill Financial Corporation's Chairman of the Board and Chief Executive Officer to the board of Sound Federal Bancorp.

DISSENTERS' RIGHTS OF APPRAISAL (PAGES __ THROUGH __)

     As noted in the questions and answers above, Peekskill Financial Corporation stockholders have dissenters' rights of appraisal under Delaware law. See "PROPOSAL I -- ADOPTION OF THE MERGER AGREEMENT -- Dissenters' Appraisal Rights."

TAXABLE TRANSACTION FOR PEEKSKILL FINANCIAL CORPORATION STOCKHOLDERS (PAGES __ AND __)

     For United States federal income tax purposes your exchange of shares of Peekskill Financial Corporation common stock for cash generally will cause you to recognize a gain or loss measured by the difference between the cash you receive in the merger and your tax basis in the shares of Peekskill Financial Corporation common stock See "PROPOSAL I -- ADOPTION OF THE MERGER AGREEMENT -- Taxable Transaction For Peekskill Financial Corporation Stockholders."


                HISTORICAL CONSOLIDATED FINANCIAL DATA
                   PEEKSKILL FINANCIAL CORPORATION

     These tables show historical consolidated financial data for Peekskill Financial Corporation. The annual historical financial condition and operating data are derived from Peekskill Financial Corporation's consolidated financial statements audited by KPMG LLP, independent accountants. Financial amounts as of and for the six months ended December 31, 1999 and 1998 are unaudited, however, Peekskill Financial Corporation believes such amounts reflect all normal recurring adjustments necessary for a fair presentation of the results of operations and financial position for those periods. You should not assume that the six-month results indicate results for any future period.


                     SELECTED CONSOLIDATED FINANCIAL DATA



                                                                         JUNE 30,
                                     December 31, --------------------------------------------------
                                        1999         1999      1998       1997      1996      1995
                                     -----------  ---------  --------   --------  --------  --------

                                                        (Dollars in thousands)
SELECTED FINANCIAL CONDITION DATA:
Total assets........................   $212,659    $206,932  $200,341   $182,560  $191,323  $155,716
Loans, net..........................     68,048      63,436    47,631     45,507    39,557    41,060
Held-to-maturity securities.........    114,290     119,122   135,446    126,450   129,200   105,421
Available-for-sale securities.......     15,082      15,673     8,498      2,983     2,459     1,976
Cash and cash equivalents...........     10,439       4,157     4,626      4,158    17,320     4,681
Depositor accounts..................    152,651     148,693   139,858    132,418   128,304   130,933
Securities repurchase agreements
 and other borrowings...............     31,000      28,000    13,000        ---       ---       ---
Stockholders' equity................     25,983      27,351    43,206     46,966    59,774    21,178


                                           For the
                                       Six Months Ended
                                          December 31,              For the Fiscal Years Ended June 30,
                                     ----------------------  -------------------------------------------------
                                        1999         1998      1999     1998       1997      1996      1995
                                     ----------   ---------  -------  -------    --------  --------   --------
                                                  (Dollars in thousands, except per share data)

SELECTED OPERATING DATA:
-----------------------
Interest and dividend income........    $ 6,783     $ 6,725  $13,299   $12,643    $12,309   $11,794  $ 10,722
Interest expense....................      3,790       3,425    6,967     6,034      5,431     5,401     4,785
                                        -------     -------  -------   -------    -------   -------  --------
 Net interest income................      2,993       3,300    6,332     6,609      6,878     6,393     5,937
Provision for loan losses...........         30          30       60        60        143        45       160
                                        -------     -------   ------   -------     ------   -------   -------
 Net interest income after provision
   for loan  losses.................      2,963       3,270    6,272     6,549      6,735     6,348     5,777
Loan fees and service charges.......         95          77      145       135        149       207       201
Other non-interest income...........         48          55      110        90         87       101        76
Non-interest expense (excluding
  special assessment)...............      1,810       1,785    3,806     3,474      3,318     2,807     2,490
SAIF special assessment (1).........        ---         ---      ---       ---        884       ---       ---
                                         -------     ------   ------   -------     ------   -------   -------
Income before income tax expense
 and cumulative effect of change
 in accounting principle.............      1,296       1,617    2,721    3,300      2,769     3,849     3,564
Income tax expense (2)...............        500         717    1,198    1,446        957     1,628     1,640
Cumulative effect of change in
 accounting for postretirement
 health care benefits, net..........        ---         ---      ---       ---        ---       (59)      ---
                                       --------     -------  -------   -------   --------   -------   -------
Net income (3)......................   $    796     $   900  $ 1,523   $ 1,854   $  1,812   $ 2,162   $ 1,924
                                       ========     =======  =======   =======   ========   =======   =======
Earnings per share, from date of
  conversion (3)(4):
   Basic............................      $0.53       $0.36    $0.71     $0.68      $0.58     $0.36
                                          =====       =====    =====     =====      =====     =====
   Diluted..........................      $0.52       $0.35    $0.69     $0.66      $0.58    $ 0.36
                                          =====       =====    =====     =====      =====    ======


                                              At or for the
                                            Six Months Ended
                                               December 31,        At or for the Fiscal Year Ended June 30,
                                           ------------------  --------------------------------------------------

                                             1999       1998     1999      1998      1997       1996       1995
                                           --------   -------  -------   --------   -------   --------   --------


SELECTED FINANCIAL RATIOS AND OTHER DATA:
-----------------------------------------

Return on average assets (5).......         0.76%       0.88%     0.75%      0.98%      0.98%     1.23%      1.22%
Return on average equity (5).......         5.91        4.18      4.05       4.02       3.57      4.96       9.38
Net interest margin (5)............         2.91        3.28      3.15       3.55       3.76      3.66       3.82
Average interest rate spread (5)...         2.40        2.38      2.39       2.52       2.57      2.57       3.32
Equity to total assets at end
 of period.........................        12.22       20.10     13.22      21.57      25.73     31.24      13.60
Efficiency ratio (6)...............        57.72       52.01     57.78      50.83      61.09     42.04      40.07
Non-interest expense to average
 assets(3)(5)......................         1.74        1.75      1.86       1.84       2.27      1.59       1.58
Non-performing loans to total
 loans, net........................         1.37        2.73      1.78       3.13       4.40      3.17       5.10
Allowance for loan losses to
 non-performing loans..............        82.57       49.51     65.66      45.74      31.04     41.45      22.61
Non-performing assets to total
 assets............................         0.44        0.67      0.55       0.79       1.22      0.65       1.35
Book value per share...............     $  14.74    $  15.10   $ 14.49    $ 14.92    $ 14.71   $ 14.58        ---
Cash dividends per share...........     $   0.18    $   0.18$  $  0.36    $  0.36    $  0.36   $  0.09        ---
Dividend payout ratio..............        35.55%      51.56%    50.76%     54.69%     62.25%    26.86%       ---


-------------------

(1) Represents First Federal's share of a special assessment imposed on all financial institutions with deposits insured by the Savings Association Insurance Fund ("SAIF"). After taxes, this assessment reduced net income by approximately $520,000.

(2) Income tax expense for fiscal 1997 has been reduced by a tax benefit of $238,000 resulting from a change in New York state tax law.

(3) Excluding the after-tax SAIF charge and the state tax benefit described in notes (1) and (2), net income for fiscal 1997 would have been $2,094,000, resulting in a return on average assets of 1.13%, a return on average equity of 4.13% and basic earnings per share of $0.68. The ratio of non-interest expense to average assets would have been 1.80%.

(4) Earnings per share for 1996 is for the six-month period following the conversion from mutual to stock form on December 29, 1995.

(5)   Ratios for the six-month periods have been annualized.

(6) The efficiency ratio is computed by dividing non-interest expense by the sum of net interest income and non-interest income (other than gains and losses on sales of securities and real estate owned). Excluding the SAIF special assessment, the efficiency ratio for fiscal 1997 would have been 48.24%.

                 MARKET PRICE AND DIVIDEND DATA FOR PEEKSKILL
                     FINANCIAL CORPORATION'S COMMON STOCK

      Peekskill Financial Corporation's common stock is quoted on the Nasdaq Stock Market under the symbol "PEEK." The following table shows the dividends and the high and low sale prices per share of Peekskill Financial Corporation common stock on the NASDAQ Stock Market for the periods indicated:



                                    Closing Sales Prices
                       Cash      -------------------------
                     Dividends                     End of
  Quarter Ended      Declared     High     Low     Period
------------------   ---------   ------  -------  --------

FISCAL YEAR 2000
----------------
December 31, 1999      0.09      14.50     12.00     12.75
September 30, 1999     0.09     13.625     12.50     13.00

FISCAL YEAR 1999
----------------
June 30, 1999         $0.09    $13.875   $12.375   $13.250
March 31, 1999         0.09     16.875    13.250    13.500
December 31, 1998      0.09     17.250    12.000    15.938
September 30, 1998     0.09     18.125    13.875    14.250

FISCAL YEAR 1998
----------------
June 30, 1998         $0.09    $18.063   $16.625   $17.875
March 31, 1998         0.09     17.750    16.000    17.375
December 31, 1997      0.09     18.250    16.500    16.750
September 30, 1997     0.09     18.250    15.125    16.750


      On February 16, 2000, the last trading day prior to the joint announcement by Sound Federal Bancorp and Peekskill Financial Corporation that they had entered into the merger agreement, the closing per share sales price of Peekskill Financial Corporation common stock was $12.00. On ___________, 2000, which is the last practicable date prior to the printing of the proxy statement, the closing price for the Peekskill Financial Corporation common stock was $_______.

      As of , 2000, there were approximately ______ holders of record of Peekskill Financial Corporation common stock. This number does not reflect the number of persons or entities who may hold their stock in nominee or "street" name through brokerage firms.


       PEEKSKILL FINANCIAL CORPORATION'S SPECIAL MEETING OF STOCKHOLDERS

GENERAL

     This proxy statement is being furnished to you in connection with the solicitation of proxies by Peekskill Financial Corporation's board of directors for use at a special meeting to be held on _____________ , 2000, and at any adjournments or postponements thereof. At the special meeting, you will be requested to vote upon a proposal to adopt the Agreement and Plan of Merger dated February 16, 2000 between Peekskill Financial Corporation, Sound Federal Bancorp, and Sound Federal Savings. The merger agreement provides that Peekskill Financial Corporation will merge with and into a wholly-owned subsidiary of Sound Federal Savings. Thereafter, the merged entity will be liquidated with the result that Sound Federal Savings would acquire all of the assets and liabilities of Peekskill Financial Corporation and Peekskill Financial Corporation shall cease to exist as a separate corporation. Immediately after Peekskill Financial Corporation is liquidated, First Federal will be merged into Sound Federal Savings. Stockholders of Peekskill Financial Corporation will receive $22.00 in cash for each outstanding share of Peekskill Financial Corporation common stock. As of the date of this proxy statement, the Peekskill Financial Corporation board of directors is not aware of any business to be acted upon at the special meeting other than the proposal to adopt the merger agreement. If other matters are properly brought before the special meeting or any adjournments or postponements of the special meeting, the persons appointed as proxies will have discretion to vote or act on such matters according to their best judgment.

RECORD DATE; VOTING RIGHTS; VOTE REQUIRED

     The Peekskill Financial Corporation board of directors has fixed the close of business on _____________ , 2000 as the record date for the determination of stockholders of Peekskill Financial Corporation entitled to receive notice of and to vote at the special meeting. On the record date, there were 1,762,228 shares of Peekskill Financial Corporation common stock outstanding. Each holder of Peekskill Financial Corporation common stock is entitled to one vote per share held of record on the record date.

     The presence in person or by proxy at the special meeting of the holders of a majority of the outstanding shares of Peekskill Financial Corporation common stock will constitute a quorum. Under the Delaware Business Corporation Act, adoption of the merger agreement will require the affirmative vote of the holders of a majority of the outstanding shares of Peekskill Financial
Corporation common stock. Directors and executive officers of Peekskill Financial Corporation and their affiliates beneficially owned on _____________ , 2000 record date an aggregate of 328,925, or approximately 17.0 %, of the outstanding shares of Peekskill Financial Corporation common stock. Members of Peekskill Financial Corporation's board of directors have entered into agreements to vote all shares of Peekskill Financial Corporation common stock held by them for the adoption of the merger agreement.

VOTING AND REVOCATION OF PROXIES

     Shares of Peekskill Financial Corporation common stock represented by a proxy properly signed and received at or prior to the special meeting, unless subsequently revoked, will be voted at the special meeting in accordance with the instructions on the proxy. If a proxy is signed and returned without indicating any voting instructions, shares of Peekskill Financial Corporation common stock represented by the proxy will be voted "FOR" adoption of the merger agreement. If your shares of Peekskill Financial Corporation common stock are held in street name by your broker, your broker will not be able to vote your shares without instructions from you. You should instruct your broker to vote your shares following the procedure provided by your broker.

     Any proxy given in connection with this solicitation may be revoked by the person giving it at any time before the proxy is voted by filing either an instrument revoking it or a duly executed proxy bearing a later date with the Secretary of Peekskill Financial Corporation prior to or at the special meeting or by voting the shares subject to the proxy in person at the special meeting. Attendance at the special meeting will not in and of itself constitute a revocation of a proxy.

     A proxy may indicate that all or a portion of the shares represented by the proxy are not being voted with respect to a specific proposal. This could occur, for example, when a broker is not permitted to vote shares held in street name on certain proposals in the absence of instructions from the beneficial owner. Shares that are not voted with respect to a specific proposal will be considered as not present for such proposal, even though such shares will be considered present for purposes of determining a quorum and voting on other proposals. Abstentions on a specific proposal will be considered as present but will not be counted as voting in favor of such proposal. The proposal to approve the merger agreement must be approved by the holders of a majority of the shares of Peekskill Financial Corporation common stock outstanding on the _____________ , 2000 record date. Accordingly, any nonvoted shares and abstentions with regard to this proposal will have the same effect as votes against the proposal.

SOLICITATION OF PROXIES

     In addition to solicitation by mail, the directors, officers, employees and agents of Peekskill Financial Corporation may solicit proxies from Peekskill Financial Corporation's stockholders, either personally or by telephone or other form of communication. None of these persons who solicit proxies will be specifically compensated for such services. Nominees, fiduciaries and other custodians will be requested to forward soliciting materials to beneficial owners. Peekskill Financial Corporation will reimburse such nominees, fiduciaries and other custodians for the reasonable out-of-pocket expenses incurred by them in connection with this process. In addition, Peekskill Financial Corporation will bear its own expenses in connection with the solicitation of its proxies for the special meeting. Peekskill Financial Corporation has retained Regan & Associates, Inc. to assist in soliciting proxies for the special meeting and to send proxy materials to brokerage houses and other custodians, nominees and fiduciaries for transmittal to their principals, at a cost of $5,250, including out of pocket expenses.

PARTICIPANTS IN THE PEEKSKILL FINANCIAL CORPORATION ESOP

     If you participate in the Peekskill Financial Corporation Employee Stock Ownership Plan, the proxy card represents a voting instruction to the trustee of the Employee Stock Ownership Plan as to the number of shares in your plan account. Each participant in the Employee Stock Ownership Plan may direct the trustee as to the manner in which shares of common stock allocated to the participant's plan account are to be voted. Unallocated shares of common stock held by the Employee Stock Ownership Plan and allocated shares for which no voting instructions are received will be voted by the trustee in the same proportion as shares for which the trustee has received voting instructions, subject to the trustee's exercise of his fiduciary obligations.

  PRINCIPAL HOLDERS OF PEEKSKILL FINANCIAL CORPORATION COMMON STOCK


     The following table provides information regarding ownership of Peekskill Financial Corporation common stock as of ____________, 2000, by: beneficial owners of more than 5% of the outstanding shares of Peekskill Financial Corporation common stock; each director and each executive officer whose salary and bonus for the fiscal year ended June 30, 1999 exceeded $100,000; and all directors and executive officers of Peekskill Financial Corporation and First Federal as a group:


                                            Shares
                                          Beneficially     Percent
        Beneficial Owner                     Owned         of Class
-----------------------------------       -------------    --------

Principal Owners
----------------
Peekskill Financial Corp. ESOP(1)             270,583           15.35%
1019 Park Street
Peekskill, New York 10566

Brandes Investment Partners, L.P.(2)          169,161            9.60%
12750 High Bluff Drive, Suite 420
San Diego, California 92130

First Manhattan Co.(3)                        163,889            9.30%
437 Madison Avenue
New York, New York 10022

Directors and Named Officers(4)
----------------------------
Eldorus Maynard, Chairman of the
 Board and CEO                                 99,936            5.48%

William J. LaCalamito, President,
 Director     89,746            4.92%

Dominick Bertoline, Director                   28,555            1.61%

Edward H. Dwyer, Director                      50,312            2.84%

Robert E. Flower, Director                     34,799            1.96%

John A. McGurty, Jr., M.D.                     11,000            0.62%

Directors and executive officers of
 Peekskill Financial Corporation and
 First Federal, as a group (7 persons)(5)     328,925           17.04%

-------------------

(1) The amount reported represents shares held by the Employee Stock Ownership Plan ("ESOP"), 57,397 of which have been allocated to accounts of participants and are therefore excluded from the total. First Bankers Trust, Quincy, Illinois, the trustee of the ESOP, may be deemed to beneficially own the shares held by the ESOP which have not been allocated to accounts of participants. Participants in the ESOP are entitled to instruct the trustee as to the voting of shares allocated to their accounts under the ESOP. Unallocated shares held in the ESOP's suspense account or allocated shares for which no voting instructions are received are voted by the trustee in the same proportion as allocated shares voted by participants.

(2) As reported on Schedule 13G dated January 31, 2000 filed by Brandes Investment Partners, L.P. ("Brandes") in which Brandes reported shared voting power and dispositive power over 169,161 shares.

(3) As reported on Schedule 13G dated February 9, 2000 filed by First Manhattan Co. ("First Manhattan") in which First Manhattan reported sole voting and dispositive power in regard to 135,514 shares, shared voting power in regard to 875 shares and shared dispositive power in regard to 28,375 shares.

(4) The address of each named Director and named Executive Officer is the same as that of Peekskill Financial Corporation.

(5) Amount includes shares held directly, as well as shares allocated to such individuals under the ESOP, shares held jointly with family members, shares held in retirement accounts, shares held in a fiduciary capacity or by certain family members, with respect to which shares the group members may be deemed to have sole voting and/or investment power. The amounts reported include 167,889 shares awarded to such individuals pursuant to the Stock Option Plan which shares are exercisable within 60 days of _________, 2000 and exclude 128,596 shares awarded to such individuals pursuant to the Stock Option Plan which shares are not exercisable within 60 days of ________, 2000. In addition, the amount includes 15,375, 5,125 and 4,920 vested shares which have been awarded to Chairman Maynard, President LaCalamito and each outside director, except Directors Flower and McGurty, respectively, pursuant to Peekskill Financial Corporation's Recognition and Retention Plan.

                 PROPOSAL I -- ADOPTION OF THE MERGER AGREEMENT


     The following discussion is qualified by reference to the merger agreement which is attached as Appendix A to this proxy statement and incorporated herein by reference. You are urged to read the merger agreement carefully in its entirety. All information contained in this Proxy Statement with respect to Sound Federal Bancorp and its subsidiaries has been supplied by Sound Federal Bancorp for inclusion herein and has not been independently verified by Peekskill Financial Corporation.

THE PARTIES TO THE MERGER

Sound Federal Bancorp

     Sound Federal Bancorp is headquartered in Mamaroneck, New York and is the parent savings and loan holding company of Sound Federal Savings and Loan Association, a federally chartered savings association. A majority of Sound Federal Bancorp's outstanding shares are owned by Sound Federal, MHC, a federally chartered mutual holding company. Sound Federal Savings operates three branch offices in Westchester County and one each in Rockland County, New York and Fairfield County, Connecticut.

     At December 31, 1999, Sound Federal Bancorp, had assets of $323.8 million, net loans of $173.7 million, deposits of $267.5 million and stockholders' equity of $52.1 million.

Peekskill Financial Corporation

     Peekskill Financial Corporation is a Delaware corporation that was incorporated in 1995 for the purpose of becoming the holding company for First Federal upon First Federal's conversion from a federal mutual to a federal stock savings and loan association. The mutual to stock conversion was completed on December 29, 1995. At December 31, 1999, Peekskill Financial Corporation had total consolidated assets of $212.7 million, net loans of $68.0 million, total deposits of $152.7 million and stockholders' equity of $26.0 million. Since its incorporation, Peekskill Financial Corporation has not engaged in any significant activity other than holding the stock of First Federal.

     First Federal was organized in 1924 as a state chartered savings and loan association. In 1954 it converted to a federally chartered mutual savings and loan association. First Federal is regulated by the Office of Thrift Supervision and its deposits are insured up to applicable limits under the Savings Association Insurance Fund of the Federal Deposit Insurance Corporation.

     First Federal is primarily engaged in the business of attracting deposits from the general public and using such deposits, together with other funding sources, to invest in mortgage-backed securities and one- to- four family residential mortgage loans. At December 31, 1999, First Federal's mortgage-backed securities portfolio totaled $105.9 million or 49.8% of total assets and loans totaled $68.0 million, or 32.0% of total assets.

OVERVIEW OF THE TRANSACTION

     The boards of directors of Peekskill Financial Corporation and Sound Federal Bancorp have each unanimously approved a merger agreement that provides that Peekskill Financial Corporation will merge with a wholly-owned subsidiary of Sound Federal Savings and be liquidated. Your shares of Peekskill Financial Corporation common stock will be converted into the right to receive a cash payment of $22.00 per share. Upon completion of the merger you will no longer own any stock or have an interest in Peekskill Financial Corporation, nor will you receive, as a result of the merger, any stock of Sound Federal Bancorp or Sound Federal Savings.

     Immediately after the merger, First Federal will merge into Sound Federal Savings. The surviving bank will be Sound Federal Savings. It is the intent of Sound Federal Savings to operate the offices of First Federal as branch offices of Sound Federal Savings.

WHAT YOU WILL RECEIVE IN THE MERGER

     Each outstanding share of Peekskill Financial Corporation common stock issued and outstanding at the merger effective date shall cease to be outstanding, shall cease to exist and shall be converted into the right to receive $22.00 in cash.

TAXABLE TRANSACTION FOR PEEKSKILL FINANCIAL CORPORATION STOCKHOLDERS

     The following is a discussion of the material federal income tax consequences of the merger to certain holders of Peekskill Financial Corporation common stock. The discussion is based upon the Internal Revenue Code, Treasury Regulations, Internal Revenue Service rulings and judicial and administrative decisions in effect as of the date of this proxy statement. This discussion assumes that the Peekskill Financial Corporation common stock is generally held for investment. In addition, this discussion does not address all of the tax consequences that may be relevant to you in light of your particular circumstances or to Peekskill Financial Corporation stockholders subject to special rules, such as foreign persons, financial institutions, tax-exempt
organizations,   dealers  in  securities  or  foreign  currencies  or  insurance companies.

     The receipt of cash for Peekskill Financial Corporation common stock in connection with the merger will be a taxable transaction for federal income tax purposes to stockholders receiving such cash, and may be a taxable transaction for state, local and foreign tax purposes as well. You will recognize a gain or loss measured by the difference between your tax basis for the Peekskill Financial Corporation common stock owned by you at the time of the merger and the amount of cash you receive for your Peekskill Financial Corporation shares. Your gain or loss will be a capital gain or loss if your Peekskill Financial Corporation common stock is a capital asset to you.

     The cash payments the holders of Peekskill Financial Corporation common stock will receive upon their exchange of the Peekskill Financial Corporation common stock pursuant to the merger generally will be subject to "backup withholding" for federal income tax purposes unless certain requirements are met. Under federal law, the third-party paying agent must withhold 31% of the cash payments to holders of Peekskill Financial Corporation common stock to whom backup withholding applies, and the federal income tax liability of these persons will be reduced by the amount that is withheld. To avoid backup withholding, a holder of Peekskill Financial Corporation common stock must provide the third-party exchange agent with his or her taxpayer identification number and complete a form in which he or she certifies that he or she has not been notified by the Internal Revenue Service that he or she is subject to backup withholding as a result of a failure to report interest and dividends. The taxpayer identification number of an individual is his or her social security number.

     Neither Sound Federal Bancorp nor Peekskill Financial Corporation has requested or will request a ruling from the Internal Revenue Service as to any of the tax effects to Peekskill Financial Corporation's stockholders of the transactions discussed in this proxy statement, and no opinion of counsel has been or will be rendered to Peekskill Financial Corporation's stockholders with respect to any of the tax effects of the merger to stockholders.

     THE ABOVE SUMMARY OF THE MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER IS NOT INTENDED AS A SUBSTITUTE FOR CAREFUL TAX PLANNING ON AN INDIVIDUAL BASIS. IN ADDITION TO THE FEDERAL INCOME TAX CONSEQUENCES DISCUSSED ABOVE, CONSUMMATION OF THE MERGER MAY HAVE SIGNIFICANT STATE AND LOCAL INCOME TAX
CONSEQUENCES THAT ARE NOT DISCUSSED IN THIS PROXY STATEMENT. ACCORDINGLY, PERSONS CONSIDERING THE MERGER ARE URGED TO CONSULT THEIR TAX ADVISORS WITH SPECIFIC REFERENCE TO THE EFFECT OF THEIR OWN PARTICULAR FACTS AND CIRCUMSTANCES ON THE MATTERS DISCUSSED IN THIS PROXY STATEMENT.

BACKGROUND OF THE MERGER

     In early November 1999, representatives of Sound Federal Bancorp met with Eldorus Maynard, Chairman and Chief Executive Officer of Peekskill Financial Corporation, and William LaCalamito, President of Peekskill Financial Corporation. At this meeting, the representatives of Sound Federal Bancorp informally indicated an interest in negotiating a business combination with Peekskill Financial corporation based on an acquisition price of $20.50 per share. Messrs. Maynard and LaCalamito indicated that the Board of Directors of Peekskill Financial Corporation would not be interested in negotiating a merger transaction at that level. Management reported the results of the meeting to the Board of Directors of Peekskill Financial Corporation. The Board confirmed that, based on its review of the Company's future strategic options and consultations with its investment banker, they were not interested in pursuing any negotiations at the $20.50 per share price level.

     On December 13, 1999, a representative of Sound Federal Bancorp orally indicated to the management of Peekskill Financial Corporation that the Board of Sound Federal Bancorp approved a preliminary expression of interest in acquiring Peekskill Financial Corporation at an acquisition price of at least $22.00 per share subject to due diligence. On December 14, 1999, management reported to the Board of Peekskill Financial Corporation the preliminary expression of interest from Sound Federal Bancorp. The Board indicated a willingness to pursue merger discussions as long as the purchase price did not fall below $22.00 per share. Management contacted representatives of Sound Federal Bancorp on December 16, indicating that Peekskill Financial Corporation was receptive to further merger talks.

     In January 2000, the Board of Peekskill Financial Corporation authorized the engagement of Capital Resources Group, Inc.("CRG") and Silver, Freedman & Taff, L.L.P. to assist in the negotiation process. CRG was also retained to review with the Board the strategic options available to Peekskill Financial Corporation. CRG served as financial advisor to First Federal in its mutual to stock conversion in 1995, and has provided financial advisory services to Peekskill Financial Corporation since the conversion.

     On January 20, 2000, Sound Federal Bancorp submitted to Peekskill Financial Corporation a written non-binding indication of interest to acquire all the outstanding shares of Peekskill Financial Corporation at $22.00 per share in cash. During January, and in anticipation of such written offer, CRG was authorized by Peekskill Financial Corporation to contact additional prospective acquirors on a highly confidential basis. As a result of CRG's contacts with numerous parties, two of the prospective acquirors submitted indications of interest. Both indications were well below Sound Federal Bancorp's offer price of $22.00 per share.

     On February 4, 2000, Sound Federal Bancorp submitted a draft Agreement and Plan of Merger which confirmed the cash offer price of $22.00 per share. On February 16, 2000, a final merger agreement was submitted to the Board of Peekskill Financial Corporation for its review and approval. At such meeting, CRG submitted its fairness opinion to the Board, which states that Sound Federal Bancorp's offer price is fair to the shareholders of Peekskill Financial Corporation from a financial point of view.

PEEKSKILL FINANCIAL CORPORATION'S REASONS FOR THE MERGER AND RECOMMENDATION OF ITS BOARD OF DIRECTORS

     In forming its opinion to approve the merger agreement, the board of directors of Peekskill Financial Corporation considered a number of factors, including the following:

     *    the strategic options available to Peekskill Financial Corporation;

     * that the merger price exceeded the estimated value that could be realized by Peekskill Financial Corporation stockholders over the intermediate term, given the rapidly changing nature of banking, competition and delivery systems;

     * the premium to recent market prices and book value represented by the $22 per share to be received by the stockholders of Peekskill;

     *    the   historically    limited   liquidity   of   Peekskill   Financial
          Corporation's common stock;

     * Sound Federal Bancorp's community orientation and expanded services that would be available to existing customers;

     * the return to stockholders who purchased stock in Peekskill Financial Corporation's initial public offering; and

     * the opinion of Peekskill Financial Corporation's financial advisor, Capital Resources Group, Inc., that the transaction is fair to Peekskill Financial Corporation's stockholders from a financial point of view.

     In making its determination, the board of directors of Peekskill Financial Corporation did not assign any relative or specific weights to the factors that it considered.

     Generally, the board of directors concluded that in the long term Peekskill Financial Corporation could not produce stockholder value in excess of the merger price, and that the merger price was fair, from a financial point of view, to Peekskill Financial Corporation's stockholders. After careful and thorough consideration of the merger agreement, the factors discussed above and the opinion of Capital Resources Group, Inc., the board of directors of Peekskill Financial Corporation unanimously adopted the merger agreement as being in the best interests of Peekskill Financial Corporation and its stockholders. ACCORDINGLY, THE BOARD OF DIRECTORS OF PEEKSKILL FINANCIAL CORPORATION UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE ADOPTION OF THE MERGER AGREEMENT.

OPINION OF PEEKSKILL FINANCIAL CORPORATION'S FINANCIAL ADVISOR

     Peekskill Financial Corporation retained CRG as its financial advisor in connection with the Merger and requested that CRG render its opinion with respect to the fairness, from a financial point of view, of the $22.00 in cash for each outstanding share of Peekskill Financial Corporation ("Merger Consideration") to be paid to the stockholders of Peekskill Financial Corporation. CRG rendered its written opinion to the Peekskill Financial Corporation Board that, as of February 16, 2000, the Merger Consideration was fair, from a financial point of view, to the stockholders of Peekskill Financial Corporation. CRG has consented to the inclusion of this opinion as Appendix C and the related disclosure in this Proxy Statement.

     THE FULL TEXT OF THE OPINION OF CRG, WHICH IS ATTACHED AS APPENDIX C TO THIS PROXY STATEMENT, SETS FORTH CERTAIN ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN BY CRG, AND SHOULD BE READ IN ITS ENTIRETY. THE SUMMARY OF THE OPINION OF CRG SET FORTH IN THIS PROXY STATEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE OPINION. CRG'S OPINION SHOULD NOT BE CONSTRUED BY HOLDERS OF PEEKSKILL FINANCIAL CORPORATION SHARES AS A RECOMMENDATION AS TO HOW SUCH HOLDERS SHOULD VOTE AT THE SPECIAL MEETING. CRG HAS CONSENTED TO THE INCLUSION AND DESCRIPTION OF ITS WRITTEN OPINION IN THIS PROXY STATEMENT.

     CRG is an investment banking and financial consulting firm which, as part of its specialization in financial institutions, is regularly engaged in providing financial valuations and analyses of business enterprises and securities in connection with mergers, acquisitions, mutual-to-stock conversions, initial and secondary stock offerings and other corporate transactions. The Peekskill Financial Corporation Board chose CRG because of its expertise, experience and familiarity with Peekskill Financial Corporation, the financial institution industry, and mergers and acquisitions. CRG reviewed the terms of the Agreement and the related financial data and reviewed these issues with the Board of Directors and executive management of Peekskill Financial Corporation. No limitations were imposed on CRG by the Peekskill Financial Corporation Board with respect to the investigation made or procedures followed by it in rendering its opinion. In the ordinary course of its business, CRG may trade the equity securities of Peekskill Financial Corporation and Sound Federal Bancorp for its own accounts, its principals, proprietary accounts it manages, and for the accounts of customers and, may at any time hold long or short positions in such securities.

     In the course of rendering its fairness opinion, the following factors were considered by CRG:

     (1)  The proposed terms of the merger agreement;

     (2) The audited financial statements of Peekskill Financial Corporation for the fiscal years ended June 30, 1995 through 1999, the unaudited financial statements of Peekskill Financial Corporation through December 31, 1999 as reported in its reports on Form 10-Q, the quarterly reports to the OTS covering the period through December 31,

          1999,  the  latest   available   asset/liability   reports  and  other
          miscellaneous internally-generated management information reports and business plan, as well as other publicly available information;

     (3) Annual Report to Stockholders for 1999, which provides a discussion of Peekskill Financial Corporation's business and operations and a review of various financial data and trends;

     (4) Discussions with executive management of Peekskill Financial Corporation regarding the business, operations, recent financial condition and operating results and future prospects of Peekskill Financial Corporation;

     (5) Comparisons of Peekskill Financial Corporation's financial condition and operating results with those similarly sized thrift institutions operating in New York and the United States;

     (6) Comparisons of Peekskill Financial Corporation's financial condition and operating performance with the published financial statements and market price data of publicly traded thrift institutions in general and publicly traded thrift institutions in Peekskill Financial Corporation's region of the United States specifically;

     (7) The relevant market information regarding the shares of common stock of Peekskill Financial Corporation including trading activity and information on options to purchase shares of common stock;

     (8) Other financial and pricing analyses and investigations as deemed necessary, including a comparative financial analysis and review of the financial terms of other pending and completed acquisitions of companies considered to be generally similar to Peekskill Financial Corporation;

     (9) Examination of Peekskill Financial Corporation's economic operating environment and the competitive environment of Peekskill Financial Corporation's market area; and

     (10) Available financial reports and financial data for Sound Federal Bancorp, including the annual report to stockholders and Form 10-K report covering the fiscal year end March 31, 1999, quarterly reports through December 31, 1999, and other internal and regulatory financial reports provided by management of Sound Federal Bancorp and other published financial data.

     The fairness opinion states that CRG has relied on the accuracy and completeness of the information provided by the parties to the merger agreement and obtained by it from public sources and the representations and warranties in the merger agreement, without independent verification. CRG did not make an independent evaluation or appraisal of the assets and liabilities of Peekskill Financial Corporation and Sound Federal Bancorp.

     The summary set forth below describes the approaches utilized by CRG in support of its fairness opinion. It does not purport to be a complete description of the analyses performed by CRG in this regard.

     OVERVIEW OF VALUATION METHODOLOGY. In preparing its fairness opinion, CRG has evaluated whether the financial proposal for the acquisition is fair from a financial point of view to the stockholders of Peekskill Financial Corporation. The fairness of the acquisition offer is determined by comparing the offer to acquisition offers received by other comparable types of companies over a time-frame that reflects a similar economic environment. The comparison included an examination of key financial characteristics of the comparative acquisition companies, including balance sheet, earnings and credit risk characteristics. In its comparative analysis, CRG utilized financial data of Peekskill Financial Corporation at or for the 12 months ended December 31, 1999.

     Peekskill Financial Corporation's key operating statistics and ratios were compared to a select group of thrift institutions that have also been the subject of a proposed or completed acquisition. The comparative group utilized in the fairness opinion was comprised only of thrift institutions (rather than commercial banks), given the distinctive financial, operating and regulatory characteristics of the thrift industry. These thrift institutions were divided into two broad categories for purposes of the analysis: (1) institutions that have recently completed an acquisition; and (2) institutions subject to a pending acquisition. CRG reviewed relevant acquisition pricing ratios, notably offer price-to-earnings, offer price-to-book value (and offer price-to-tangible book value), offer price-to-deposits, offer price-to-assets, and offer price-to-market value (or trading price, before the announcement, where available) of the comparative group and compared these ratios to those of Peekskill Financial Corporation. The analysis included a review and comparison of the mean and median pricing ratios represented by a sample of 16 comparative group thrifts concentrated in the mid-Atlantic, midwestern, and southeastern United States.

     PRICING COMPARISON. Based on an offer price of $22.00 in cash for each outstanding share of Peekskill Financial Corporation common stock, there resulted the following acquisition pricing ratios for Peekskill Financial Corporation relative to those of the comparative group:

     * Peekskill Financial Corporation's price/earnings multiple of 25.88x (23.91x based on adjusted net income) exceeded the mean and median price/earnings multiples of the comparative group. The mean and median price/earnings multiples of the comparative group were 23.40x and 20.72x, respectively.

     * Peekskill Financial Corporation's price/tangible book value ratio (tangible book value reflects the dilution impact of outstanding stock options) of 153.1 percent compared favorably to the mean and median price/tangible book value ratios of 148.2 and 135.9 percent, respectively, for the comparative group.

     * Peekskill Financial Corporation's price/deposits ratio of 25.4 percent compared to a mean and median price/deposits ratio of 23.7 and 20.8 percent, respectively, for the comparative group.

     * Peekskill Financial Corporation's price/assets ratio of 18.2 percent compared to a mean and median price/assets ratio of 16.8 and 15.9 percent, respectively, for the comparative group.

     *    Peekskill Financial Corporation's offer price/trading price premium of
          79.6 percent (based on a $12.25 per share recent trading price for Peekskill Financial Corporation) compared to mean and median offer price/trading price premiums of the comparative group of 38.0 and 36.5 percent, respectively.

     In analyzing the reasonableness of Peekskill Financial Corporation's acquisition pricing ratios relative to those of the comparative group, CRG considered the following factors:

     * Peekskill Financial Corporation reported a modestly lower level of profitability compared to that of the comparative group. Peekskill Financial Corporation's reported return on assets ("ROA") of 68 basis points (74 basis points as adjusted for non-recurring REIT related expenses) for the 12 months ended December 31, 1999, compared to an average ROA of 81 basis points for the comparative group.

     * Peekskill Financial Corporation's lower level of profitability was attributable to a moderately lower net interest margin and a lower non-interest income level, partially offset by a lower non-interest operating expense ratio relative to the comparative group. Peekskill Financial Corporation's lower net interest margin reflected a lower yield/cost spread relative to the comparative group.

     * Peekskill Financial Corporation's lower ROA and higher net worth ratio translated into a substantially lower return on equity ("ROE"). Peekskill Financial Corporation's reported ROE of 4.69 percent (5.11 percent as adjusted for non-recurring expenses) compared to an average and median ROE for the peer group of 7.32 and 6.57 percent, respectively.

     * A review of other important financial ratios, indicated that Peekskill Financial Corporation's non-performing asset level compared slightly more favorably to that of the peer group.

     Therefore, based on the above financial comparisons, CRG believed that, on balance, Peekskill Financial Corporation's acquisition pricing ratios were reasonable when compared to the comparative group's acquisition pricing ratios.

     Also, CRG noted that at the time of its initial public offering in December 1995, Peekskill Financial Corporation's conversion price was $10.00 per share. Between February 1999 and February 2000, prior to the public announcement of Peekskill Financial Corporation's agreement to be acquired by Sound Federal Bancorp, Peekskill Financial Corporation's stock was traded in a price range of $11.375 to $14.25 per share. Thus, the acquisition price of $22.00 per share was significantly above Peekskill Financial Corporation's recent historical trading prices and represents an average annual return of approximately 21 percent on the original conversion price of $10.00 per share. In addition, beginning in the quarter ended June 30, 1996, stockholders of Peekskill Financial Corporation received cash dividends at an annual rate of $0.36 per share.

     DISCOUNTED DIVIDEND STREAM AND TERMINAL VALUE ANALYSIS. CRG also performed an analysis of potential returns to shareholders of Peekskill Financial Corporation, which was based on an estimate of Peekskill Financial Corporation's future cash dividend streams to shareholders and Peekskill Financial Corporation's future stock price and sell-out price (terminal value). This analysis assumed Peekskill Financial Corporation was not acquired but remained independent for at least three to five years. The analysis utilized certain key assumptions for Peekskill Financial Corporation, including the most likely asset growth and earnings level scenario. The analysis also incorporated stock repurchases by Peekskill Financial Corporation of 5 percent annually and assumed growth in regular, periodic dividend payments.

     To approximate the range of terminal values of Peekskill Financial Corporation common stock at the end of a three year and five year period, CRG applied a price-to-earnings multiple of 22.5x and a price/tangible book value ratio of 142 percent. The resulting terminal values and dividend streams were then discounted to present values using a discount rate of 12 percent, and a range of discount rates above and below 12 percent were also chosen to reflect different assumptions regarding required rates of return of holders or prospective buyers of Peekskill Financial Corporation common stock.

     The analysis indicated a present value for Peekskill Financial Corporation common stock and future dividend payments of $21.23, based on a 12 percent discount rate, assuming the Bank is acquired after three years and a present value of $20.84, based on a 12 percent discount rate, assuming the Bank is acquired after five years.

     The results of the above described analysis confirmed that the Merger Consideration being offered by Sound Federal Bancorp to Peekskill Financial Corporation stockholders was reasonable.

     In preparing its analyses, CRG made numerous assumptions with respect to industry performance, business and economic conditions and other matters, many of which are beyond the control of CRG and Peekskill Financial Corporation. The analyses performed by CRG are not necessarily indicative of future results, which may be significantly more or less favorable than suggested by such analyses.

DISSENTERS' APPRAISAL RIGHTS

     Under Delaware law, if you do not wish to accept the cash payment provided for in the merger agreement, you have the right to dissent from the merger and to have an appraisal of the fair value of your shares conducted by the Delaware Court of Chancery. PEEKSKILL FINANCIAL CORPORATION STOCKHOLDERS ELECTING TO RECEIVE DISSENTERS' RIGHTS MUST COMPLY WITH THE PROVISIONS OF SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW IN ORDER TO PERFECT THEIR RIGHTS. PEEKSKILL FINANCIAL CORPORATION WILL REQUIRE STRICT COMPLIANCE WITH THE STATUTORY PROCEDURES. A copy of Section 262 is attached as Appendix D.

     The following is intended as a brief summary of the material provisions of the Delaware statutory procedures required to be followed by a Peekskill Financial Corporation stockholder in order to dissent from the merger and perfect the stockholder's dissenters' rights. This summary, however, is not a complete statement of all applicable requirements and is qualified in its entirety by reference to Section 262 of the Delaware General Corporation Law, the full text of which appears in Appendix D of this proxy statement.

     Section 262 requires that stockholders be notified not less than 20 days before the special meeting to vote on the merger that dissenters' appraisal rights will be available. A copy of Section 262 must be included with such notice. This proxy statement constitutes Peekskill Financial Corporation's notice to its stockholders of the availability of dissenters' rights in connection with the merger in compliance with the requirements of Section 262. If you wish to consider exercising your dissenters' rights you should carefully review the text of Section 262 contained in Appendix D because failure to timely and properly comply with the requirements of Section 262 will result in the loss of your rights under Delaware law.

     If you elect to demand appraisal of your shares, you must satisfy both of the following conditions:

     1. You must deliver to Peekskill Financial Corporation a written demand for appraisal of your shares before the vote with respect to the merger is taken. This written demand for appraisal must be in addition to and separate from any proxy or vote abstaining from or against the merger. Voting against or failing to vote for the merger by itself does not constitute a demand for appraisal within the meaning of
          Section 262.

     2. You must not vote in favor of the merger. An abstention or failure to vote will satisfy this requirement, but a vote in favor of the merger, by proxy or in person, will constitute a waiver of your dissenters' rights in respect of the shares so voted and will nullify any previously filed written demands for appraisal.

     If you fail to comply with either of these conditions and the merger is completed, you will be entitled to receive the cash payment for your shares of Peekskill Financial Corporation common stock as provided for in the merger agreement but will have no dissenters' rights of appraisal with respect to your shares of Peekskill Financial Corporation common stock.

     All demands for appraisal should be addressed to the Corporate Secretary, Peekskill Financial Corporation, 1019 Park Street, Peekskill, New York 10566, before the vote on the merger is taken at the special meeting, and should be executed by, or on behalf of, the record holder of the shares of Peekskill Financial Corporation common stock. The demand must reasonably inform Peekskill Financial Corporation of the identity of the stockholder and the intention of the stockholder to demand appraisal of his or her shares.

     TO BE EFFECTIVE, A DEMAND FOR APPRAISAL BY A HOLDER OF PEEKSKILL FINANCIAL CORPORATION COMMON STOCK MUST BE MADE BY OR IN THE NAME OF SUCH REGISTERED STOCKHOLDER, FULLY AND CORRECTLY, AS THE STOCKHOLDER'S NAME APPEARS ON HIS OR HER STOCK CERTIFICATE(S) AND CANNOT BE MADE BY THE BENEFICIAL OWNER IF HE OR SHE DOES NOT ALSO HOLD THE SHARES OF RECORD. THE BENEFICIAL HOLDER MUST, IN SUCH CASES, HAVE THE REGISTERED OWNER SUBMIT THE REQUIRED DEMAND IN RESPECT OF SUCH SHARES.

     If shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of a demand for appraisal should be made in such capacity; and if the shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or for all joint owners. An authorized agent, including one for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, he or she is acting as agent for the record owner. A record owner, such as a broker, who holds shares as a nominee for others, may exercise his or her right of appraisal with respect to the shares held for one or more beneficial owners, while not exercising this right for other beneficial owners. In such case, the written demand should state the number of shares as to which appraisal is sought. Where no number of shares is expressly mentioned, the demand will be presumed to cover all shares held in the name of such record owner.

     If you hold your shares of Peekskill Financial Corporation common stock in a brokerage account or in other nominee form and you wish to exercise appraisal rights, you should consult with your broker or such other nominee to determine the appropriate procedures for the making of a demand for appraisal by such nominee.

     Within ten days after the effective date of the merger, Sound Federal Bancorp must give written notice that the merger has become effective to each Peekskill Financial Corporation stockholder who has properly filed a written demand for appraisal and who did not vote in favor of the merger. Within 120 days after the effective date, either Sound Federal Bancorp or any stockholder who has complied with the requirements of Section 262 may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares held by all stockholders entitled to appraisal. Sound Federal Bancorp does not presently intend to file such a petition in the event there are dissenting stockholders and has no obligation to do so. Accordingly, your failure to file such a petition within the period specified could nullify your previously written demand for appraisal.

     At any time within 60 days after the effective date, any stockholder who has demanded an appraisal has the right to withdraw the demand and to accept the cash payment specified by the merger agreement for his or her shares of Peekskill Financial Corporation common stock. If a petition for appraisal is duly filed by a stockholder and a copy of the petition is delivered to Sound Federal Bancorp, Sound Federal Bancorp will then be obligated within 20 days after receiving service of a copy of the petition to provide the Chancery Court with a duly verified list containing the names and addresses of all stockholders who have demanded an appraisal of their shares. After notice to dissenting stockholders, the Chancery Court is empowered to conduct a hearing upon the petition, to determine those stockholders who have complied with Section 262 and who have become entitled to the appraisal rights provided thereby. The Chancery Court may require the stockholders who have demanded payment for their shares to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

     After determination of the stockholders entitled to appraisal of their shares of Peekskill Financial Corporation common stock, the Chancery Court will appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest. When the value is determined, the Chancery Court will direct the payment of such value, with interest thereon accrued during the pendency of the proceeding if the Chancery Court so determines, to the stockholders entitled to receive the same, upon surrender by such holders of the certificates representing such shares.

     In determining fair value, the Chancery Court is required to take into account all relevant factors. You should be aware that the fair value of the shares as determined under Section 262 could be more, the same, or less than the value that you are entitled to receive pursuant to the merger agreement.

     Costs of the appraisal proceeding may be imposed upon Sound Federal Bancorp and the stockholders participating in the appraisal proceeding by the Chancery Court as the Chancery Court deems equitable in the circumstances. Upon the application of a stockholder, the Chancery Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts, to be charged pro rata against the value of all shares entitled to appraisal. Any stockholder who had demanded appraisal rights will not, after the effective date, be entitled to vote shares subject to such demand for any purpose or to receive payments of dividends or any other distribution with respect to such shares, other than with respect to payment as of a record date prior to the effective date; however, if no petition for appraisal is filed within 120 days after the effective date, or if such stockholder delivers a written withdrawal of his or her demand for appraisal and an acceptance of the merger within 60 days after the effective date, then the right of such stockholder to appraisal will cease and such stockholder will be entitled to receive the cash payment for shares of his or her Peekskill Financial Corporation common stock pursuant to the merger agreement. Any withdrawal of a demand for appraisal made more than 60 days after the effective date of the merger may only be made with the written approval of the surviving corporation and must, to be effective, be made within 120 days after the effective date.

     In view of the complexity of Section 262, Peekskill Financial Corporation stockholders who may wish to dissent from the merger and pursue appraisal rights should consult their legal advisors.

REGULATORY APPROVALS

     Completion of the mergers of Peekskill Financial Corporation and First Federal are subject to the prior approval of the OTS under the Home Owners Loan Act and the Bank Merger Act. In reviewing applications under the Bank Merger Act, the OTS must consider, among other factors, the financial and managerial resources and future prospects of the existing and resulting institutions, and the convenience and needs of the communities to be served. In addition, the OTS may not approve a transaction if it will result in a monopoly or otherwise be anticompetitive. Sound Federal filed an application with the OTS on __________, 2000.

     Under the Community Reinvestment Act of 1977, the OTS must take into account the record of performance of Sound Federal Savings and First Federal in meeting the credit needs of the entire community, including low- and moderate-income neighborhoods, served by each institution. As part of the review process, the banking agencies frequently receive comments and protests from community groups and others. Sound Federal Savings received a "satisfactory" rating and First Federal received a "satisfactory" rating during their last respective federal Community Reinvestment Act examinations.

     In addition, a period of 15 to 30 days must expire following approval by the OTS, within which period the United States Department of Justice may file objections to the merger under the federal antitrust laws. While Sound Federal Bancorp believes that the likelihood of such action by the Department of Justice is remote in this case, there can be no assurance that the Department of Justice will not initiate such proceeding, [or that the Attorney General of the State of New York will not challenge the merger, or if such proceeding is instituted or challenge is made, as to the result of the challenge.

     The mergers of Peekskill Financial Corporation and First Federal cannot proceed in the absence of the requisite regulatory approvals. There can be no assurance that the requisite regulatory approvals will be obtained, and if obtained, there can be no assurance as to the date of any such approval. There can also be no assurance that any such approvals will not contain a condition or requirement that causes such approvals to fail to satisfy the conditions set forth in the merger agreement and described under "-- The Merger Agreement -- Conditions to the Merger."

     Sound Federal Bancorp is not aware of any other regulatory approvals that would be required for completion of the mergers, except as described above. Should any other approvals be required, it is presently contemplated that such approvals would be sought. There can be no assurance that any other approvals, if required, will be obtained.

     The approval of any application merely implies the satisfaction of regulatory criteria for approval, which does not include review of the merger from the standpoint of the adequacy of the consideration to be received by Peekskill Financial Corporation stockholders. Furthermore, regulatory approvals do not constitute an endorsement or recommendation of the merger.

     The merger agreement provides that if the merger has not been consummated by September 30, 2000, the merger agreement may be terminated by Sound Federal Bancorp or Peekskill Financial Corporation. Since there is the possibility that regulatory approval may not be obtained for a substantial period of time after approval of the merger agreement by Peekskill Financial Corporation's stockholders, there can be no assurance that the merger will be consummated by

September 30, 2000. In addition, should regulatory approval require any material change, a resolicitation of stockholders may be required if regulatory approval is obtained after shareholder approval of the merger agreement.

THE MERGER AGREEMENT

     The following discussion describes material provisions of the merger agreement. This description does not purport to be complete and is qualified by reference to the merger agreement, which is attached as Appendix A and is incorporated into this proxy statement by reference.

     TERMS OF THE MERGER. The merger agreement provides for a business combination in which Peekskill Financial Corporation will merge into a wholly-owned subsidiary of Sound Federal Savings which will be liquidated with the result that Sound Federal Savings will acquire all the assets and
liabilities  of  Peekskill   Financial   Corporation  and  Peekskill   Financial
Corporation shall cease to exist as a separate corporation. The current directors and officers of Peekskill Financial Corporation will cease to be directors and officers of Peekskill Financial Corporation upon completion of the merger. Under the merger agreement, Sound Federal Bancorp has the right to revise the structure of the transaction so long as the revised structure does not change the amount or kind of consideration being paid to Peekskill Financial Corporation stockholders, adversely affect the tax consequences to stockholders, or materially delay or impede the receipt of any required regulatory approval.

     As a result of the merger, except as noted below, each outstanding share of Peekskill Financial Corporation common stock will become exchangeable for a cash payment equal to $22.00. In addition, each vested and unvested share of restricted stock granted under Peekskill Financial Corporation's Recognition and Retention Plan will become exchangeable for a cash payment of $22.00. If there is a change in the capitalization of Peekskill Financial Corporation as a result of a stock split, stock dividend, reclassification, recapitalization or other similar transaction, the amount of the merger consideration will be equitably adjusted. Shares held directly or indirectly by Sound Federal Bancorp and shares held by Peekskill Financial Corporation as treasury stock will be canceled and retired upon completion of the merger, and no payment will be made for them. Canceled shares will not include shares held by either Peekskill Financial Corporation or Sound Federal Bancorp in a fiduciary capacity or in satisfaction of a debt previously contracted. Holders of shares for which dissenters' rights of appraisal have been exercised will be entitled only to the rights granted by
Section 262 of the Delaware General Corporation Law.

     Under the merger agreement, each outstanding vested and unvested stock option granted under Peekskill Financial Corporation's stock option plan will be canceled at the consummation of the merger and the option holder will receive a cash payment equal to the number of shares of Peekskill Financial Corporation common stock subject to the option multiplied by an amount equal to the difference between the merger consideration and the exercise price of the option.

     WHEN THE MERGER WILL BE COMPLETED. The closing of the merger will take place 15 days after the satisfaction or waiver of all of the conditions to the merger contained in the merger agreement, unless Sound Federal Bancorp and Peekskill Financial Corporation agree to another date. On the date of the closing, a certificate of merger will be filed with the Delaware Secretary of State. The merger will become effective at the time stated in the certificate of merger. At the effective time of the merger, First Federal will be merged into Sound Federal Savings.

     Peekskill Financial Corporation expects to complete the merger in the third quarter of 2000. However, we cannot guarantee when or if the required approvals will be obtained. Furthermore, either party may terminate the merger agreement if, among other reasons, the merger has not been completed on or before September 30, 2000, unless failure to complete the merger by that time is due to the breach of any representation, warranty or covenant by the party seeking to terminate.

     SURRENDER OF CERTIFICATES. Within five business days after the completion of the merger, an exchange agent designated by Sound Federal Bancorp will mail to each former holder of record of Peekskill Financial Corporation common stock a letter with instructions on how to exchange Peekskill Financial Corporation stock certificates for the cash merger consideration.

     PLEASE DO NOT SEND IN YOUR PEEKSKILL FINANCIAL CORPORATION STOCK CERTIFICATES UNTIL YOU RECEIVE THE LETTER OF TRANSMITTAL AND INSTRUCTIONS FROM THE EXCHANGE AGENT AND HAVE COMPLETED THE TRANSMITTAL MATERIALS ACCORDINGLY. DO NOT RETURN YOUR STOCK CERTIFICATES WITH THE ENCLOSED PROXY.

     After you mail the letter of transmittal and your stock certificates to the exchange agent, your check will be mailed to you. The Peekskill Financial Corporation certificate(s) you surrender will be canceled. You will not be entitled to receive interest on any cash to be received in the merger.

     In the event of a transfer of ownership of any shares of Peekskill Financial Corporation common stock that has not been registered in the transfer records of Peekskill Financial Corporation, a check for the cash to be received in the merger may be issued to the person who holds such shares if the certificate representing such shares is presented to the exchange agent with documents that are sufficient in the reasonable discretion of Sound Federal Bancorp and the exchange agent:

     1.   to evidence and effect such transfer, and

     2.   to evidence that all applicable stock transfer taxes have been paid.

     After the completion of the merger, there will be no further transfers of Peekskill Financial Corporation common stock. Peekskill Financial Corporation stock certificates presented for transfer after the completion of the merger will be canceled and exchanged for the merger consideration.

     Any portion of the cash to be paid in the merger or the proceeds of any investments thereon that remains unclaimed by the stockholders of Peekskill Financial Corporation for 12 months after the effective date will be repaid by the exchange agent to Sound Federal Bancorp. If you have not complied with the procedures regarding payment for shares in accordance with the merger agreement after that time you can only look to Sound Federal Bancorp for payment of the cash you are entitled to receive in exchange for your shares and this payment will not include any interest.

     If your Peekskill Financial Corporation stock certificate(s) have been lost, stolen or destroyed, you will have to prove your ownership of these certificates and that they were lost, stolen or destroyed before you receive any consideration for your shares. The exchange agent will send you instructions on how to provide such evidence and any additional requirements that need to be satisfied, including the amount of any bond that may be required.

     CONDUCT OF BUSINESS PENDING THE MERGER. Pursuant to the merger agreement, Peekskill Financial Corporation has agreed to use its best efforts to preserve its business organization intact, to maintain good relationships with employees and to preserve the goodwill of customers and others with whom business relationships exist.

     In addition, Peekskill Financial Corporation has agreed to conduct its business and to engage in transactions only in the ordinary course of business, consistent with past practice, except as otherwise required by the merger agreement or with the written consent of Sound Federal Bancorp. In addition, Peekskill Financial Corporation has agreed in the merger agreement that it and its subsidiaries may not, without the written consent of Sound Federal Bancorp, among other things:

     1.   amend or change its certificate of incorporation, charter or bylaws;

     2. change the number of shares of its capital stock or issue any option relating to its capital stock or split, or reclassify any shares of capital stock, or declare or pay any dividend or other distribution in respect of capital stock, other than the quarterly cash dividend of $.09 per share with payment and record dates consistent with past practice, or redeem or otherwise acquire any shares of capital stock, except for shares of Peekskill Financial Corporation common stock that may be issued upon the exercise of options identified in the merger agreement as outstanding as of the date of the merger agreement;

     3. except pursuant to the arrangements identified in the merger agreement, grant any severance or termination pay to, or enter into any new or amend any existing employment agreement with, or increase the compensation of any employee, officer or director of Peekskill Financial Corporation;

     4. implement any new employee plan, or materially amend any existing plan except to the extent such amendments do not result in an increase in cost, or contribute to any employee benefit plan other than in amounts and in a manner consistent with past practice;

     5.   engage in any merger, acquisition or similar transaction;

     6. sell or dispose of any capital stock or assets other than in the ordinary course of business;

     7. take any action which would result in any of its representations and warranties becoming untrue as of a later date;

     8.   change any accounting practices;

     9. waive, grant or transfer any material rights of value or materially modify or change any existing material agreement or indebtedness other than in the ordinary course of business, consistent with past practice;

     10. purchase any security for its investment portfolio not rated "A" or higher by either Standard & Poor's Corporation or Moody's Investor Services, Inc. or alter in any material respect, the mix, maturity, credit or interest rate risk profile of investment securities or mortgage-backed securities;

     11. except as set forth in the schedules to the merger agreement, make any new loan or renew loans in excess of $250,000;

     12. except as set forth in the schedules to the merger agreement, enter into or modify any other transaction with any affiliate;

     13.  enter into any interest rate swap or similar arrangement;

     14. except for the execution of the merger agreement, take any action that would give rise to a right of payment to any individual under any employment agreement;

     15. change any policies regarding the extension of credit or establishment of reserves;

     16. except as set forth in the schedules to the merger agreement, make any capital expenditures of over $15,000 individually or $40,000 in the aggregate;

     17. purchase or sell assets or incur liabilities other than in the ordinary course of business;

     18.  sell any real estate owned or loan; or

     19.  agree to do any of the foregoing.

     See Article V of the merger agreement, which is attached to this proxy statement as Appendix A, for additional restrictions on the conduct of business of Peekskill Financial Corporation pending the merger.

     AGREEMENT NOT TO SOLICIT OTHER OFFERS. Peekskill Financial Corporation has agreed not to seek to have an outside third party try to buy a material interest in Peekskill Financial Corporation or its subsidiaries. Generally, an effort by Peekskill Financial Corporation to obtain an offer to engage in a merger or similar business combination, buy at least 10% of Peekskill Financial Corporation's assets or engage in a tender or exchange offer involving 10% of Peekskill Financial Corporation's stock, or a public announcement to enter into an agreement to do any of these things, would violate this covenant. Despite Peekskill Financial Corporation's agreement not to solicit other offers, the Peekskill Financial Corporation board of directors may generally enter into discussions or negotiations with anyone who makes an unsolicited, written bona fide proposal to acquire Peekskill Financial Corporation that is a financially superior proposal to that of Sound Federal Bancorp prior to the date of this special meeting. For the Peekskill Financial Corporation board to enter into negotiations on a superior proposal, it would also have to first determine after consultation with its independent legal counsel that a failure to take action would constitute a breach of the board's fiduciary duty to stockholders . If Peekskill Financial Corporation does enter into negotiations with a third party regarding a superior proposal, it has to notify Sound Federal Bancorp and provide Sound Federal Bancorp with information about the other party and its proposal. The Peekskill Financial Corporation board of directors may also withdraw or modify its recommendation for the merger and enter into a business combination with a third party if, after consulting with independent legal counsel, the board determines in good faith that doing so is necessary for it to comply with its fiduciary duties to stockholders.

     CONDITIONS TO THE MERGER. The obligations of Sound Federal Bancorp and Peekskill Financial Corporation to consummate the merger are subject to the satisfaction or mutual waiver at or prior to the effective date of the following conditions, among others:

     1.   the taking of all required corporate action;

     2. the obligations and covenants required by the merger agreement to be performed at or prior to the closing date shall have been performed and complied with in all material respects;

     3. each of the representations and warranties in the merger agreement shall be true and correct in all material respects;

     4. the receipt of all required approvals of the merger by regulatory authorities without the imposition of unduly burdensome conditions and the expiration or termination of all notice and waiting periods required thereunder;

     5. there is no order in effect that enjoins or prohibits consummation of the merger; and

     6. the approval of the merger agreement by the stockholders of Peekskill Financial Corporation.

     The obligations of Sound Federal Bancorp under the merger agreement also and subject to satisfaction of the condition that since September 30, 1999, there shall not have occurred any "material adverse effect", as defined in the merger agreement, on the assets, financial condition or results of operations of Peekskill Financial Corporation.

     The obligations of Peekskill Financial Corporation under the merger agreement also are subject to satisfaction of the condition that Sound Federal Bancorp shall deposit with the exchange agent an amount of cash equal to the total amount of cash that the Peekskill Financial Corporation stockholders will receive on the merger effective date.

     For a complete description of all of the conditions to the obligations of the parties to effect the merger, see Article VI of the merger agreement, which is attached to this proxy statement as Appendix A.

     TERMINATION OF THE MERGER AGREEMENT. The merger agreement may be terminated on or at any time prior to the closing date by the mutual written consent of the parties to the merger agreement. In addition, the merger agreement may be terminated by Sound Federal Bancorp or Peekskill Financial Corporation:

     1. if there is a material breach of any representation, warranty, covenant or other obligation that results in a material adverse effect to the breaching party, and the breach is not remedied within 30 days after receipt of a written notice requesting that it be remedied;

     2. if the closing date has not occurred before September 30, 2000, unless the failure to close is because of the failure of the party seeking to terminate the merger agreement to perform or observe its agreements under the merger agreement; or

     3. if either party has been informed in writing by a regulatory authority whose approval or consent has been requested that such approval or consent is unlikely to be granted, unless the failure to receive such approval is due to the failure of the party seeking to terminate the merger agreement to perform or observe its agreements under the merger agreement; or

     4. if the approval of the stockholders of Peekskill Financial Corporation has not been obtained.

     If the merger agreement is terminated it shall generally become void, and there shall be no further liability on the part of Peekskill Financial Corporation or Sound Federal Bancorp to the other, except for any liability arising out of any willful breach of any provision of the merger agreement.

     Also, the merger agreement may be terminated by Sound Federal Bancorp if the board of directors of Peekskill Financial Corporation withdraws its recommendation of the merger agreement; fails to make such recommendation or modifies or qualifies its recommendation in a manner adverse to Sound Federal Bancorp; or enters into an agreement to be acquired by another party. In addition, Sound Federal Bancorp may have certain rights under the stock option agreement in the event of a termination of the merger agreement. See "The Stock Option Agreement."

     REPRESENTATIONS AND WARRANTIES MADE BY PEEKSKILL FINANCIAL CORPORATION AND SOUND FEDERAL BANCORP IN THE MERGER AGREEMENT. Both Sound Federal Bancorp and Peekskill Financial Corporation have made certain customary representations and warranties to each other relating to their businesses. For information on these representations and warranties, please refer to the merger agreement, which is attached to this proxy statement as Appendix A. The representations and warranties of Peekskill Financial Corporation must be true in all material respects through the completion of the merger unless the specific representation or warranty already contains a materiality qualifier in which case it must be true and correct at the completion of the merger. See "-- Conditions to the Merger."

     AMENDMENT OF MERGER AGREEMENT. The merger agreement may be amended by the respective boards of directors of the parties at any time before or after approval of the merger agreement by Peekskill Financial Corporation's stockholders. Unless required by law, no amendment of the merger agreement effected after the merger agreement is approved by Peekskill Financial Corporation's stockholders shall require any further stockholder approval.

     WAIVER OF PERFORMANCE OF OBLIGATIONS. Either of the parties to the merger agreement may, by a signed writing, give any consent, take any action with respect to the termination of the merger agreement or otherwise, or waive any of the inaccuracies in the representations and warranties of the other party or compliance by the other party with any of the covenants or conditions contained in the merger agreement.

     INTERESTS OF CERTAIN PERSONS IN THE MERGER. Some members of Peekskill Financial Corporation's directors and officers may have interests in the merger that are in addition to, or different from the interests of stockholders. The Peekskill Financial Corporation board was aware of these interests and considered them in approving the merger agreement.

     Stock  Ownership.   The  directors  and  executive  officers  of  Peekskill
Financial Corporation, together with their affiliates, beneficially owned a total of 328,925 shares of Peekskill Financial Corporation common stock (representing 17.0% of all outstanding shares of Peekskill Financial Corporation common stock) as of the ___________, 2000 record date. The directors and executive officers will receive the same consideration in the merger for their shares as the other stockholders of Peekskill Financial Corporation.

     Indemnification of Peekskill Financial Corporation Directors and Officers Against Claims. Sound Federal Bancorp has agreed to indemnify and hold harmless each present and former director and officer of Peekskill Financial Corporation from liability and expenses arising out of matters existing or occurring at or prior to the consummation of the merger to the fullest extent allowed under Delaware law and Peekskill Financial Corporation's certificate of incorporation as in effect at the time of closing. This indemnification includes but is not limited to liability arising out of the transactions contemplated by the merger agreement. Sound Federal Bancorp has agreed to advance any costs to each of these persons as they are incurred. Sound Federal Bancorp has also agreed to pay up to 150% of the current annual premium to maintain directors' and officers' liability insurance coverage for the benefit of Peekskill Financial Corporation's directors and officers for three years following consummation of the merger.

     Conversion of Stock Options. At the merger effective date, each option granted by Peekskill Financial Corporation to purchase shares of Peekskill Financial Corporation common stock issued and outstanding pursuant to the 1996 Stock Option Plan, whether or not such option is exercisable on the merger effective date, will be converted into the right to receive in cash an amount equal to the difference between $22.00 and the exercise price of each option multiplied by the number of shares of Peekskill Financial Corporation common stock subject to the option. As of December 31, 1999, the directors and executive officers of Peekskill Financial Corporation held options to purchase a total of 296,485 shares of Peekskill Financial Corporation common stock. The following table reflects the number of options, the weighted average exercise price of the options and the amounts payable to each director and executive officer upon cancellation of their stock options based on the per share merger consideration of $22.00.

                                         Weighted
                          Number of      Average          Net
    Name of              Securities      Exercise       Proceeds
    Director              Underlying      Price          Upon
or Executive Officer     Unexercised    Per Share     Cancellation
--------------------     -----------    ---------     ------------


Eldorus Maynard            102,494      $11.875       $1,037,752
William J. LaCalamito      102,494       11.875        1,037,752
Dominick Bertoline          20,499       11.875          207,552
Edward H. Dwyer             20,499       11.875          207,552
Robert E. Flower            20,499       11.875          207,552
John A. McGurty, Jr.        10,000      12.9375           90,625
Scott Nogles                20,000      14.8125          143,750


      RECOGNITION AND RETENTION PLAN. At the merger effective date, each unvested share awarded under Peekskill Financial Corporation's 1996 Recognition and Retention Plan (the "RRP") will automatically vest and the holder shall receive $22.00 per share. The following tables sets forth, with respect to Peekskill Financial Corporation's directors and executive officers, the number of shares of restricted stock of Peekskill Financial Corporation held by such individuals as of the record date and the amounts payable to each director and executive officer based on the per share merger consideration of $22.00.



 Name of Director            Unvested       Value of
or Executive Officer        RRP Shares     RRP Shares
----------------------      ----------     ----------


Eldorus Maynard               25,622        $563,684
William J. LaCalamito         25,622         563,684
Dominick Bertoline             3,279          72,138
Edward H. Dwyer                3,279          72,138
Robert E. Flower               3,279          72,138
John A. McGurty, Jr.           4,000          88,000
Scott Nogles                   3,000          66,000


     Existing Employment Agreements. Peekskill Financial Corporation is a party to employment agreements with its chairman of the board and chief executive officer, Eldorous Maynard and its president, William LaCalamito, each of which provides for a severance payment following a "change in control" of Peekskill Financial Corporation, as defined in the agreement. The merger constitutes a change in control of Peekskill Financial Corporation. As described below, however, Messrs. Maynard and LaCalamito have agreed to receive lesser benefits in connection with the merger than would otherwise be due under their agreements. Under the employment contracts Messrs. Maynard and LaCalamito would have been entitled to receive $2.0 million and $2.2 million, respectively.

     In order to induce Sound Federal Bancorp to enter into the merger agreement, Mr. Maynard has instead agreed to accept a payment of $286,275 and to be named as a director of Sound Federal Bancorp with his prior service on Peekskill Financial Corporation's and First Federal Savings Bank's board of directors credited for purposes of Sound Federal's Director Emeritus Plan. Mr. LaCalamito shall receive upon completion of the merger a payment of $1,131,202 in lieu of the rights and benefits he would have received under his employment contract and has agreed to be employed by Sound Federal as regional vice president with an annual salary of $80,000.

     Mr. Scott Nogles, Vice President of Finance has an employment agreement that entitles him to a lump sum cash payment of $199,652 upon a change of control. He will receive that payment and he has agreed to be employed by Sound Federal Savings at a salary not less than his current salary and shall additionally receive a payment of $10,000 per month for six months following completion of the merger.

     Advisory Board of Directors. At the effective date, Sound Federal Bancorp will establish the First Federal advisory board of directors comprised of the current members of Peekskill Financial Corporation's board of directors. The advisory board shall be maintained for at least one year after the completion of the merger and will meet at least monthly. Each member of the advisory board will receive a fee of $500 per meeting.

     EMPLOYEE MATTERS. Other than as discussed above, no director or officer of Peekskill Financial Corporation has entered into an employment agreement or understanding with Sound Federal Bancorp for employment or services following the consummation of the merger. The following is a discussion of the impact of the merger on the Peekskill Financial Corporation benefits plans.

     Severance Plan. At the effective date, any former employee of Peekskill Financial Corporation or First Federal whose employment is terminated, other than for cause, shall be provided with severance benefits equal to two weeks salary for every year of service up to a maximum of 26 weeks salary.

     Employee Benefit Plans. To the extent permitted by applicable law, the employee pension and welfare benefit plans of Peekskill Financial Corporation will continue to be maintained separately, terminated or consolidated with Sound Federal Bancorp's benefit plans, at the election of Sound Federal Bancorp. In the event of consolidation or termination of any or all of the Peekskill Financial Corporation benefit plans, Peekskill Financial Corporation employees who continue to work for Sound Federal Bancorp or Sound Federal Savings will receive credit for service under any Sound Federal Bancorp benefit plan in which the continuing employee would be eligible to enroll for purposes of eligibility and vesting but not for benefit accrual purposes. Sound Federal Bancorp will make health coverage available to continuing employees on the same basis as is provided to other employees of Sound Federal Bancorp. In the event of termination or consolidation of any Peekskill Financial Corporation health plan with any Sound Federal Bancorp health plan, continuing employees who were eligible for continued coverage under the terminated or consolidated plan will have immediate coverage of any pre-existing condition and will receive credit for any deductibles paid prior to the merger. Peekskill Financial Corporation employees whose employment has been terminated, and their qualified beneficiaries, or continuing employees who do not satisfy the requirements for coverage under the Sound Federal Bancorp health plans, will have the right to continued health care coverage provided by law.

     Employee Stock Ownership Plan. Prior to the consummation of the merger, Peekskill Financial Corporation will take appropriate steps to terminate its ESOP. After consummation of the merger, the ESOP will repay the outstanding balance of its loan and allocate any surplus cash to the accounts of ESOP participants in proportion to their account balances, to the extent allowed under applicable law and the governing documents of the ESOP.

ACCOUNTING TREATMENT

     Sound Federal Bancorp will account for the merger under the purchase method of accounting. This means that Sound Federal Bancorp and Peekskill Financial Corporation will be treated as one company as of the date of the merger and Sound Federal Bancorp will record the fair value of Peekskill Financial Corporation's assets and liabilities on its financial statements. Sound Federal Bancorp will record the excess of its purchase price over the fair value of Peekskill Financial Corporation's identifiable net assets as goodwill.

EXPENSES

     Whether or not the merger is completed, Sound Federal and Peekskill Financial Corporation will each pay their own fees and expenses, except that in the event a party violates a material provision of the merger agreement which remains uncured, the violating party will be responsible for the costs and expenses incurred by the other party in connection with the merger.

                      THE STOCK OPTION AGREEMENT

     The following summary of the Peekskill Financial Corporation stock option agreement is qualified by reference to the complete text of the agreement, which is incorporated by reference and attached as Appendix B.

     General. At the same time that Sound Federal and Peekskill Financial Corporation entered into the merger agreement and as an important inducement to Sound Federal entering into the merger agreement, we also entered into a stock option agreement. Under the stock option agreement, Peekskill Financial Corporation granted Sound Federal an irrevocable option to purchase up to 350,684 shares of Peekskill Financial Corporation common stock at a price per share of $12.25. The exercise price and number of option shares are subject to certain anti-dilution and other adjustments specified in the stock option agreement. The option is exercisable in the circumstances described below.

     Effect of Option. The option is intended to make it more likely that the merger will be completed on the agreed terms and to compensate Sound Federal for its efforts and costs in case the merger is not completed under circumstances generally involving a third party proposal for a business combination with Peekskill Financial Corporation. Among other effects, the option could prevent an alternative business combination with Peekskill Financial Corporation from being accounted for as a "pooling-of-interests." The option may therefore discourage proposals for alternative business combinations with Peekskill Financial Corporation, even if a third party were prepared to offer Peekskill Financial Corporation shareholders consideration with a higher market value than the $22.00 per share to be paid for Peekskill Financial Corporation common stock in the merger.

     Exercise of the Stock Option. Sound Federal can exercise the option in whole or in part at any time after the occurrence of both an "initial triggering event" and a "subsequent triggering event," and prior to termination of the option.

     Generally, the right to exercise the option terminates upon the earliest of:

     *    completion of the merger;

     * termination of the merger agreement in accordance with its terms, absent the occurrence of events specified in the Peekskill Financial Corporation stock option agreement and summarized below; or

     * 18 months after the termination of the merger agreement if the termination follows the occurrence of events specified in the Peekskill Financial Corporation stock option agreement and summarized below.

     For purposes of the stock option agreement, an "initial triggering event" means the occurrence of any of the following events or transactions:

     * Peekskill Financial Corporation or any significant subsidiary of Peekskill Financial Corporation, without having received Sound Federal's prior written consent, enters into an agreement to engage in an "acquisition transaction" with any person other than Sound Federal or any of its subsidiaries or the Peekskill Financial Corporation board recommends that Peekskill Financial Corporation shareholders approve or accept any acquisition transaction other than the merger. For purposes of the stock option agreement, "acquisition transaction" means (x) a merger or consolidation, or any similar transaction, involving Peekskill Financial Corporation or any Peekskill Financial Corporation subsidiary, (y) a purchase, lease or other acquisition of all or any substantial part of the assets of Peekskill Financial Corporation or any Peekskill Financial Corporation subsidiary, or (z) a purchase or other acquisition, including by way of merger, consolidation, share exchange or otherwise, of securities representing 15% or more of the voting power of Peekskill Financial Corporation or any Peekskill Financial Corporation subsidiary;

     * any person other than Sound Federal or any Sound Federal subsidiary acquires beneficial ownership or the right to acquire beneficial ownership of 15% or more of the outstanding shares of Peekskill Financial Corporation common stock;

     * Peekskill Financial Corporation shareholders vote and fail to adopt the merger agreement at the Peekskill Financial Corporation special meeting, if, prior to the special meeting any person other than Sound Federal or any of its subsidiaries has made a proposal to engage in an acquisition transaction;

     * the Peekskill Financial Corporation board withdraws or modifies, or publicly announces its intention to withdraw or modify, in a manner adverse in any respect to Sound Federal, its recommendation that Peekskill Financial Corporation shareholders adopt the merger agreement;

     * Peekskill Financial Corporation provides information to or engages in negotiations with a third party relating to a possible acquisition transaction;

     * Peekskill Financial Corporation willfully breaches any covenant or obligation contained in the merger agreement in anticipation of engaging in an acquisition transaction, and following the breach Sound Federal is entitled to terminate the merger agreement; or

     * any person other than Sound Federal or any Sound Federal subsidiary other than in connection with a transaction to which Sound Federal has given its prior written consent files an application or notice with a federal or state thrift or bank regulatory or antitrust authority, which application or notice has been accepted for processing, for approval to engage in an acquisition transaction with Peekskill Financial Corporation.

     For purposes of the stock option agreement, a "subsequent triggering event" means the occurrence of any of the following events or transactions:

     * the acquisition by any person, other than Sound Federal or any Sound Federal subsidiary, of beneficial ownership of 25% or more of the then outstanding Peekskill Financial Corporation common stock; or

     * the occurrence of the initial triggering event described in the first bullet point of the description of initial triggering event.

     Repurchase Election. The stock option agreement further provides that Peekskill Financial Corporation, or its successors, is required to repurchase the option if requested to do so by Sound Federal or a subsequent holder of the option. Such a request can only be made after the occurrence of a repurchase event and prior to termination of the stock option agreement. The repurchase price will be equal to the amount by which (i) the market/offer price, as described in detail in the stock option agreement, exceeds (ii) the purchase price of the option, multiplied by the number of shares for which the Peekskill Financial Corporation stock option may then be exercised. In determining the market/offer price, the value of consideration other than cash shall be determined by a nationally recognized investment banking firm elected by the option holder.

     For purposes of the stock option agreement, a repurchase event means generally (i) the acquisition by a third party of beneficial ownership of 25% or more of the then outstanding Peekskill Financial Corporation common stock or
(ii) the consummation of (x) a merger or consolidation, or any similar transaction, involving Peekskill Financial Corporation, (y) a purchase, lease or other acquisition or assumption of all or any substantial part of the assets of Peekskill Financial Corporation, or (z) a purchase or other acquisition, including by way of merger, consolidation, share exchange or otherwise, of securities representing 50% or more of the voting power of Peekskill Financial Corporation.

     Limitation on Total Profit. The stock option agreement provides that, notwithstanding any other provision of that agreement, Sound Federal's total profit from the exercise or repurchase of the options will not exceed $2,350,000 in the aggregate.

                            OTHER MATTERS


     The Peekskill Financial Corporation board of directors is not aware of any business to come before the Peekskill Financial Corporation special meeting other than those matters described above in this proxy statement. However, if any other matters should properly come before the Peekskill Financial Corporation special meeting, it is intended that proxies will be voted in accordance with the judgment of the person or persons voting the proxies.


                        STOCKHOLDER PROPOSALS


     In the event that the merger is not approved by stockholders at the special meeting, Peekskill Financial Corporation expects it would hold its 2000 annual meeting of stockholders in October 2000. Any proposal intended to be presented by any stockholder for action at the 2000 annual meeting of stockholders must have been received by the Corporate Secretary of Peekskill Financial Corporation at Peekskill Financial Corporation's main office at 1019 Park Street, Peekskill, New York, 10566, no later than August 11, 2000 in order to be eligible for inclusion in Peekskill Financial Corporation's proxy materials for the 2000 Annual Meeting of Stockholders. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended.

     In the event that the annual meeting is held before October 1, 2000 or after December 19, 2000, notice by the stockholder to be timely must be delivered to Peekskill Financial Corporation's main office located at 1019 Park Street, Peekskill, New York 10566 by the close of business on the later of (i) the 70th day prior to such annual Meeting or (ii) the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. All stockholder proposals must also comply with Peekskill Financial Corporation's by-laws and Delaware law. Copies of the Certificate of Incorporation and bylaws may be obtained from the Corporate Secretary of Peekskill Financial Corporation.

              APPENDIX A -- AGREEMENT AND PLAN OF MERGER

                          AGREEMENT AND PLAN OF MERGER

                                 By and Between

                              SOUND FEDERAL BANCORP

                   SOUND FEDERAL SAVINGS AND LOAN ASSOCIATION

                                       And

                         PEEKSKILL FINANCIAL CORPORATION




                          Dated as of February 16, 2000

                          AGREEMENT AND PLAN OF MERGER

                                TABLE OF CONTENTS


                                    ARTICLE I
                               CERTAIN DEFINITIONS

Section 1.01 Definitions..............................................2

                          ARTICLE II
               THE MERGER AND EXCHANGE OF SHARES
Section 2.01 Effects of Merger; Surviving Corporation.................6
Section 2.02 Conversion of Shares.....................................7
Section 2.03 Exchange Procedures......................................8
Section 2.04 Stock Options/Restricted Stock...........................9

                          ARTICLE III
             REPRESENTATIONS AND WARRANTIES OF PFC

Section 3.01 Organization............................................10
Section 3.02 Capitalization..........................................11
Section 3.03 Authority; No Violation.................................11
Section 3.04 Consents. ..............................................12
Section 3.05 Financial Statements....................................12
Section 3.06 Taxes.  ................................................13
Section 3.07 No Material Adverse Effect. ............................13
Section 3.08 Contracts...............................................14
Section 3.09 Ownership of Property; Insurance Coverage...............15
Section 3.10 Legal Proceedings.......................................16
Section 3.11 Compliance With Applicable Law..........................16
Section 3.12 ERISA/Employee Compensation.............................17
Section 3.13  Brokers, Finders and Financial Advisors................18
Section 3.14 Environmental Matters. .................................18
Section 3.15 Loan Portfolio..........................................20
Section 3.16 Information to be Supplied..............................21
Section 3.17 Securities Documents....................................21
Section 3.18 Related Party Transactions..............................21
Section 3.19 Schedule of Termination Benefits........................21
Section 3.20 Deposits................................................22
Section 3.21 Antitakeover Provisions Inapplicable....................22
Section 3.22 Fairness Opinion........................................22

                                   ARTICLE IV
             REPRESENTATIONS AND WARRANTIES OF SOUND FEDERAL BANCORP

 Section 4.01 Organization....................................................22
 Section 4.02 Authority; No Violation.........................................23
 Section 4.03 Consents. ......................................................24
 Section 4.04 Compliance With Applicable Law..................................24
 Section 4.05 Information to be Supplied. ....................................25
 Section 4.06 Financing.......................................................25

                            ARTICLE V
                    COVENANTS OF THE PARTIES

 Section 5.01 Conduct of PFC's Business.......................................25
 Section 5.02 Access; Confidentiality.........................................28
 Section 5.03 Regulatory Matters and Consents.................................29
 Section 5.04 Taking of Necessary Action......................................30
 Section 5.05 Certain Agreements..............................................31
 Section 5.06 No Other Bids and Related Matters...............................31
 Section 5.07 Duty to Advise; Duty to Update PFC's Disclosure Schedules.......32
 Section 5.08 Conduct of Sound Federal Bancorp's Business.....................33
 Section 5.09 Board and Committee Minutes.....................................33
 Section 5.10 Undertakings by PFC and Sound Federal Bancorp...................33
 Section 5.11 Employee and Termination Benefits; Directors and Management.....35
 Section 5.12 Duty to Advise; Duty to Update Sound Federal
              Bancorp's Disclosure Schedules..................................37
 Section 5.13 Amendment of First Federal's Federal Stock Charter..............37

                           ARTICLE VI
                           CONDITIONS

 Section 6.01 Conditions to PFC's Obligations under this Agreement............37
 Section 6.02 Conditions to Sound Federal Bancorp's Obligations
              under this Agreement............................................38

                           ARTICLE VII
                TERMINATION, WAIVER AND AMENDMENT

 Section 7.01 Termination.....................................................39
 Section 7.02 Effect of Termination...........................................40

                                  ARTICLE VIII
                                  MISCELLANEOUS

Section 8.01 Expenses.........................................................40
Section 8.02 Non-Survival of Representations and Warranties...................41
Section 8.03 Amendment, Extension and Waiver..................................41
Section 8.04 Entire Agreement.................................................41
Section 8.05 No Assignment....................................................41
Section 8.06 Notices..........................................................42
Section 8.07 Captions.........................................................42
Section 8.08 Counterparts.....................................................42
Section 8.09 Severability.....................................................43
Section 8.10 Governing Law....................................................43

                          AGREEMENT AND PLAN OF MERGER


     THIS AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of February 16, 2000, is by and among Sound Federal Bancorp, a federal corporation ("Sound Federal Bancorp"), Sound Federal Savings and Loan Association, a federally chartered savings association ("Sound Federal"), and Peekskill Financial Corporation, a Delaware corporation ("PFC"). Each of Sound Federal Bancorp, Sound Federal and PFC is sometimes individually referred to herein as a "party," and Sound Federal Bancorp, Sound Federal and PFC are sometimes collectively referred to herein as the "parties."

                                    RECITALS

     WHEREAS, Sound Federal Bancorp, a registered saving and loan holding company, with principal offices in Mamaroneck, New York, owns all of the issued and outstanding capital stock of Sound Federal, a federally-chartered savings bank organized under the laws of the United States, with principal offices in Mamaroneck, New York.

     WHEREAS, PFC, a registered savings and loan holding company, with principal offices in Peekskill, New York, owns all of the issued and outstanding capital stock of First Federal Savings Bank ("First Federal "), a federally-chartered savings bank organized under the laws of the United States, with principal offices in Peekskill, New York.

     WHEREAS, the Boards of Directors of the respective parties hereto deem it advisable and in the best interests of the respective companies and their stockholders to consummate the business combination transaction contemplated herein in which: (i) Sound Federal shall incorporate a to-be- formed company which shall be merged into PFC (the "Merger") and in connection therewith, and subject to the rights of dissenting stockholders which have been asserted and duly perfected in accordance with the provisions of Section 262 of the DGCL, each share of PFC Common Stock and each option to purchase such stock granted pursuant to the PFC Option Plans, outstanding immediately prior to the Closing Date shall be canceled in exchange for the right to receive the cash payments specified herein, (ii) simultaneously with (i), PFC shall be liquidated with the result that Sound Federal will acquire all the assets and liabilities of PFC and PFC shall cease to exist, and (ii) First Federal shall merge with and into Sound Federal, with Sound Federal surviving the merger with the result that Sound Federal will acquire all the assets and liabilities of First Federal and First Federal shall cease to exist (the transactions are sometimes collectively referred to as the "Merger");

     WHEREAS, in connection with the execution of this Agreement, as an inducement to Sound Federal Bancorp to enter into this Agreement, PFC and Sound Federal Bancorp have entered into a Stock Option Agreement dated as of even date herewith pursuant to which PFC will grant Sound Federal Bancorp the right to purchase certain shares of PFC Common Stock; and

     WHEREAS, the parties hereto desire to provide for certain undertakings, conditions, representations, warranties and covenants in connection with the Merger, and the other transactions contemplated by this Agreement and the Stock Option Agreement (collectively, the "Merger Documents").

     NOW, THEREFORE, in consideration of the premises and of the mutual representations, warranties and covenants herein contained and intending to be legally bound hereby, the parties hereto do hereby agree as follows:

                                    ARTICLE I
                               CERTAIN DEFINITIONS

     Section 1.01 Definitions. Except as otherwise provided herein, as used in this Agreement, the following terms shall have the indicated meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

               "Affiliate" means any Person who directly, or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person and, without limiting the generality of the foregoing, includes any executive officer or director of such Person and any Affiliate of such executive officer or director.

               "Agreement" means this agreement, and any amendment or supplement hereto, which constitutes a "plan of merger" between Sound Federal Bancorp, Sound Federal, a to-be- formed interim company and PFC.

               "Applications" means the applications for regulatory approval which are required by the transactions contemplated hereby.

               "Bank Merger" means the merger of First Federal with and into Sound Federal, with Sound Federal as the surviving institution.

               "Bank Merger Effective Date" shall mean the date, after the Bank Merger is approved by the Office of Thrift Supervision ("OTS"), that all filings are made with the OTS to perfect the Bank Merger.

               "Closing  Date"  means  the  date  determined  by  Sound  Federal
          Bancorp, in its sole discretion, upon five (5) days prior written notice to PFC, but in no event later than fifteen (15) days after the last condition precedent pursuant to this Agreement has been fulfilled or waived (including the expiration of any applicable waiting period), or such other date as to which Sound Federal Bancorp and PFC shall mutually agree.

               "Code" means the Internal Revenue Code of 1986, as amended.

               "DGCL" means the Delaware General Corporation Law.

               "DOL" means the U.S. Department of Labor.

               "Environmental Law" means any Federal or state law, statute, rule, regulation, code, order, judgement, decree, injunction, common law or agreement with any Federal or state governmental authority relating to (i) the protection, preservation or restoration of the environment (including air, water vapor, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), (ii) human health or safety, or
          (iii) exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of, hazardous substances, in each case as amended and now in effect.

               "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

               "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated from time to time thereunder.

               "Exchange Agent" means the entity selected by Sound Federal Bancorp and agreed to by PFC, as provided in Section 2.03(a) of this Agreement.


               "FDIA" means the Federal Deposit Insurance Act, as amended.

               "FDIC" means the Federal Deposit Insurance Corporation.

               "FHLB" means the Federal Home Loan Bank.

               "GAAP" means generally accepted accounting principles as in effect at the relevant date and consistently applied.

               "Hazardous Material" means any substance (whether solid, liquid or gas) which is or could be detrimental to human health or safety or to the environment, currently or hereafter listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, under any Environmental Law, whether by type or by quantity, including any substance containing any such substance as a component. Hazardous Material includes, without limitation, any toxic waste, pollutant, contaminant, hazardous substance, toxic substance, hazardous waste, special waste, industrial substance, oil or petroleum, or any derivative or by-product thereof, radon, radioactive material, asbestos, asbestos-containing material, urea formaldehyde foam insulation, lead and polychlorinated biphenyl.

               "HOLA" means the Home Owners' Loan Act, as amended.

               "IRS" means the Internal Revenue Service.

               "Loan  Property"  shall  have the  meaning  given to such term in
          Section 3.14(b) of this Agreement.

               "Material Adverse Effect" shall mean, with respect to Sound Federal Bancorp or PFC, any adverse effect on its assets, financial condition or results of operations which is material to its assets, financial condition or results of operations on a consolidated basis, except for any material adverse effect caused by (i) any change in the market value of the assets of Sound Federal Bancorp or PFC resulting from a change in interest rates generally or (ii) any individual or combination of changes occurring after the date hereof in any federal or state law, rule or regulation or in GAAP, which change(s) affect(s) financial institutions generally, including any changes affecting the Bank Insurance Fund or the Savings Association Insurance Fund, or
          (iii) any action taken by PFC or a PFC Subsidiary at the request of Sound Federal Bancorp, or (iv) expenses incurred to complete the transaction contemplated by this Agreement.

               "Merger  Effective  Date"  means that date upon which the last of
          the  corporate   transactions   which   comprise  the  Merger  becomes
          effective, in accordance with applicable laws and regulations.

               "OTS" means the Office of Thrift Supervision.

               "Participation Facility"shall have the meaning given to such term in Section 3.14(b) of this Agreement.

               "Person" means any individual, corporation, partnership, joint venture, association, trust or "group" (as that term is defined under the Exchange Act).

               "PFC Common Stock" has the meaning given to that term in Section 3.02(a) of this Agreement.

               "PFC  Disclosure   Schedules"  means  the  Disclosure   Schedules
          delivered by PFC to Sound Federal Bancorp pursuant to Article III of this Agreement.

               "PFC Financials" means (i) the audited consolidated financial statements of PFC as of June 30, 1998 and 1999 and for the three years ended June 30, 1999, including the notes thereto, and (ii) the unaudited interim consolidated financial statements of PFC as of each calendar quarter thereafter included in Securities Documents filed by PFC.

               "PFC Regulatory Reports" means the Thrift Financial Reports of First Federal and accompanying schedules, as filed with the OTS, for each calendar quarter beginning with the quarter ended December 31, 1999, through the Closing Date, and all Annual, Quarterly and

         Current Reports filed on Form H-(b)11 with the OTS by PFC from December 31, 1999 through the Closing Date.

               "PFC Subsidiary" means any corporation, 50% or more of the capital stock of which is owned, either directly or indirectly, by PFC or First Federal, except any corporation the stock of which is held as security by First Federal in the ordinary course of its lending activities.

               "Proxy Statement" means the proxy statement, together with any supplements thereto, to be transmitted to holders of PFC Common Stock in connection with the transactions contemplated by this Agreement.

               "Regulatory  Agreement"  has the  meaning  given to that  term in
          Section 3.11 of this Agreement.

               "Regulatory Authority" means any agency or department of any federal or state government, including without limitation the OTS, the FDIC, the FRB, the SEC or the respective staffs thereof.

               "Rights" means warrants, options, rights, convertible securities and other capital stock equivalents which obligate an entity to issue its securities.

               "SAIF"  means  the  Savings   Association   Insurance   Fund,  as
          administered by the FDIC.

               "SEC" means the Securities and Exchange Commission.

               "Securities  Act" means the  Securities  Act of 1933, as amended,
          and  the  rules  and  regulations   promulgated   from  time  to  time
          thereunder.

               "Securities   Documents"  means  all   registration   statements,
          schedules, statements, forms, reports, proxy material, and other documents required to be filed under the Securities Laws.

               "Securities  Laws" means the  Securities Act and the Exchange Act
          and  the  rules  and  regulations   promulgated   from  time  to  time
          thereunder.

               "Sound Federal Bancorp Disclosure Schedules" means the Disclosure Schedules delivered by Sound Federal Bancorp to PFC pursuant to
          Article IV of this Agreement.

               "Sound Federal Bancorp Financials" means (i) the audited consolidated financial statements of Sound Federal Bancorp as of March 31, 1998 and 1999 and for the three years ended March 31, 1999, including the notes thereto, and (ii) the unaudited interim consolidated financial statements of Sound Federal Bancorp as of each calendar quarter thereafter included in Securities Documents filed by Sound Federal Bancorp.

               "Sound Federal Bancorp Subsidiary" means any corporation, 50% or more of the capital stock of which is owned, either directly or indirectly, by Sound Federal Bancorp or Sound Federal, except any corporation the stock of which is held as security by Sound Federal in the ordinary course of its lending activities.

               "Sound Federal Bancorp Option" means the option granted to Sound Federal Bancorp to acquire shares of PFC Common Stock pursuant to the Stock Option Agreement.

               "Stock Option Agreement" means the Stock Option Agreement dated as of even date herewith pursuant to which PFC has granted Sound Federal Bancorp the right to purchase certain shares of PFC Common Stock and which is attached to this Agreement as Exhibit E thereto.

               "Subsidiary" means any corporation, 50% or more of the capital stock of which is owned, either directly or indirectly, by another entity, except any corporation the stock of which is held as security by either Sound Federal Bancorp or PFC, as the case may be, in the ordinary course of its lending activities.

                                   ARTICLE II
                        THE MERGER AND EXCHANGE OF SHARES

     Section 2.01 Effects of Merger; Surviving Corporation.

     (a) (i) On the Merger Effective Date, a to-be-formed company formed by Sound Federal ("Interim") shall be merged with and into PFC; the separate existence of Interim shall cease; PFC shall be the surviving corporation in the Merger (the "Surviving Corporation") and a wholly-owned subsidiary of Sound Federal; and all of the property (real, personal and mixed), rights, powers and duties and obligations of Interim shall be taken and deemed to be transferred to and vested in PFC, as the Surviving Corporation in the Merger, without further act or deed; all in accordance with federal law.

                  (ii) On the Merger Effective Date: the Certificate of Incorporation of the Surviving Corporation shall be amended and restated to read in its entirety as the Charter of Interim, as in effect immediately prior to the Merger Effective Date; and the Bylaws of the Surviving Corporation shall be amended and restated to read in their entirety as the Bylaws of Interim, as in effect immediately prior to the Merger Effective Date, until thereafter altered, amended or repealed in accordance with applicable law.

                  (iii) On the Merger Effective Date, the directors of Interim duly elected and holding office immediately prior to the Effective Date shall be the directors of the Surviving

Corporation in the Merger, each to hold office until his or her successor is elected and qualified or otherwise in accordance with the Certificate of Incorporation and Bylaws of the Surviving
Corporation.

                  (iv) On the Merger Effective Date, the officers of Interim duly elected and holding office immediately prior to the Effective Date shall be the officers of the Surviving Corporation in the Merger, each to hold office until his or her successor is elected and qualified or otherwise in accordance with the Certificate of Incorporation and the Bylaws of the Surviving Corporation.

         (b) Notwithstanding any provision of this Agreement to the contrary, Sound Federal Bancorp and Sound Federal may elect, subject to the filing of all necessary applications and the receipt of all required regulatory approvals, to modify the structure of the transactions contemplated hereby, and the parties shall enter into such alternative transactions, so long as (i) there are no adverse tax consequences to any of the stockholders of PFC as a result of such modification, (ii) the Merger Consideration is not thereby changed in kind or reduced in amount because of such modification and (iii) such modification will not be likely to materially delay or jeopardize receipt of any required regulatory approvals.

     Section 2.02 Conversion of Shares.

     (a) At the Merger Effective Date, by virtue of the merger of Interim with and into PFC and without any action on the part of PFC or the holders of shares of PFC Common Stock:

                  (i) Each outstanding share of PFC Common Stock issued and outstanding at the Merger Effective Date, except as provided in clause (ii) and
(iii) of this Section, shall cease to be outstanding, shall cease to exist and shall be converted into the right to receive $22.00 in cash ( the "Merger Consideration").

                  (ii) Any shares of PFC Common Stock which are owned or held by either party hereto or any of their respective Subsidiaries (other than in a fiduciary capacity or in connection with debts previously contracted) at the Merger Effective Date shall cease to exist, the certificates for such shares shall as promptly as practicable be canceled, such shares shall not be converted into the Merger Consideration, and no cash or shares of capital stock of Sound Federal Bancorp shall be issued or exchanged therefor.

                  (iii) The Surviving Corporation shall pay for any Dissenters' Shares in accordance with Section 262 of the DGCL, and the holders thereof shall not be entitled to receive any Merger Consideration; provided, that if appraisal rights under Section 262 of the DGCL with respect to any Dissenters' Shares shall have been effectively withdrawn or lost, such shares will thereupon cease to be treated as Dissenters' Shares and shall be converted into the right to receive the Merger Consideration pursuant to this Section 2.02.

                  (iv) Each share of Sound Federal Bancorp Common Stock issued and outstanding immediately before the Merger Effective Date shall remain an outstanding share of Common Stock of Sound Federal Bancorp.

                  (v) The holders of certificates representing shares of PFC Common Stock (any such certificate being hereinafter referred to as a "Certificate") shall cease to have any rights as stockholders of PFC, except such rights, if any, as they may have pursuant to applicable law.

     Section 2.03 Exchange Procedures.

     (a) As promptly as practicable after the Effective Date (but in no event later than five (5) business days after the Effective Date), an Exchange Agent designated by Sound Federal Bancorp shall prepare and mail to each holder of record of an outstanding share Certificate or Certificates a Letter of Transmittal containing instructions for the surrender of the Certificate or Certificates held by such holder for payment therefor. Upon surrender of the Certificate or Certificates to the Exchange Agent in accordance with the instructions set forth in the Letter of Transmittal, such holder shall promptly receive in exchange therefor the Merger Consideration, without interest thereon. Approval of this Agreement by the stockholders of PFC shall constitute authorization for Sound Federal Bancorp to designate and appoint such Exchange Agent. Neither Sound Federal Bancorp nor the Exchange Agent shall be obligated to deliver the Merger Consideration to a former stockholder of PFC until such former stockholder surrenders his Certificate or Certificates or, in lieu thereof, any such appropriate affidavit of loss and indemnity agreement and bond as may be reasonably required by Sound Federal Bancorp.

     (b) If payment of the Merger Consideration is to be made to a person other than the person in whose name a Certificate surrendered in exchange therefor is registered, it shall be a condition of payment that the Certificate so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer, and that the person requesting such payment shall pay any transfer or other taxes required by reason for the payment to a person other than the registered holder of the Certificate surrendered, or required for any other reason, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

     (c) On or prior to the Merger Effective Date, Sound Federal Bancorp shall deposit or cause to be deposited, in trust with the Exchange Agent, an amount of cash equal to the aggregate Merger Consideration that the PFC stockholders shall be entitled to receive on the Merger Effective Date pursuant to Section 2.02 hereof.

     (d) The payment of the Merger Consideration, and cash in lieu of any fractional shares, upon the conversion of PFC Common Stock in accordance with the above terms and conditions shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to such PFC Common Stock.

     (e) Promptly following the date which is twelve months after the Merger Effective Date, the Exchange Agent shall deliver to Sound Federal Bancorp all cash, certificates and other documents in its possession relating to the transactions described in this Agreement, and the Exchange Agent's duties shall terminate. Thereafter, each holder of a Certificate formerly representing shares of PFC Common Stock may surrender such Certificate to Sound Federal Bancorp and (subject to applicable abandoned property, escheat and similar laws) receive in consideration therefor the Merger Consideration multiplied by the number of shares of PFC Common Stock formerly represented by such Certificate, without any interest or dividends thereon.

     (f) After the close of business on the Merger Effective Date , there shall be no transfers on the stock transfer books of PFC of the shares of PFC Common Stock which are outstanding immediately prior to the Merger Effective Date, and the stock transfer books of PFC shall be closed with respect to such shares. If, after the Merger Effective Date, Certificates representing such shares are presented for transfer to the Exchange Agent, they shall be canceled and exchanged for the Merger Consideration as provided in this Article II.

     (g) In the event any certificate for PFC Common Stock shall have been lost, stolen or destroyed, the Exchange Agent shall deliver in exchange for such lost, stolen or destroyed certificate, upon the making of an affidavit of the fact by the holder thereof, the cash to be paid in the Merger as provided for herein; provided, however, that Sound Federal Bancorp may, in its sole discretion and as a condition precedent to the delivery thereof, require the owner of such lost, stolen or destroyed certificate to deliver a bond in such reasonable sum as Sound Federal Bancorp may require as indemnity against any claim that may be made against PFC, Sound Federal Bancorp or any other party with respect to the certificate alleged to have been lost, stolen or destroyed.

     (h) Sound Federal Bancorp is hereby authorized to adopt additional requirements with respect to the matters referred to in this Section 2.03 not inconsistent with the provisions of this Agreement or unduly burdensome to the shareholders of PFC.

     Section 2.04 Stock Options/Restricted Stock.

     (a) At the Merger Effective Date, each option granted by PFC (a "PFC Option") to purchase shares of PFC Common Stock issued and outstanding pursuant to the Peekskill Financial Corporation 1996 Stock Option Plan (the "PFC Stock Option Plan"), whether or not such option is exercisable on the Merger Effective Date, shall, by reason of the merger of Interim with and into PFC, cease to be outstanding and be converted into the right to receive in cash an amount equal to (i) the difference (if a positive number) between (A) $22.00 and (B) the exercise price of each such option multiplied by (ii) the number of shares of PFC Common Stock subject to the option.

     (b) At the Merger Effective Date, each unvested share of restricted stock awarded pursuant to the Peekskill Financial Corporation 1996 Recognition and Retention Plan shall automatically vest and the holder thereof shall be entitled to receive $22.00 per share.

                                   ARTICLE III
                      REPRESENTATIONS AND WARRANTIES OF PFC

     PFC represents and warrants to Sound Federal Bancorp that the statements contained in this Article III are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article III), except as set forth in the PFC Disclosure Schedules delivered by PFC to Sound Federal Bancorp prior to the date hereof. PFC has made a good faith effort to ensure that the disclosure on each schedule of the PFC Disclosure Schedules corresponds to the section reference herein. However, for purposes of the PFC Disclosure Schedules, any item disclosed on any schedule therein is deemed to be fully disclosed with respect to all schedules under which such item may be relevant.

     Section 3.01 Organization.

     (a) PFC is a corporation duly organized ,validly existing and in good standing under the laws of the State of Delaware, and is duly registered as a savings and loan holding company under the HOLA. PFC has full corporate power and authority to carry on its business as now conducted and is duly licensed or qualified to do business in the states of the United States and foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires such qualification, except where the failure to be so licensed or qualified would not have a Material Adverse Effect on PFC.

     (b) First Federal is a federal savings bank organized and validly existing under the laws of the United States. Except as set forth in PFC DISCLOSURE
SCHEDULE 3.01(b), First Federal is the only PFC Subsidiary. The deposits of First Federal are insured by the FDIC through the SAIF to the fullest extent permitted by law, and all premiums and assessments required to be paid in connection therewith have been paid when due by First Federal. Each other PFC Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization.

     (c) First Federal is a member in good standing of the Federal Home Loan Bank of New York and owns the requisite amount of stock therein.

     (d) Except as disclosed in PFC DISCLOSURE SCHEDULE 3.01(d), the respective minute books of PFC and each PFC Subsidiary accurately record, in all material respects, all material corporate actions of their respective shareholders and boards of directors (including committees) through the date of this Agreement.

     (e) Prior to the date of this Agreement, PFC has delivered to Sound Federal Bancorp true and correct copies of the certificate of incorporation, charter and bylaws of PFC and First Federal.

     Section 3.02 Capitalization.

     (a) The authorized capital stock of PFC consists of 4,900,000 shares of common stock, $0.01 par value ("PFC Common Stock"), of which 1,762,228 shares are outstanding, validly issued, fully paid and nonassessable and free of preemptive rights, and 2,337,522 shares are held by PFC as treasury stock and 100,000 shares of preferred stock, $0.01 par value per share, of which no shares are issued and outstanding. Neither PFC nor any PFC Subsidiary has or is bound by any Right of any character relating to the purchase, sale or issuance or voting of, or right to receive dividends or other distributions on any shares of PFC Common Stock, or any other security of PFC or any securities representing the right to vote, purchase or otherwise receive any shares of PFC Common Stock or any other security of PFC, other than shares issuable under the Sound Federal Bancorp Option and other than shares issuable under the PFC Stock Option Plans and other than as set forth in reasonable detail in the PFC DISCLOSURE SCHEDULE 3.02(a). PFC DISCLOSURE SCHEDULE 3.02(a) sets forth the name of each holder of options to purchase PFC Common Stock, the number of shares each such individual may acquire pursuant to the exercise of such options, the vesting dates, and the exercise price relating to the options held. PFC DISCLOSURE SCHEDULE 3.02 (a) also sets forth the name of each holder of restricted stock and the number of shares of restricted stock held by such person.

     (b) PFC owns all of the capital stock of First Federal, free and clear of any lien or encumbrance. Except for the PFC Subsidiaries, PFC does not possess, directly or indirectly, any material equity interest in any corporation, except for equity interests held in the investment portfolios of PFC Subsidiaries, equity interests held by PFC Subsidiaries in a fiduciary capacity, and equity interests held in connection with the lending activities of PFC Subsidiaries.

     (c) To PFC's knowledge, no Person or "group" (as that term is used in Section 13(d)(3) of the Exchange Act), is the beneficial owner (as defined in
Section 13(d) of the Exchange Act) of 5% or more of the outstanding shares of PFC Common Stock, except as disclosed in the PFC DISCLOSURE SCHEDULE 3.02(c).

     (d) PFC has outstanding options to purchase a maximum of 296,483 shares of PFC Common Stock.

     Section 3.03 Authority; No Violation.

     (a) PFC has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by PFC and the completion by PFC and First Federal of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of PFC and First Federal and, except for approval of the shareholders of PFC, no other corporate proceedings on the part of PFC are necessary to complete the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by PFC, and subject to approval by the shareholders of PFC and receipt of the required approvals of Regulatory Authorities described in Section 4.03 hereof, constitutes the valid and binding obligations of PFC, enforceable against PFC in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally, and subject, as to enforceability, to general principles of equity.

     (b) (A) The execution and delivery of this Agreement by PFC, (B) subject to receipt of approvals from the Regulatory Authorities referred to in Section 4.03 hereof and PFC's and Sound Federal Bancorp's compliance with any conditions contained therein, the consummation of the transactions contemplated hereby, and
(C) compliance by PFC and First Federal with any of the terms or provisions hereof will not except as set forth in PFC Disclosure Schedule 3.03(b) (i) conflict with or result in a breach of any provision of the certificate of incorporation or bylaws of PFC or any PFC Subsidiary or the charter and bylaws of First Federal ; (ii) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to PFC or any PFC Subsidiary or any of their respective properties or assets; or (iii) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default), under, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration or the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of PFC or First Federal under, any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other investment or obligation to which PFC or First Federal is a party, or by which they or any of their respective properties or assets may be bound or affected.

     Section 3.04 Consents. Except for the consents, waivers, approvals, filings and registrations from or with the Regulatory Authorities referred to in Section
4.03 hereof and compliance with any conditions contained therein, and the approval of this Agreement by the requisite vote of the shareholders of PFC, no consents, waivers or approvals of, or filings or registrations with, any governmental authority are necessary, and, to PFC's knowledge, as set forth in PFC Disclosure Schedule 3.04 no consents, waivers or approvals of, or filings or registrations with, any other third parties are necessary, in connection with
(a) the execution and delivery of this Agreement by PFC, and (b) the completion by PFC and First Federal of the transactions contemplated hereby. PFC has no reason to believe that (i) any required consents or approvals will not be received, or that (ii) any public body or authority, the consent or approval of which is not required or any filing with which is not required, will object to the completion of the transactions contemplated by this Agreement.

     Section 3.05 Financial Statements.

     (a) PFC has previously delivered to Sound Federal Bancorp the PFC Regulatory Reports. The PFC Regulatory Reports have been, or will be, prepared in all material respects in accordance with applicable regulatory accounting principles and practices throughout the periods covered by such statements, and fairly present, or will fairly present in all material respects, the consolidated financial position, results of operations and changes in shareholders' equity of PFC as of and for the periods ended on the dates thereof, in accordance with applicable regulatory accounting principles applied on a consistent basis.

         (b) PFC has  previously  delivered  to Sound  Federal  Bancorp  the PFC
Financials. The PFC Financials have been, or will be, prepared in accordance with GAAP, and (including the related notes where applicable) fairly present, or will fairly present, in each case in all material respects (subject in the case of the unaudited interim statements to normal year-end adjustments), the consolidated financial position, results of operations and cash flows of PFC and the PFC Subsidiaries as of and for the respective periods ending on the dates thereof, in accordance with GAAP applied on a consistent basis during the periods involved, except as indicated in the notes thereto, or in the case of unaudited statements, as permitted by Form 10-Q.

         (c) At the date of each balance sheet included in the PFC Financials or the PFC Regulatory Reports, PFC did not have, or will not have any liabilities, obligations or loss contingencies of any nature (whether absolute, accrued, contingent or otherwise) of a type required to be reflected in such PFC Financials or PFC Regulatory Reports or in the footnotes thereto which are not fully reflected or reserved against therein or fully disclosed in a footnote thereto, except for liabilities, obligations and loss contingencies which are not material individually or in the aggregate or which are incurred in the ordinary course of business, consistent with past practice, and except for liabilities, obligations and loss contingencies which are within the subject matter of a specific representation and warranty herein and subject, in the case of any unaudited statements, to normal, recurring audit adjustments and the absence of footnotes.

         Section 3.06 Taxes. PFC and the PFC Subsidiaries are members of the same affiliated group within the meaning of IRC Section 1504(a). PFC has duly filed all federal, state and material local tax returns required to be filed by or with respect to PFC and all PFC Subsidiaries on or prior to the Closing Date (all such amounts shown to be due have been paid) and has duly paid or will pay, or made or will make, provisions for the payment of all material federal, state and local taxes which have been incurred by or are due or claimed to be due from PFC and any PFC Subsidiary by any taxing authority or pursuant to any written tax sharing agreement on or prior to the Closing Date other than taxes or other charges which (i) are not delinquent, (ii) are being contested in good faith, or
(iii) have not yet been fully determined. As of the date of this Agreement, there is no audit examination, deficiency assessment, tax investigation or refund litigation with respect to any taxes of PFC or any of its Subsidiaries, and no claim has been made by any authority in a jurisdiction where PFC or any of its Subsidiaries do not file tax returns that PFC or any such Subsidiary is subject to taxation in that jurisdiction. Except as set forth in PFC DISCLOSURE
SCHEDULE 3.06, PFC and its Subsidiaries have not executed an extension or waiver of any statute of limitations on the assessment or collection of any material tax due that is currently in effect. PFC and each of its Subsidiaries has withheld and paid all taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party, and PFC and each of its Subsidiaries has timely complied with all applicable information reporting requirements under
Part III, Subchapter A of Chapter 61 of the Code and similar applicable state and local information reporting requirements.

         Section 3.07 No Material Adverse Effect. PFC and the PFC Subsidiaries, taken as a whole, have not suffered any Material Adverse Effect since September 30, 1999.

         Section 3.08 Contracts.

         (a) Except as set forth in PFC DISCLOSURE SCHEDULE 3.08(a), neither PFC nor any PFC Subsidiary is a party to or subject to: (i) any employment, consulting or severance contract or material arrangement with any past or present officer, director or employee of PFC or any PFC Subsidiary, except for "at will" arrangements; (ii) any plan, material arrangement or contract providing for bonuses, pensions, options, deferred compensation, retirement payments, profit sharing or similar material arrangements for or with any past or present officers, directors or employees of PFC or any PFC Subsidiary; (iii) any collective bargaining agreement with any labor union relating to employees of PFC or any PFC Subsidiary; (iv) any agreement which by its terms limits the payment of dividends by PFC or First Federal; (v) any instrument evidencing or related to material indebtedness for borrowed money whether directly or indirectly, by way of purchase money obligation, conditional sale, lease purchase, guaranty or otherwise, in respect of which PFC or any PFC Subsidiary is an obligor to any person, which instrument evidences or relates to indebtedness other than deposits, repurchase agreements, bankers' acceptances, advance from the FHLB of New York, and "treasury tax and loan" accounts established in the ordinary course of business and transactions in "federal funds" or which contains financial covenants or other restrictions (other than those relating to the payment of principal and interest when due) which would be applicable on or after the Closing Date to Sound Federal Bancorp or any Sound Federal Bancorp Subsidiary; or (vi) any contract (other than this Agreement) limiting the freedom, in any material respect, of PFC or First Federal to engage in any type of banking or bank-related business which PFC or First Federal is permitted to engage in under applicable law as of the date of this Agreement.

         (b) True and correct copies of agreements, plans, contracts, arrangements and instruments referred to in Section 3.08(a), have been provided to Sound Federal Bancorp on or before the date hereof, are listed on PFC DISCLOSURE SCHEDULE 3.08(a) and are in full force and effect on the date hereof and neither PFC nor any PFC Subsidiary (nor, to the knowledge of PFC, any other party to any such contract, plan, arrangement or instrument) has materially breached any provision of, or is in default in any respect under any term of, any such contract, plan, arrangement or instrument. Except as set forth in the PFC DISCLOSURE SCHEDULE 3.08(b), no party to any material contract, plan, arrangement or instrument will have the right to terminate any or all of the provisions of any such contract, plan, arrangement or instrument as a result of the execution of, and the transactions contemplated by, this Agreement. Except as set forth in PFC DISCLOSURE SCHEDULE 3.08(b), none of the employees
(including officers) of PFC or any PFC Subsidiary, possess the right to terminate their employment and receive or be paid (or cause PFC or any PFC Subsidiary to accrue on their behalf) benefits solely as a result of the execution of this Agreement or the consummation of the transactions contemplated thereby. Except as set forth in PFC DISCLOSURE SCHEDULE 3.08(b), no plan, contract, employment agreement, termination agreement, or similar agreement or arrangement to which PFC or any PFC Subsidiary is a party or under which PFC or any PFC Subsidiary may be liable contains provisions which permit an employee or independent contractor to terminate it without cause and continue to accrue future benefits thereunder. Except as set forth in PFC DISCLOSURE SCHEDULE 3.08(b), no such agreement, plan, contract, or arrangement (x) provides for acceleration in the vesting of benefits or payments due thereunder upon the occurrence of a change in ownership or control of PFC or any PFC Subsidiary or upon the occurrence of a subsequent event; or
(y) requires PFC or any PFC Subsidiary to provide a benefit in the form of PFC Common Stock or determined by reference to the value of PFC Common Stock. Except as set forth in PFC Disclosure Schedule 3.08(b) no such agreement, plan or arrangement with respect to officers or directors of PFC or to its employees, provides for benefits which may cause an "excess parachute payment" or the disallowance of a federal income tax deduction under IRC Section 280G.

     Section 3.09 Ownership of Property; Insurance Coverage.

     (a) Except as disclosed in PFC DISCLOSURE SCHEDULE 3.09, PFC and the PFC Subsidiaries have good and, as to real property, marketable title to all material assets and properties owned by PFC or any PFC Subsidiary in the conduct of their businesses, whether such assets and properties are real or personal, tangible or intangible, including assets and property reflected in the balance sheets contained in the PFC Regulatory Reports and in the PFC Financials or acquired subsequent thereto (except to the extent that such assets and properties have been disposed of in the ordinary course of business, since the date of such balance sheets), subject to no material encumbrances, liens, mortgages, security interests or pledges, except (i) those items which secure liabilities for public or statutory obligations or any discount with, borrowing from or other obligations to FHLB of New York, inter-bank credit facilities, or any transaction by a PFC Subsidiary acting in a fiduciary capacity, (ii) statutory liens for amounts not yet delinquent or which are being contested in good faith, and (iii) items permitted under Article V. PFC and the PFC Subsidiaries, as lessee, have the right under valid and subsisting leases of real and personal properties used by PFC and its Subsidiaries in the conduct of their businesses to occupy or use all such properties as presently occupied and used by each of them. Except as disclosed in PFC DISCLOSURE SCHEDULE 3.09, such existing leases and commitments to lease constitute or will constitute operating leases for both tax and financial accounting purposes and the lease expense and minimum rental commitments with respect to such leases and lease commitments are as disclosed in the Notes to the PFC Financials.

     (b) With respect to all material agreements pursuant to which PFC or any PFC Subsidiary has purchased securities subject to an agreement to resell, if any, PFC or such PFC Subsidiary, as the case may be, has a lien or security interest (which to PFC's knowledge is a valid, perfected first lien) in the securities or other collateral securing the repurchase agreement, and the value of such collateral equals or exceeds the amount of the debt secured thereby.

     (c) PFC and each PFC Subsidiary currently maintains insurance considered by PFC to be reasonable for their respective operations, in accordance with good business practice. PFC has not received notice from any insurance carrier that
(i) such insurance will be canceled or that coverage thereunder will be reduced or eliminated, or (ii) premium costs with respect to such policies of insurance will be substantially increased. There are presently no material claims pending under such policies of insurance and no notices have been given by PFC under such policies. All such insurance is valid and enforceable and in full force and effect, and within the last three years PFC has received each type of insurance coverage for which it has applied and during such periods has not been denied indemnification for any material claims submitted under any of its insurance policies.

     Section  3.10 Legal  Proceedings.  Except as  disclosed  in PFC  DISCLOSURE
SCHEDULE 3.10, neither PFC nor any PFC Subsidiary is a party to any, and there are no pending or, to the best of PFC's knowledge, threatened legal, administrative, arbitration or other proceedings, claims (whether asserted or unasserted), actions or governmental investigations or inquiries of any nature
(i) against PFC or any PFC Subsidiary, (ii) to which PFC or any PFC Subsidiary's assets are or may be subject, (iii) challenging the validity or propriety of any of the transactions contemplated by this Agreement, or (iv) which could adversely affect the ability of PFC to perform under this Agreement, except for any proceedings, claims, actions, investigations or inquiries referred to in clauses (i) or (ii) which, if adversely determined, individually or in the aggregate, could not be reasonably expected to have a Material Adverse Effect on PFC and the PFC Subsidiaries, taken as a whole.

     Section 3.11 Compliance With Applicable Law.

     (a) PFC and PFC Subsidiaries hold all licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses under, and have complied in all material respects with, applicable laws, statutes, orders, rules or regulations of any federal, state or local governmental authority relating to them, other than where such failure to hold or such noncompliance will neither result in a limitation in any material respect on the conduct of their respective businesses.

     (b) Except as disclosed in PFC DISCLOSURE SCHEDULE 3.11, neither PFC nor any PFC Subsidiary has received any notification or communication from any Regulatory Authority (i) asserting that PFC or any PFC Subsidiary is not in material compliance with any of the statutes, regulations or ordinances which such Regulatory Authority enforces; (ii) threatening to revoke any license, franchise, permit or governmental authorization which is material to PFC or any PFC Subsidiary; (iii) requiring or threatening to require PFC or any PFC Subsidiary, or indicating that PFC or any PFC Subsidiary may be required, to enter into a cease and desist order, agreement or memorandum of understanding or any other agreement with any federal or state governmental agency or authority which is charged with the supervision or regulation of banks or engages in the insurance of bank deposits restricting or limiting, or purporting to restrict or limit, in any material respect the operations of PFC or any PFC Subsidiary, including without limitation any restriction on the payment of dividends; or
(iv) directing, restricting or limiting, or purporting to direct, restrict or limit, in any manner the operations of PFC or any PFC Subsidiary, including without limitation any restriction on the payment of dividends (any such notice, communication, memorandum, agreement or order described in this sentence is hereinafter referred to as a "Regulatory Agreement"). Neither PFC nor any PFC Subsidiary has consented to or entered into any currently effective Regulatory Agreement, except as set forth in PFC DISCLOSURE SCHEDULE 3.11. The most recent regulatory rating given to First Federal as to compliance with the CRA is satisfactory or better.

     Section 3.12 ERISA/Employee Compensation.

     (a) PFC DISCLOSURE SCHEDULE 3.12 contains a complete and accurate list of all pension, retirement, stock option, stock purchase, stock ownership, savings, stock appreciation right, profit sharing, deferred compensation, consulting, bonus, group insurance, severance and other benefit plans, contracts, agreements and arrangements, including, but not limited to, "employee benefit plans," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), incentive and welfare policies, contracts, plans and arrangements and all trust agreements related thereto with respect to any present or former directors, officers or other employees of PFC or any of its Subsidiaries (hereinafter collectively referred to as the "PFC Employee Plans"). If the plan, contract, agreement or arrangement is funded through a trust or third party funding vehicle, such as an insurance contract, a copy of the trust or other funding arrangement (including all amendments thereto) and the latest financial statements thereof.

     All of the PFC Employee Plans comply in all material respects with all applicable requirements of ERISA, the IRC and other applicable laws; there has occurred no "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the IRC) which is likely to result in the imposition of any penalties or taxes under Section 502(i) of ERISA or Section 4975 of the IRC upon PFC or any of its Subsidiaries. No liability to the PBGC has been or is expected by PFC or any of its Subsidiaries to be incurred with respect to any PFC Employee Plan which is subject to Title IV of ERISA, or with respect to any "single-employer plan" (as defined in Section 4001(a) of ERISA)(" PFC Pension Plan") currently or formerly maintained by PFC or any entity which is considered one employer with PFC under Section 4001(b)(1) of ERISA or Section 414 of the IRC (an "ERISA Affiliate"). Except as set forth in PFC DISCLOSURE SCHEDULE 3.12(a), no PFC Pension Plan had an "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, as of the last day of the end of the most recent plan year ending prior to the date hereof; the fair market value of the assets of each PFC Pension Plan exceeds the present value of the "benefit liabilities" (as defined in Section 4001(a)(16) of ERISA) under such PFC Pension Plan as of the end of the most recent plan year with respect to the respective PFC Pension Plan ending prior to the date hereof, calculated on the basis of the actuarial assumptions used in the most recent actuarial valuation for such PFC Pension Plan as of the date hereof; and no notice of a "reportable event" (as defined in Section 4043 of ERISA) for which the 30-day reporting requirement has not been waived has been required to be filed for any PFC Pension Plan within the 12-month period ending on the date hereof. Neither PFC nor any of its Subsidiaries has provided, or is required to provide, security to any PFC Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the IRC. Neither PFC, its Subsidiaries, nor any ERISA Affiliate has contributed to any "multiemployer plan," as defined in
Section 3(37) of ERISA, on or after September 26, 1980.

     (b) Each PFC Employee Plan that is an "employee pension benefit plan" (as defined in Section 3(2) of ERISA) and which is intended to be qualified under
Section 401(a) of the IRC (a "PFC Qualified Plan") has received a favorable determination letter from the Internal Revenue Service ("IRS"), and PFC and its Subsidiaries are not aware of any circumstances likely to result in revocation of any such favorable determination letter. There is no pending or, to PFC's knowledge, threatened litigation, administrative action or proceeding relating to any PFC Employee Plan. There has been no announcement or commitment by PFC or any of its Subsidiaries to create an additional PFC Employee Plan, or to amend any PFC Employee Plan, except for amendments required by applicable law which do not materially increase the cost of such PFC Employee Plan; and, except as specifically identified in PFC's DISCLOSURE SCHEDULE, PFC and its Subsidiaries do not have any obligations for post-retirement or post-employment benefits under any PFC Employee Plan that cannot be amended or terminated upon 60 days' notice or less without incurring any liability thereunder, except for coverage required by Part 6 of Title I of ERISA or Section 4980B of the IRC, or similar state laws, the cost of which is borne by the insured individuals. With respect to each PFC Employee Plan, PFC has supplied to Sound Federal Bancorp a true and correct copy of (A) the annual report on the applicable form of the Form 5500 series filed with the IRS for the most recent three plan years, if required to be filed, (B) such PFC Employee Plan, including amendments thereto,
(C) each trust agreement, insurance contract or other funding arrangement relating to such PFC Employee Plan, including amendments thereto, (D) the most recent summary plan description and summary of material modifications thereto for such PFC Employee Plan, if the PFC Employee Plan is subject to Title I of ERISA, (E) the most recent actuarial report or valuation if such PFC Employee Plan is a PFC Pension Plan and any subsequent changes to the actuarial assumptions contained therein and (F) the most recent determination letter issued by the IRS if such Employee Plan is a Qualified Plan.

     (c) Except as set forth in PFC DISCLOSURE SCHEDULE 3.12(c), no compensation payable by PFC and any PFC Subsidiary to any of their employees under any PFC Employee Plan (including by reason of the transactions contemplated hereby) will be subject to disallowance under Section 162(m) of the IRC.

     Section 3.13 Brokers, Finders and Financial Advisors. Except for PFC's engagement of Capital Resources Group, Inc. in connection with transactions contemplated by this Agreement, neither PFC nor any PFC Subsidiary, nor any of their respective officers, directors, employees or agents, has employed any broker, finder or financial advisor in connection with the transactions contemplated by this Agreement, or, except for its commitments disclosed in PFC DISCLOSURE SCHEDULE 3.13, incurred any liability or commitment for any fees or commissions to any such person in connection with the transactions contemplated by this Agreement, which has not been reflected in the PFC Financials.

         Section 3.14 Environmental Matters.

     (a) With respect to PFC and each of the PFC Subsidiaries, and except as set forth in PFC DISCLOSURE SCHEDULE 3.14:

                  (i) Each of PFC and its Subsidiaries, the Participation Facilities, and, to PFC's knowledge, the Loan Properties are, and have been, in substantial compliance with, and are not liable under, any Environmental Laws;

                  (ii) There is no suit, claim, action, demand, executive or administrative order, directive, investigation or proceeding pending or, to PFC's knowledge, threatened, before any court, governmental agency or board or other forum against it or any of the PFC Subsidiaries or any Participation Facility (x) for alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (y) relating to the presence of or release (as defined herein) into the environment of any Hazardous Material (as defined herein), whether or not occurring at or on a site owned, leased or operated by it or any of the PFC Subsidiaries or any Participation Facility;

                  (iii) There is no suit, claim, action, demand, executive or administrative order, directive, investigation or proceeding pending or, to PFC's knowledge threatened, before any court, governmental agency or board or other forum relating to or against any Loan Property (or PFC or any of the PFC Subsidiaries in respect of such Loan Property) (x) relating to alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (y) relating to the presence of or release into the environment of any Hazardous Material, whether or not occurring at or on a site owned, leased or operated by a Loan Property;

                  (iv) To PFC's knowledge, the properties currently owned or operated by PFC or any of the PFC Subsidiaries (including, without limitation, soil, groundwater or surface water on, under or adjacent to the properties, and buildings thereon) are not contaminated with and do not otherwise contain any Hazardous Material other than as permitted under applicable Environmental Law;

                  (v) Neither PFC nor any of the PFC Subsidiaries has received any notice, demand letter, executive or administrative order, directive or request for information from any federal, state, local or foreign governmental entity or any third party indicating that it may be in violation of, or liable under, any Environmental Law;

                  (vi) To PFC's knowledge, there are no underground storage tanks on, in or under any properties owned or operated by PFC or any of the PFC Subsidiaries or any Participation Facility, and no underground storage tanks have been closed or removed from any properties owned or operated by PFC or any of the PFC Subsidiaries or any Participation Facility; and

                  (vii) To PFC's knowledge, during the period of (s) PFC's or any of the PFC Subsidiaries' ownership or operation of any of their respective current properties or (t) PFC's or any of the PFC Subsidiaries' participation in the management of any Participation Facility, there has been no contamination by or release of Hazardous Materials in, on, under or affecting such properties. To PFC's knowledge, prior to the period of (x) PFC's or any of the PFC
Subsidiaries' ownership or operation of any of their respective current properties or (y) PFC's or any of the PFC Subsidiaries' participation in the management of any Participation Facility, there was no contamination by or release of Hazardous Material in, on, under or affecting such properties.

         (b) "Loan Property" means any property in which the applicable party (or a Subsidiary of it) holds a security interest, and, where required by the context, includes the owner or operator of such property, but only with respect to such property. "Participation Facility" means any facility in which the applicable party (or a Subsidiary of it) participates in the management (including all property held as trustee or in any other fiduciary capacity) and, where required by the context, includes the owner or operator of such property, but only with respect to such property.

     Section 3.15 Loan Portfolio.

     (a) With respect to each loan owned by PFC or any of the PFC Subsidiaries in whole or in part (each, a "Loan"), to the best knowledge of PFC:

                  (i) the  note  and the  related  security  documents  are each
legal,  valid  and  binding   obligations  of  the  maker  or  obligor  thereof,
enforceable against such maker or obligor in accordance with their terms;

                  (ii) neither PFC nor any of the PFC Subsidiaries, nor any prior holder of a Loan, has modified the note or any of the related security documents in any material respect or satisfied, canceled or subordinated the note or any of the related security documents except as otherwise disclosed by documents in the applicable Loan file;

                  (iii) PFC or any PFC Subsidiary is the sole holder of legal and beneficial title to each Loan (or PFC's applicable participation interest, as applicable), except as otherwise referenced on the books and records of PFC;

                  (iv) the note and the related security documents, copies of which are included in the Loan files, are true and correct copies of the documents they purport to be and have not been suspended, amended, modified, canceled or otherwise changed except as otherwise disclosed by documents in the applicable Loan file;

                  (v) there is no pending or threatened condemnation proceeding or similar proceeding affecting the property that serves as security for a Loan, except as otherwise referenced on the books and records of PFC and its Subsidiaries;

                  (vi) there is no litigation or proceeding pending or threatened relating to the property that serves as security for a Loan that would have a Material Adverse Effect upon the related Loan, except as otherwise disclosed by documents in the applicable Loan file; and

                  (vii)  with   respect  to  a  Loan  held  in  the  form  of  a
participation, the participation documentation is legal, valid, binding and enforceable, except as otherwise disclosed by documents in the applicable Loan file.

         (b) The allowance for possible losses reflected in PFC's audited statement of condition at September 30, 1999 was, and the allowance for possible losses shown on the balance sheets in PFC's Securities Documents for periods ending after September 30, 1999 have been and will be, adequate, as of the dates thereof, under GAAP.

     (c) PFC DISCLOSURE SCHEDULE 3.15 sets forth by category the amounts of all loans, leases, advances, credit enhancements, other extensions of credit, commitments and interest-bearing assets of PFC and the PFC Subsidiaries that have been classified (whether regulatory or internal) as "Special Mention," "Substandard," "Doubtful," "Loss" or words of similar import as of June 30, 1999. The other real estate owned ("OREO") included in any non-performing assets of PFC or any of the PFC Subsidiaries is carried net of reserves at the lower of cost or fair value, less estimated selling costs, based on current independent appraisals or evaluations or current management appraisals or evaluations; provided, however, that "current" shall mean within the past 12 months.

     Section 3.16 Information to be Supplied. The information to be provided by PFC for inclusion in the Proxy Statement will not, at the time the Proxy Statement is mailed to PFC shareholders, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading. The information supplied, or to be supplied, by PFC for inclusion in the Applications will, at the time such documents are filed with any Regulatory Authority, be accurate in all material aspects.

     Section 3.17 Securities Documents. PFC has delivered to Sound Federal Bancorp copies of its (i) annual reports on Form 10-K for the years ended June 30, 1999, 1998 and 1997, (ii) quarterly reports on Form 10-Q for the quarters ended September 30, 1999 and December 31, 1999, and (iii) proxy materials used or for use in connection with its meetings of shareholders held in 1999, 1998 and 1997. Such reports and such proxy materials complied, at the time filed with the SEC or as the same may have been amended, in all material respects, with the Securities Laws.

     Section 3.18 Related Party Transactions. Except as disclosed in PFC DISCLOSURE SCHEDULE 3.18, or as described in PFC's Proxy Statement distributed in connection with the 1999 annual meeting of shareholders (which has previously been provided to Sound Federal Bancorp), neither PFC nor any PFC Subsidiary is a party to any transaction (including any loan or other credit accommodation) with any Affiliate of PFC or any PFC Affiliate. Except as disclosed in PFC DISCLOSURE
SCHEDULE 3.18, all such transactions (a) were made in the ordinary course of business, (b) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other Persons, and (c) did not involve more than the normal risk of collectability or present other unfavorable features. Except as set forth on PFC DISCLOSURE SCHEDULE 3.18, no loan or credit accommodation to any Affiliate of PFC or any PFC Subsidiary is presently in default or, during the three year period prior to the date of this Agreement, has been in default or has been restructured, modified or extended. Neither PFC nor any PFC Subsidiary has been notified that principal and interest with respect to any such loan or other credit accommodation will not be paid when due or that the loan grade classification accorded such loan or credit accommodation by PFC is inappropriate.

     Section 3.19 Schedule of Termination Benefits. PFC DISCLOSURE SCHEDULE 3.19 includes a schedule of all termination benefits and related payments that would be payable to the individuals identified thereon, excluding any options to acquire PFC Common Stock granted to such individuals, under any and all employment agreements, special termination agreements, supplemental executive retirement plans, deferred bonus plans, deferred compensation plans, salary continuation plans, or any compensation arrangement, or other pension benefit or welfare benefit plan maintained by PFC or any PFC Subsidiary for the benefit of officers or directors of PFC or any PFC Subsidiary (the "Benefits Schedule"), assuming their employment or service is terminated as of July 31, 2000 and the Closing Date occurs prior to such termination. No other individuals are entitled to benefits under any such plans.

     Section 3.20 Deposits. None of the deposits of PFC or any PFC Subsidiary is a "brokered" deposit as defined in 12 U.S. Code Section 1831f(g).

     Section 3.21 Antitakeover Provisions Inapplicable. Except as set forth on PFC DISCLOSURE SCHEDULE 3.21, the transactions contemplated by this Agreement are not subject to any applicable state takeover law.

     Section 3.22 Fairness Opinion. PFC has received a written opinion from Capital Resources Group, Inc. to the effect that, subject to the terms, conditions and qualifications set forth therein, as of the date thereof, the Merger Consideration to be received by the stockholders of PFC pursuant to this Agreement is fair to such stockholders from a financial point of view. Such opinion has not been amended or rescinded as of the date of this Agreement.

                                   ARTICLE IV
             REPRESENTATIONS AND WARRANTIES OF SOUND FEDERAL BANCORP

     Sound Federal Bancorp represents and warrants to PFC that the statements contained in this Article IV are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article IV), except as set forth in the Sound Federal Bancorp Disclosure Schedules delivered by Sound Federal Bancorp to PFC prior to the date hereof. Sound Federal Bancorp has made a good faith effort to ensure that the disclosure on each schedule of the Sound Federal Bancorp Disclosure Schedules corresponds to the section reference herein. However, for purposes of the Sound Federal Bancorp Disclosure Schedules, any item disclosed on any schedule therein is deemed to be fully disclosed with respect to all schedules under which such item may be relevant.

         Section 4.01 Organization.

     (a) Sound Federal Bancorp is a corporation duly organized and validly existing under the laws of the United States, and is duly registered as a savings and loan holding company under the HOLA. Sound Federal Bancorp has full corporate power and authority to carry on its business as now conducted and is duly licensed or qualified to do business in the states of the United States and foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires such qualification, except where the failure to be so licensed or qualified would not have a Material Adverse Effect on Sound Federal Bancorp.

          (b) Sound Federal is a stock savings bank duly organized and validly existing under the laws of the United States. The deposits of Sound Federal are insured by the FDIC through the SAIF to the fullest extent permitted by law, and all premiums and assessments required to be paid in connection therewith have been paid when due by Sound Federal. Each other Sound Federal Bancorp Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization.

     (c) Sound Federal is a member in good standing of the Federal Home Loan Bank of New York and owns the requisite amount of stock therein.

     (d) Prior to the date of this Agreement, Sound Federal Bancorp has delivered to PFC true and correct copies of the charter and bylaws of Sound Federal Bancorp.

     Section 4.02 Authority; No Violation.

     (a) Sound Federal Bancorp and Sound Federal have full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Sound Federal Bancorp and Sound Federal and the completion by Sound Federal Bancorp and Sound Federal of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of Sound Federal Bancorp and Sound Federal and, no other corporate proceedings on the part of Sound Federal Bancorp or Sound Federal other than the incorporation of Interim are necessary to complete the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Sound Federal Bancorp and Sound Federal and, subject to receipt of the required approvals of Regulatory Authorities described in Section 4.03 hereof, constitutes the valid and binding obligation of Sound Federal Bancorp and Sound Federal enforceable against Sound Federal
Bancorp and Sound Federal in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally.

     (b) (A) The execution and delivery of this Agreement by Sound Federal Bancorp and Sound Federal, (B) subject to receipt of approvals from the Regulatory Authorities referred to in Section 4.03 hereof and PFC's and Sound Federal Bancorp's and Sound Federal's compliance with any conditions contained therein, the consummation of the transactions contemplated hereby, and (C) compliance by Sound Federal Bancorp and Sound Federal with any of the terms or provisions hereof will not (i) conflict with or result in a breach of any provision of the certificate of incorporation or bylaws of Sound Federal Bancorp or any Sound Federal Bancorp Subsidiary or the charter and bylaws of Sound Federal; (ii) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Sound Federal Bancorp or any Sound Federal Bancorp Subsidiary or any of their respective properties or assets; or (iii) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default), under, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration or the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of Sound Federal Bancorp or Sound Federal under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other investment or obligation to which Sound Federal Bancorp or Sound Federal is a party, or by which they or any of their respective properties or assets may be bound or affected, except for such violations, conflicts, breaches or defaults under clause (ii) or (iii) hereof which, either individually or in the aggregate, will not have a Material Adverse Effect on Sound Federal Bancorp.

     Section 4.03 Consents. Except for consents, approvals, filings and registrations from or with the FDIC, SEC, OTS and state "blue sky" authorities, and compliance with any conditions contained therein, and the approval of this Agreement by the shareholders of PFC, the filing of a certificate of merger with the OTS, and the certificate of merger with the Secretary of State of the State of Delaware, no consents or approvals of, or filings or registrations with, any public body or authority are necessary, and no consents or approvals of any third parties are necessary, or will be, in connection with (a) the execution and delivery of this Agreement by Sound Federal Bancorp and Sound Federal, and
(b) the completion by Sound Federal Bancorp and Sound Federal of the transactions contemplated hereby. Sound Federal Bancorp has no reason to believe that (i) any required consents or approvals will not be received or will be received with conditions, limitations or restrictions unacceptable to it or which would adversely impact Sound Federal Bancorp's ability to complete the transactions contemplated by this Agreement or that (ii) any public body or authority, the consent or approval of which is not required or any filing with which is not required, will object to the completion of the transactions contemplated by this Agreement.

     Section 4.04 Compliance With Applicable Law.

     (a) Sound Federal Bancorp and the Sound Federal Bancorp Subsidiaries hold all licenses, franchises, permits and authorizations necessary for the lawful conduct of their businesses under, and have complied in all material respects with, applicable laws, statutes, orders, rules or regulations of any federal, state or local governmental authority relating to them, other than where such failure to hold or such noncompliance will neither result in a limitation in any material respect on the conduct of their businesses nor otherwise have a Material Adverse Effect on Sound Federal Bancorp and its Subsidiaries taken as a whole.

     (b) Except as set forth in Sound Federal Bancorp DISCLOSURE SCHEDULE 4.04(b), neither Sound Federal Bancorp nor any Sound Federal Bancorp Subsidiary has received any notification or communication from any Regulatory Authority (i) asserting that Sound Federal Bancorp or any Sound Federal Bancorp Subsidiary is not in compliance with any of the statutes, regulations or ordinances which such Regulatory Authority enforces; (ii) threatening to revoke any license, franchise, permit or governmental authorization which is material to Sound Federal Bancorp or any Sound Federal Bancorp Subsidiary; (iii) requiring or threatening to require Sound Federal Bancorp or any Sound Federal Bancorp
Subsidiary, or indicating that Sound Federal Bancorp or any Sound Federal Bancorp Subsidiary may be required, to enter into a cease and desist order, agreement or memorandum of understanding or any other agreement restricting or limiting, or purporting to restrict or limit, in any manner the operations of Sound Federal Bancorp or any Sound Federal

Bancorp Subsidiary, including without limitation any restriction on the payment of dividends; or (iv) directing, restricting or limiting, or purporting to direct, restrict or limit, in any manner the operations of Sound Federal Bancorp or any Sound Federal Bancorp Subsidiary, including without limitation any restriction on the payment of dividends (any such notice, communication, memorandum, agreement or order described in this sentence is hereinafter referred to as a "Regulatory Agreement"). Neither Sound Federal Bancorp nor any Sound Federal Bancorp Subsidiary is a party to, nor has consented to any Regulatory Agreement. The most recent regulatory rating given to Sound Federal as to compliance with the CRA is satisfactory or better.

     Section 4.05 Information to be Supplied. The information to be supplied by Sound Federal Bancorp for inclusion in the Proxy Statement will not, at the time the Proxy Statement is mailed to PFC shareholders, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading. The information supplied, or to be supplied, by Sound Federal Bancorp for inclusion in the Applications will, at the time such documents are filed with any Regulatory Authority, be accurate in all material aspects.

     Section 4.06 Financing. As of the date hereof Sound Federal has, and at the Merger Effective Date, Sound Federal will have funds which are sufficient and available to meet its obligations under this Agreement and to consummate in a timely manner the transactions contemplated hereby and thereby.

                                    ARTICLE V
                            COVENANTS OF THE PARTIES

     Section 5.01 Conduct of PFC's Business.

     (a) From the date of this Agreement to the Closing Date, PFC and each PFC Subsidiary will conduct their business and engage in transactions, including extensions of credit, only in the ordinary course and consistent with past practice and policies, except as otherwise required or contemplated by this Agreement or with the written consent of Sound Federal Bancorp. PFC, First Federal , and each of the PFC Subsidiaries will use its reasonable good faith efforts, to (i) preserve their business organizations intact, (ii) maintain good relationships with employees, and (iii) preserve for themselves the good will of their customers and others with whom business relationships exist. From the date hereof to the Closing Date, except as otherwise consented to or approved by Sound Federal Bancorp in writing or as contemplated or required by this Agreement, PFC will not, and PFC will not permit any PFC Subsidiary to:

                  (i) amend or change any p rovision of its certificate of incorporation, charter, or bylaws;

                  (ii) change the number of authorized or issued shares of its capital stock or issue or grant any right or agreement of any character relating to its authorized or issued capital stock or any securities convertible into shares of such stock, or split, combine or reclassify any shares of capital stock, or declare, set aside or pay any dividend or other distribution in respect of capital stock, other than the quarterly cash dividend of $.09 per share payable by PFC (with payment and record dates consistent with past practice), or redeem or otherwise acquire any shares of capital stock, except that (A) PFC may issue shares of PFC Common Stock upon the valid exercise, in accordance with the information set forth in PFC DISCLOSURE SCHEDULE 3.02, of presently outstanding options to acquire PFC Common Stock under the PFC Stock Option Plans;

                  (iii) grant or agree to pay any bonus, severance or termination to, or enter into or amend any employment agreement, severance agreement, supplemental executive agreement, or similar agreement or arrangement with any of its directors, officers or employees, or increase in any manner the compensation or fringe benefits of any employee, officer or director, except as may be required pursuant to legally binding commitments existing on the date hereof and set forth on PFC DISCLOSURE SCHEDULES 3.08 and 3.12;

                  (iv) enter into or, except as may be required by law, modify any pension, retirement, stock option, stock purchase, stock appreciation right, stock grant, savings, profit sharing, deferred compensation, supplemental retirement, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement related thereto, in respect of any of its directors, officers or employees (other than to create and fund a rabbi trust for the benefit of PFC's President for amounts previously accrued pursuant to the PFC President's Supplemental Employee Retirement Agreement); or make any contributions to any defined contribution or defined benefit plan not in the ordinary course of business consistent with past practice; or materially amend any PFC Employee Plan except to the extent such modifications or amendments do not result in an increase in cost;

                  (v) merge or consolidate PFC or any PFC Subsidiary with any other corporation; sell or lease all or any substantial portion of the assets or business of PFC or any PFC Subsidiary; make any acquisition of all or any substantial portion of the business or assets of any other person, firm, association, corporation or business organization other than in connection with foreclosures, settlements in lieu of foreclosure, troubled loan or debt restructuring, or the collection of any loan or credit arrangement between PFC, or any PFC Subsidiary, and any other person; enter into a purchase and assumption transaction with respect to deposits and liabilities; permit the revocation or surrender by any PFC Subsidiary of its certificate of authority to maintain, or file an application for the relocation of, any existing branch office, or file an application for a certificate of authority to establish a new branch office;

                  (vi) sell or otherwise dispose of the capital stock of PFC or sell or otherwise dispose of any asset of PFC or of any PFC Subsidiary other than in the ordinary course of business consistent with past practice; subject any asset of PFC or of any PFC Subsidiary to a lien, pledge, security interest or other encumbrance (other than in connection with deposits, repurchase agreements, bankers acceptances, FHLB of New York advances, "treasury tax and loan" accounts established in the ordinary course of business and transactions in "federal funds" and the satisfaction of legal requirements in the exercise of trust powers) other than in the ordinary course of business consistent with past practice; incur any indebtedness for borrowed money (or guarantee any indebtedness for borrowed money), except in the ordinary course of business consistent with past practice;

                  (vii) take any action which would result in any of the representations and warranties of PFC set forth in this Agreement becoming untrue as of any date after the date hereof or in any of the conditions set forth in Article VI hereof not being satisfied, except in each case as may be required by applicable law;

                  (viii) change any method, practice or principle of accounting, except as may be required from time to time by GAAP (without regard to any optional early adoption date) or any Regulatory Authority responsible for regulating PFC;

                  (ix) waive, release, grant or transfer any material rights of value or modify or change in any material respect any existing material agreement or indebtedness to which PFC or any PFC Subsidiary is a party, other than in the ordinary course of business, consistent with past practice;

                  (x) purchase any security for its investment portfolio not rated "A" or higher by either Standard & Poor's Corporation or Moody's Investor Services, Inc. or otherwise alter, in any material respect, the mix, maturity, credit or interest rate risk profile of its portfolio of investment securities or its portfolio of mortgage-backed securities;

                  (xi) make any new loan or other credit facility commitment (including without limitation, lines of credit and letters of credit) to any borrower or group of affiliated borrowers in excess of $250,000 in the aggregate, or increase, compromise, extend, renew or modify any existing loan or commitment outstanding in excess of $250,000, except for any commitment disclosed on the PFC DISCLOSURE SCHEDULE 5.01(xi).

                  (xii) except as set forth on the PFC DISCLOSURE SCHEDULE 5.01(a)(xii), enter into, renew, extend or modify any other transaction with any Affiliate;

                  (xiii) enter into any futures contract, option, interest rate caps, interest rate floors, interest rate exchange agreement or other agreement or take any other action for purposes of hedging the exposure of its interest-earning assets and interest-bearing liabilities to changes in market rates of interest;

                  (xiv) except for the execution of this Agreement and the documents related to this Agreement take any action that would give rise to a right of payment to any individual under any employment agreement, or take any action that would give rise to a right of payment to any individual under any PFC Employee Plan;

                  (xv) make any change in policies with regard to the extension of credit, the establishment of reserves with respect to the possible loss thereon or the charge off of losses incurred thereon, investment, asset/liability management or other material banking policies in any material respect except as may be required by changes in applicable law or regulations or in GAAP;

                  (xvi) except as set forth in PFC DISCLOSURE SCHEDULE 5.01(xix), make any capital expenditures in excess of $15,000 individually or $40,000 in the aggregate, other than pursuant to binding commitments existing on the date hereof and other than expenditures necessary to maintain existing assets in good repair;

                  (xvii) purchase or otherwise acquire, or sell or otherwise dispose of, any assets or incur any liabilities other than in the ordinary course of business consistent with past practices and policies;

                  (xviii)  sell any REO or loan; or

                  (xix) agree to do any of the foregoing.

     For purposes of this Section 5.01, unless provided for in a business plan, budget or similar document delivered to Sound Federal Bancorp prior to the date of this Agreement, it shall not be considered in the ordinary course of business for PFC or any PFC Subsidiary to do any of the following: (i) except as set forth in PFC DISCLOSURE SCHEDULE 5.01, make any sale, assignment, transfer, pledge, hypothecation or other disposition of any assets having a book or market value, whichever is greater, in the aggregate in excess of $15,000, other than pledges of assets to secure government deposits, to exercise trust powers, sales of assets received in satisfaction of debts previously contracted in the normal course of business, issuance of loans, sales of previously purchased government guaranteed loans, or transactions in the investment securities portfolio by PFC or a PFC Subsidiary or repurchase agreements made, in each case, in the ordinary course of business; or (ii) undertake or enter any lease, contract or other commitment for its account, other than in the normal course of providing credit to customers as part of its banking business, involving a payment by PFC or any PFC Subsidiary of more than $10,000 annually, or containing a material financial commitment and extending beyond 12 months from the date hereof.

     Section 5.02 Access; Confidentiality.

     (a) Each of PFC and the PFC Subsidiaries shall permit Sound Federal Bancorp and its representatives reasonable access to its properties, and shall disclose and make available to them all books, papers and records relating to the assets, properties, operations, obligations and liabilities of PFC and its subsidiaries, including, but not limited to, all books of account (including the general ledger), tax records, minute books of meetings of boards of directors (and any committees thereof)(other than minutes of any confidential discussion of this Agreement and the transactions contemplated hereby), and stockholders, organizational documents, bylaws, material contracts and agreements, filings with any regulatory authority, accountants' work papers, litigation files, except as necessary to preserve any attorney/client privilege, plans affecting employees, and any other business activities or prospects in which Sound Federal Bancorp may have a reasonable interest.

PFC and First Federal shall make their respective officers, employees and agents and authorized representatives (including counsel and independent public accountants) available to confer with Sound Federal Bancorp and its representatives. PFC and First Federal shall permit a representative of Sound Federal Bancorp to attend any meeting of PFC and/or First Federal's Board of Directors or the Executive Committees thereof (provided that neither PFC nor First Federal shall be required to permit the Sound Federal Bancorp representative to remain present during any confidential discussion of the Agreement and the transactions contemplated thereby). The parties will hold all such information delivered in confidence to the extent required by, and in accordance with, the provisions of the confidentiality agreement, dated January 11, 2000, among PFC and Sound Federal Bancorp (the "Confidentiality Agreement").

     (b) Sound Federal Bancorp agrees to conduct such investigations and discussions hereunder in a manner so as not to interfere unreasonably with normal operations and customer and employee relationships of the other party.

     (c) In addition to the access permitted by subparagraph (a) above, from the date of this Agreement through the Closing Date, PFC and each PFC Subsidiary shall permit employees of Sound Federal Bancorp reasonable access to information relating to problem loans, loan restructurings and loan work-outs of PFC and First Federal.

     (d) If the transactions contemplated by this Agreement shall not be consummated, PFC and Sound Federal Bancorp will each destroy or return all documents and records obtained from the other party or its representatives during the course of its investigation and will cause all information with respect to the other party obtained pursuant to this Agreement or preliminarily thereto to be kept confidential, except to the extent such information becomes public through no fault of the party to whom the information was provided or any of its representatives or agents and except to the extent disclosure of any such information is legally required. PFC and Sound Federal Bancorp shall each give prompt written notice to the other party of any contemplated disclosure where such disclosure is so legally required.

     Section 5.03 Regulatory Matters and Consents.

     (a) Sound Federal Bancorp and Sound Federal will prepare all Applications and make all filings for, and use their best efforts to obtain as promptly as practicable after the date hereof, all necessary permits, consents, approvals, waivers and authorizations of all Regulatory Authorities necessary or advisable to consummate the transactions contemplated by this Agreement.

     (b) PFC will furnish Sound Federal Bancorp with all information concerning PFC and PFC Subsidiaries as may be necessary or advisable in connection with any Application or filing made by or on behalf of Sound Federal Bancorp to any Regulatory Authority in connection with the transactions contemplated by this Agreement.

     (c) Sound Federal Bancorp and PFC will promptly furnish each other with copies of all material written communications to, or received by them from any Regulatory Authority in respect of the transactions contemplated hereby, except information which is filed by either party which is designated as confidential.

     (d) The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Regulatory Authorities. Sound Federal Bancorp will furnish PFC with (i) copies of all Applications prior to filing with any Regulatory Authority and provide PFC a reasonable opportunity to provide changes to such Applications and (ii) copies of all Applications filed by Sound Federal Bancorp.

     (e) PFC and Sound Federal Bancorp will cooperate with each other in the foregoing matters and will furnish the responsible party with all information concerning it and its subsidiaries as may be necessary or advisable in connection with any Application or filing (including the Proxy Statement and any report filed with the SEC) made by or on behalf of Sound Federal Bancorp or PFC to any Regulatory Authority in connection with the transactions contemplated by this Agreement, and such information will be accurate and complete in all material respects. In connection therewith, each party will provide certificates and other documents reasonably requested by the other.

     Section 5.04 Taking of Necessary Action.

     (a) Sound Federal Bancorp and PFC shall each use its best efforts in good faith, and each of them shall cause its Subsidiaries to use their best efforts in good faith, to (i) furnish such information as may be required in connection with the preparation of the documents referred to in Section 5.03 of this Agreement, and (ii) take or cause to be taken all action necessary or desirable on its part using its best efforts so as to permit completion of the Merger and the transactions contemplated by this Agreement, including, without limitation,
(A) obtaining the consent or approval of each individual, partnership, corporation, association or other business or professional entity whose consent or approval is required or desirable for consummation of the transactions contemplated hereby (including assignment of leases without any change in terms), provided that neither PFC nor any PFC Subsidiary shall agree to make any payments or modifications to agreements in connection therewith without the prior written consent of Sound Federal Bancorp, and (B) requesting the delivery of appropriate opinions, consents and letters from its counsel and independent auditors. No party hereto shall take, or cause, or to the best of its ability permit to be taken, any action that would substantially impair the prospects of completing the Merger pursuant to this Agreement; provided that nothing herein contained shall preclude Sound Federal Bancorp or PFC from exercising its rights under this Agreement or the Option Agreement.

     (b) PFC shall prepare, subject to the review, and consent of Sound Federal Bancorp with respect to matters relating to Sound Federal Bancorp, a Proxy Statement to be filed by PFC with the SEC and to be mailed to the shareholders of PFC in connection with the meetings of its shareholders and transactions contemplated hereby, which Proxy statement shall conform to all applicable legal requirements. The parties shall cooperate with each other with respect to the preparation of the Proxy Statement. PFC shall, as promptly as practicable following the preparation thereof, file the Proxy Statement with the SEC and PFC shall use all reasonable efforts to have the Proxy Statement mailed to stockholders as promptly as practicable after such filing. PFC will promptly advise Sound Federal Bancorp of the time when the Proxy Statement has been filed and mailed, or of any comments from the SEC or any request by the SEC for additional information.

     Section 5.05 Certain Agreements.

     (a) Sound Federal Bancorp shall use its reasonable best efforts to maintain in effect for three years from the Effective Time, if available, the current directors' and officers' liability insurance policy maintained by PFC (provided that Sound Federal Bancorp may substitute therefor policies of at least the same coverage containing terms and conditions which are not materially less favorable) with respect to matters occurring prior to the Closing Date; provided, however, that in no event shall Sound Federal Bancorp be required to expend pursuant to this Section 5.05 more than the amount equal to 150% of the current annual amount expended by PFC to maintain or procure insurance coverage pursuant hereto. In connection with the foregoing, PFC and First Federal each agrees to provide such insurer or substitute insurer with such representations as such insurer may request with respect to the reporting of any prior claims.

     (b) In addition, Sound Federal Bancorp acknowledges that the obligations of PFC to indemnify its directors and officers (who are made a party or threatened to be made a party or otherwise involved with respect to any action, suit, or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she was a director of PFC at or prior to the Closing
Date) under its Certificate of Incorporation and Bylaws, as they exist as of the date of this Agreement, including the obligation to advance expenses, shall be assumed by Sound Federal by reason of the Merger.

     (c) The provisions of this Section 5.05 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives.

     Section 5.06 No Other Bids and Related Matters. From and after the date hereof until the termination of this Agreement, neither PFC, First Federal or any PFC Subsidiary, nor any of their respective officers, directors, employees, representatives, agents or affiliates (including, without limitation, any investment banker, attorney or accountant retained by PFC or any of its Subsidiaries), will, directly or indirectly, initiate, solicit or knowingly encourage (including by way of furnishing non-public information or assistance), or facilitate knowingly, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal (as defined below), or enter into or maintain or continue discussions or negotiate with any person or entity in furtherance of such inquiries or to obtain an Acquisition Proposal or agree to or endorse any Acquisition Proposal, or authorize or permit any of its officers, directors, or employees or any of its subsidiaries or any investment banker, financial advisor, attorney, accountant or other representative retained by any of its subsidiaries to take any such action, and PFC shall notify Sound Federal

Bancorp orally (within one business day) and in writing (as promptly as practicable) of all of the relevant details relating to all inquiries and proposals which it or any of its Subsidiaries or any such officer, director, employee, investment banker, financial advisor, attorney, accountant or other representative may receive relating to any of such matters, provided, however, that nothing contained in this Section 5.06 shall prohibit the Board of
Directors of PFC from (i) furnishing information to, or entering into discussions or negotiations with any person or entity that makes an unsolicited written, bona fide proposal to acquire PFC or First Federal pursuant to a merger, consolidation, share exchange, business combination, tender or exchange offer or other similar transaction, if, and only to the extent that, (A) the Board of Directors of PFC receives an opinion from its independent financial advisor that such proposal may be superior to the Merger from a financial point-of-view to PFC's stockholders, (B) the Board of Directors of PFC, after consultation with and after considering the advice of independent legal counsel, determines in good faith that failure to take such action may cause the Board of Directors of PFC to breach its fiduciary duties to stockholders under applicable law (such proposal that satisfies (A) and (B) being referred to herein as a "Superior Proposal"); (C) prior to furnishing such information to, or entering into discussions or negotiations with, such person or entity, PFC (x) provides reasonable notice to Sound Federal Bancorp to the effect that it is furnishing information to, or entering into discussions or negotiations with, such person or entity and (y) receives from such person or entity an executed confidentiality agreement in reasonably customary form; and (D) the PFC Special Meeting of Stockholders convened to approve this Agreement has not occurred,
(ii) complying with Rule 14e-2 promulgated under the Exchange Act with regard to a tender or exchange offer or (iii) prior to the PFC Special meeting of Stockholders convened to approve the Agreement, failing to make or withdrawing or modifying its recommendation and entering into a Superior Proposal if there exists a Superior Proposal and the Board of Directors of PFC, after consultation with and after considering the advice of independent legal counsel, determined in good faith that failure to take such action may cause such Board of Directors to breach its fiduciary duties to stockholders under applicable law. For purposes of this Agreement, "Acquisition Proposal" shall mean any of the following (other than the transactions contemplated hereunder) involving PFC or any of its subsidiaries: (i) any merger, consolidation, share exchange, business combination, or other similar transactions; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 10% or more of the assets of PFC or First Federal , taken as a whole, in a single transaction or series of transactions; (iii) any tender offer or exchange offer for 10% or more of the outstanding shares of capital stock of PFC or the filing of a registration statement under the Securities Act in connection therewith; or (iv) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

     Section 5.07 Duty to Advise; Duty to Update PFC's Disclosure Schedules. PFC shall promptly advise Sound Federal Bancorp of any change or event having a Material Adverse Effect on it or on any PFC Subsidiary or which it believes would or would be reasonably likely to cause or constitute a material breach of any of its representations, warranties or covenants set forth herein. PFC shall update PFC's DISCLOSURE SCHEDULES as promptly as practicable after the occurrence of an event or fact which, if such event or fact had occurred prior to the date of this Agreement, would have been disclosed in the PFC DISCLOSURE SCHEDULES. The delivery of such updated Schedule shall not relieve PFC from any breach or violation of this Agreement and shall not have any effect for the purposes of determining the satisfaction of the condition set forth in Sections 6.02(c) hereof.

     Section 5.08 Conduct of Sound Federal Bancorp's Business. From the date of this Agreement to the Closing Date, Sound Federal Bancorp will use its best efforts to (x) preserve its business organizations intact, (y) maintain good relationships with employees, and (z) preserve for itself the goodwill of customers of Sound Federal. From the date of this Agreement to the Closing Date, neither Sound Federal Bancorp nor Sound Federal will (i) amend its certificate of incorporation, charter or bylaws in any manner inconsistent with the prompt and timely consummation of the transactions contemplated by this Agreement, (ii) take any action which would result in any of the representations and warranties of Sound Federal Bancorp or Sound Federal set forth in this Agreement becoming untrue as of any date after the date hereof or in any of the conditions set forth in Article VI hereof not being satisfied, except in each case as may be required by applicable law; or (iii) agree to do any of the foregoing.

     Section 5.09 Board and Committee Minutes. PFC and First Federal shall each provide to Sound Federal Bancorp, within thirty (30) days after any meeting of their respective Board of Directors, or any committee thereof, or any senior management committee, a copy of the minutes of such meeting, excluding any matters related to this Agreement or the transactions contemplated hereby, except that with respect to any meeting held within thirty (30) days of the Closing Date, such minutes shall be provided to each party prior to the Closing Date.

     Section 5.10 Undertakings by PFC and Sound Federal Bancorp.

         (a)      From and after the date of this Agreement:

                  (i) Voting by Directors. Each member of the Board of Directors of PFC shall vote all shares of PFC Common Stock over which each such director has voting control, in favor of this Agreement. Concurrent with the execution of this Agreement, PFC's Directors shall each enter into the agreement set forth as Exhibit D to this Agreement;

                  (ii)     Proxy Solicitor.   PFC shall retain a proxy solicitor
in connection with the solicitation of shareholder approval of this Agreement;

                  (iii) Timely Review. If requested by Sound Federal Bancorp at Sound Federal Bancorp's sole expense, PFC shall cause its independent certified public accountants to perform a review of its unaudited consolidated financial statements as of the end of any calendar quarter, in accordance with Statement of Auditing Standards No. 36, and to issue their report on such financial statements as soon as is practicable thereafter;

                  (iv) Outside Service Bureau Contracts. If requested to do so by Sound Federal Bancorp, PFC shall use its best efforts to obtain an extension of any contract with an outside service bureau or other vendor of services to PFC, on terms and conditions mutually acceptable to PFC and Sound Federal Bancorp;

                  (v) List of Nonperforming Assets. PFC shall provide Sound Federal Bancorp, within ten (10) days of the end of each calendar month, a written list of nonperforming assets (the term "nonperforming assets," for purposes of this subsection, means (i) loans that are "troubled debt restructuring" as defined in Statement of Financial Accounting Standards No. 15, "Accounting by Debtors and Creditors for Troubled Debt Restructuring," (ii) loans on nonaccrual, (iii) real estate owned, (iv) all loans ninety (90) days or more past due) as of the end of such month and (iv) and impaired loans; and

                  (vi) Reserves and Merger-Related Costs. On or before the Effective Date, and at the request of Sound Federal Bancorp and to the extent not inconsistent with GAAP, PFC shall establish such additional accruals and reserves as may be necessary to conform the accounting reserve practices and methods (including credit loss practices and methods) of PFC to those of Sound Federal Bancorp (as such practices and methods are to be applied to PFC from and after the Closing Date) and Sound Federal Bancorp's plans with respect to the conduct of the business of PFC following the Merger and otherwise to reflect Merger-related expenses and costs incurred by PFC, provided, however, that PFC shall not be required to take such action unless Sound Federal Bancorp agrees in writing that all conditions to closing set forth in Section 6.02 have been satisfied or waived (except for the expiration of any applicable waiting periods); prior to the delivery by Sound Federal Bancorp of the writing referred to in the preceding clause, PFC shall provide Sound Federal Bancorp a written statement, certified without personal liability by the chief executive officer of PFC and dated the date of such writing, that the representation made in
Section 3.15 hereof is true as of such date or, alternatively, setting forth in detail the circumstances that prevent such representation from being true as of such date; and no accrual or reserve made by PFC or any PFC Subsidiary pursuant to this subsection, or any litigation or regulatory proceeding arising out of any such accrual or reserve, shall constitute or be deemed to be a breach or violation of any representation, warranty, covenant, condition or other provision of this Agreement or to constitute a termination event within the meaning of Section 7.01(b) hereof.

                  (vii) Shareholders Meeting. Subject to Section 5.06, PFC shall submit this Agreement to its shareholders for approval at a meeting to be held within 90 days of the date of this Agreement or as soon thereafter as is practicable, and its Board of Directors shall recommend approval of this Agreement to the PFC shareholders. PFC shall promptly inform Sound Federal Bancorp of any shareholder who makes a written demand upon PFC for an appraisal of his shares of PFC Common Stock in connection with the Merger.

     (b) From and after the date of this Agreement, Sound Federal Bancorp and PFC shall each:

                  (i) Filings and Approvals. Cooperate with the other in the preparation and filing, as soon as practicable, of (A) the Applications, (B) the Proxy Statement, (C) all other documents necessary to obtain any other approvals and consents required to effect the completion of the Merger, and the transactions contemplated by this Agreement,
(D) all other documents contemplated by this Agreement;

                  (ii) Public Announcements. Cooperate and cause their respective officers, directors, employees and agents to cooperate in good faith, consistent with their respective legal obligations, in the preparation and distribution of, and agree upon the form and substance of, any press release related to this Agreement and the transactions contemplated hereby, and any other public disclosures related thereto, including without limitation communications to shareholders, internal announcements and customer disclosures, but nothing contained herein shall prohibit either party from making any disclosure which its counsel deems necessary, provided that the disclosing party notifies the other party reasonably in advance of the timing and contents of such disclosure;

                  (iv) Maintenance of Insurance. Maintain, and cause their respective Subsidiaries to maintain, insurance in such amounts as are reasonable to cover such risks as are customary in relation to the character and location of its properties and the nature of its business;

                  (v) Maintenance of Books and Records. Maintain, and cause their respective Subsidiaries to maintain, books of account and records in accordance with generally accepted accounting principles applied on a basis consistent with those principles used in preparing the financial statements heretofore delivered;

                  (vi) Delivery of Securities Documents. Deliver to the other, copies of all Securities Documents simultaneously with the filing thereof;

                  (vii) Taxes. File all federal, state, and local tax returns required to be filed by them or their respective Subsidiaries on or before the date such returns are due (including any extensions) and pay all taxes shown to be due on such returns on or before the date such payment is due; or

     Section 5.11 Employee and Termination Benefits; Directors and Management.

     (a) Employee Benefits. Except as set forth below, as of or after the Merger Effective Date, and at Sound Federal Bancorp's election and subject to the requirements of the IRC, the PFC Employee Plans may continue to be maintained separately, or consolidated, or terminated. In the event of a consolidation of any or all of such plans or in the event of termination of any PFC Employee Plan, PFC employees who continue employment with Sound Federal Bancorp or any Sound Federal Bancorp Subsidiary ("Continuing Employees") shall receive credit for service with PFC (for purposes of eligibility and vesting determination but not for benefit accrual purposes) under any existing Sound Federal Bancorp benefit plan, or new Sound Federal Bancorp benefit plan in which such employees would be eligible to enroll. In the event of any termination or consolidation of any PFC health plan with any Sound Federal Bancorp health plan, Sound Federal Bancorp and/or Sound Federal shall make available employer-provided health coverage on the same basis as it provides such coverage to Sound Federal Bancorp or Sound Federal employees. In the event of a termination or consolidation of any PFC health plan, terminated PFC employees and qualified beneficiaries will have the right to continue coverage under group health plans of Sound Federal Bancorp and/or Sound Federal Bancorp subsidiaries in accordance with IRC Section 4980B(f). In the event of any termination or consolidation of any PFC health plan with any Sound Federal Bancorp health plan, any pre-existing condition, eligibility waiting period, limitation or exclusion in the Sound Federal Bancorp health plans shall not apply to Continuing Employees or their covered dependents who are covered under a PFC health Plan on the Merger Effective Date and who then change that coverage to Sound Federal Bancorp's health plan at the time such Continuing Employee is first given the option to enroll in such Sound Federal Bancorp health plan. During calendar year 2000, Sound Federal Bancorp shall credit employees of PFC or any PFC Subsidiary at the Merger Effective Date with amounts paid as deductibles under the PFC health plan.

     (b) At the Merger Effective Date, any terminated employees of PFC or any PFC Subsidiary whose employment is terminated, other than for cause, shall be provided with severance benefits equal to two (2) weeks for every year of service with PFC or any PFC Subsidiary up to 26 weeks.

     (c) Sound Federal Bancorp shall establish a First Federal Advisory Board of Directors to consist of those persons who currently serve on the PFC Board, and such persons shall commence service on the Advisory Board of Directors immediately following the Merger Effective Date. The Advisory Board shall be maintained for at least one year following the Merger Effective Date and shall be compensated at a rate of $500 per meeting. Such meetings will be held monthly.

     (d) The Peekskill Financial Corporation Employee Stock Ownership Plan (the "PFC ESOP") shall be terminated as of the Merger Effective Date (all shares held by the ESOP shall be converted into the right to receive the Merger Consideration), all outstanding PFC ESOP indebtedness shall be repaid, and the balance shall be allocated to PFC employees, as provided for in the PFC ESOP, subject to the Code and ERISA, and rules and regulations promulgated thereunder. In connection with the termination of the PFC ESOP, PFC shall promptly apply to the IRS for a favorable determination letter on the tax-qualified status of the PFC ESOP on termination and any amendments made to the PFC ESOP in connection with its termination or otherwise, if such amendments have not previously received a favorable determination letter from the IRS with respect to their qualification under Code Section 401(a). Any and all distributions from the PFC ESOP after its termination shall be made consistent with the aforementioned determination letter.

     (e) PFC's Chairman of the Board at the Merger Effective Date shall be named a director of Sound Federal Bancorp. The PFC Chairman of the Board's prior service on PFC's and First Federal's Board of Directors will be used to determine credited service under the Sound Federal Director Emeritus Plan.

     (f) Notwithstanding anything contained in an existing employment or severance agreement between PFC, First Federal and PFC's Chairman of the Board, President, and two Vice Presidents, respectively, such persons shall, in lieu of certain payments due under their employment and severance agreements, be entitled to receive payments set forth in the PFC DISCLOSURE SCHEDULE 5.11.

     (g) Concurrent with the Merger Effective Date Sound Federal shall appoint PFC's President as Regional Vice President for a period of one year and at an annual salary of $80,000.

     (h) Concurrent with the Merger Effective Date PFC's Vice President - Finance shall be offered a position with Sound Federal with a title to be determined. Such position shall report directly to Sound Federal's Chief Financial Officer. This position shall become effective at the Merger Effective Date. In consideration thereof Sound Federal agrees to pay the PFC Vice President-Finance a bonus of $60,000 to be paid in six equal monthly payments plus a salary not less than the PFC's Vice President--Finance's current base salary. Sound Federal agrees to keep this position available to PFC's Vice President--Finance for a sufficient time for such individual to receive the full $60,000 bonus payment.

     Section 5.12 Duty to Advise; Duty to Update Sound Federal Bancorp's Disclosure Schedules. Sound Federal Bancorp shall promptly advise PFC of any change or event having a Material Adverse Effect on it or on any Sound Federal Bancorp Subsidiary or which it believes would or would be reasonably likely to cause or constitute a material breach of any of its representations, warranties or covenants set forth herein. Sound Federal Bancorp shall update Sound Federal Bancorp's DISCLOSURE SCHEDULES as promptly as practicable after the occurrence of an event or fact which, if such event or fact had occurred prior to the date of this Agreement, would have been disclosed in the Sound Federal Bancorp DISCLOSURE SCHEDULE. The delivery of such updated Schedules shall not relieve Sound Federal Bancorp from any breach or violation of this Agreement and shall not have any effect for the purposes of determining the satisfaction of the condition set forth in Sections 6.01(c) hereof.

     Section 5.13 Amendment of First Federal's Federal Stock Charter. PFC and First Federal shall take all action necessary to amend First Federal's charter in order to delete Section 8 thereof. PFC and First Federal shall ensure that such amendment is effective at the Merger Effective Date.

                                   ARTICLE VI
                                   CONDITIONS

     Section 6.01 Conditions to PFC's Obligations under this Agreement. The obligations of PFC hereunder shall be subject to satisfaction at or prior to the Closing Date of each of the following conditions, unless waived by PFC pursuant to Section 8.03 hereof:

     (a) Corporate Proceedings. All action required to be taken by, or on the part of, Sound Federal Bancorp and Sound Federal to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated by this Agreement, shall have been duly and validly taken by Sound Federal Bancorp and Sound Federal; and PFC shall have received certified copies of the resolutions evidencing such authorizations;

     (b) Covenants. The obligations and covenants of Sound Federal Bancorp and Sound Federal required by this Agreement to be performed by Sound Federal Bancorp and Sound Federal at or prior to the Closing Date shall have been duly performed and complied with in all material respects;

     (c) Representations and Warranties. Each of the representations and warranties of Sound Federal Bancorp and Sound Federal set forth in this Agreement which is qualified as to materiality shall be true and correct and each such representational warranty that is not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement, and as of the Closing Date as though made on and as of the Closing Date (except as to any representation or warranty which specifically relates to an earlier date);

     (d) Approvals of Regulatory Authorities. Sound Federal Bancorp shall have received all required approvals of Regulatory Authorities of the Merger and delivered copies thereof to PFC; and all notice and waiting periods required thereunder shall have expired or been terminated;

     (e) No Injunction. There shall not be in effect any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits consummation of the transactions contemplated hereby;

     (f) Officer's  Certificate.  Sound Federal  Bancorp shall have delivered to
PFC a certificate, dated the Closing Date and signed, without personal liability, by its chairman of the board or president, to the effect that the conditions set forth in subsections (a) through (f) of this Section 6.01 have been satisfied, to the best knowledge of the officer executing the same; and


     (g) Approval of PFC's Shareholders. This Agreement shall have been approved by the shareholders of PFC by such vote as is required under applicable Delaware law, PFC's certificate of incorporation and bylaws, and under Nasdaq requirements applicable to it.

     Section 6.02 Conditions to Sound Federal Bancorp's Obligations under this Agreement. The obligations of Sound Federal Bancorp hereunder shall be subject to satisfaction at or prior to the Closing Date of each of the following conditions, unless waived by Sound Federal Bancorp pursuant to Section 8.03 hereof:

     (a) Corporate Proceedings. All action required to be taken by, or on the part of, PFC to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated by this Agreement, shall have been duly and validly taken by PFC; and Sound Federal Bancorp shall have received certified copies of the resolutions evidencing such authorizations;

     (b) Covenants. The obligations and covenants of PFC and each PFC Subsidiary required by this Agreement to be performed at or prior to the Closing Date shall have been duly performed and complied with in all material respects;

     (c) Representations and Warranties. Each of the representations and warranties of PFC and each PFC Subsidiary set forth in this Agreement which is qualified as to materiality shall be true and correct and each such representation and warranty that is not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement, and as of the Closing Date as though made on and as of the Closing Date (except as to any representation or warranty which specifically relates to an earlier date);

     (d) Approvals of Regulatory Authorities. Sound Federal Bancorp shall have received all required approvals of Regulatory Authorities of the Merger (without the imposition of any conditions that are in Sound Federal Bancorp's reasonable judgement unduly burdensome) and delivered copies thereof to PFC; and all notice and waiting periods required thereunder shall have expired or been terminated;

     (e) No Injunction. There shall not be in effect any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits consummation of the transactions contemplated hereby;

     (f) No Material Adverse Effect. Since September 30, 1999, there shall not have occurred any Material Adverse Effect with respect to PFC; and

     (g) Officer's Certificate. PFC shall have delivered to Sound Federal Bancorp a certificate, dated the Closing Date and signed, without personal liability, by its chairman of the board or president, to the effect that the conditions set forth in subsections (a) through (f) of this Section 6.02 have been satisfied, to the best knowledge of the officer executing the same.

                                   ARTICLE VII
                        TERMINATION, WAIVER AND AMENDMENT

     Section 7.01 Termination. This Agreement may be terminated on or at any time prior to the Closing Date:

     (a) By the mutual written consent of the parties hereto;

     (b) By either Sound Federal Bancorp or PFC acting individually:

                  (i) if there shall have been a material breach of any representation, warranty, covenant or other obligation of the other party, and such breach cannot be, or shall not have been, remedied within 30 days after receipt by such other party of notice in writing specifying the nature of such breach and requesting that it be remedied;

                  (ii) if the Closing Date shall not have occurred on or before September 30, 2000, unless the failure of such occurrence shall be due to the failure of the party seeking to terminate this

Agreement to perform or observe its obligations set forth in this Agreement required to be performed or observed by such party on or before the Closing Date;

                  (iii) if either party has been informed in writing by a Regulatory Authority whose approval or consent has been requested that such approval or consent is unlikely to be granted, unless the failure of such occurrence shall be due to the failure of the party seeking to terminate this Agreement to perform or observe its agreements set forth herein required to be performed or observed by such party on or before the Closing Date;

                  (iv) if the approval of the shareholders of PFC required for the consummation of the Merger shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of shareholders or at any adjournment or postponement thereof; or

     (c) By Sound Federal Bancorp if (i) as provided in Section 5.10(a)(vii), the Board of Directors of PFC withdraws its recommendation of this Agreement, fails to make such recommendation or modifies or qualifies its recommendation in a manner adverse to Sound Federal Bancorp, or (ii) as provided in Section 5.06, the Board of Directors of PFC enters into an agreement involving a Superior Proposal; provided, however, that a termination pursuant to this Section 7.01(c) shall not effect the right of Sound Federal Bancorp to exercise the Sound Federal Bancorp Option pursuant to the Stock Option Agreement.

     Section 7.02 Effect of Termination. Except as otherwise provided in this Agreement, if this Agreement is terminated pursuant to Section 7.01 hereof, this Agreement shall forthwith become void (other than Section 5.02(a) and (d) and Section 8.01 hereof, which shall remain in full force and effect), and there shall be no further liability on the part of Sound Federal Bancorp or PFC to the other, except that no party shall be relieved or released from any liabilities or damages arising out of its willful breach of any provision of this Agreement.

                                  ARTICLE VIII
                                  MISCELLANEOUS

     Section 8.01 Expenses. (a) Except as provided herein, each party hereto shall bear and pay all costs and expenses incurred by it in connection with the transactions contemplated hereby, including fees and expenses of its own financial consultants, accountants and counsel.

     (b) In the event of any termination of this Agreement pursuant to Section 7.01(b)(i) hereof because of a breach of this Agreement by one of the parties, and in addition to any other damages and remedies that may be available to the non-breaching party, the non-breaching party shall be entitled to payment of, and the breaching party shall pay to the non-breaching party, all out-of-pocket costs and expenses, including, without limitation, reasonable legal, accounting and investment banking fees and expenses, incurred by the non-breaching party in connection with entering into this Agreement and carrying out of any and all acts contemplated hereunder; provided, however, that this clause shall not be construed to relieve or release a breaching party from any additional liabilities or damages arising out of its willful breach of any provision of this Agreement.

     Section 8.02 Non-Survival of Representations and Warranties. All representations, warranties and, except to the extent specifically provided otherwise herein, agreements and covenants, other than those covenants set forth in Sections 5.05, and 5.11(a), (b), (c), (e), (f), (g) and (h) which will survive the Merger, shall terminate on the Closing Date.

     Section 8.03 Amendment, Extension and Waiver. Subject to applicable law, at any time prior to the consummation of the transactions contemplated by this Agreement, the parties may (a) amend this Agreement, (b) extend the time for the performance of any of the obligations or other acts of either party hereto, (c) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, or (d) waive compliance with any of the agreements or conditions contained in Articles V and VI hereof or otherwise. This Agreement may not be amended except by an instrument in writing authorized by the respective Boards of Directors and signed, by duly authorized officers, on behalf of the parties hereto. Any agreement on the part of a party hereto to any extension or waiver shall be valid only if set forth in an instrument in writing signed by a duly authorized officer on behalf of such party, but such waiver or failure to insist on strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

     Section 8.04 Entire Agreement. This Agreement, including the documents and other writings referred to herein or delivered pursuant hereto, contains the entire agreement and understanding of the parties with respect to its subject matter. This Agreement supersedes all prior arrangements and understandings between the parties, both written or oral with respect to its subject matter. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors; provided, however, that nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto and their respective successors, any rights, remedies, obligations or liabilities other than pursuant to Sections 2.02(a)(i), 2.03 and
5.05 and Section 5.11(c), (e), (f), (g) and (h).

     Section 8.05 No Assignment. Neither party hereto may assign any of its rights or obligations hereunder to any other person, without the prior written consent of the other party hereto.

     Section 8.06 Notices. All notices or other communications hereunder shall be in writing and shall be deemed given if delivered personally, mailed by prepaid registered or certified mail (return receipt requested), or sent by telecopy, addressed as follows:

                  (a)      If to Sound Federal Bancorp to:

                           Sound Federal Bancorp
                           300 Mamaroneck Avenue
                           Mamaroneck, New York 10543-2647
                           Attention:     Richard P. McStravick
                                          President and Chief Executive Officer


         with a copy to:    Luse Lehman Gorman Pomerenk & Schick, PC
                            5335 Wisconsin Avenue, NW
                            Suite 400
                            Washington, D.C. 20015
                            Attention: Eric Luse, Esq.
                                       Alan Schick, Esq.


                  (b)      If to PFC, to:

                           Peekskill Financial Corp.
                           1019 Park Street
                           Peekskill, New York 10566
                           Attn:    Eldorus Maynard
                                    Chairman and Chief Executive Officer


         with a copy to:   Silver Freedman & Taff, P.C.
                           1100 New York Avenue, N.W.
                           Washington, D.C. 20005-3934
                           Attention: Kip Weissman, Esq.
                                      Beth Freedman, Esq.

     Section 8.07 Captions. The captions contained in this Agreement are for reference purposes only and are not part of this Agreement.

     Section 8.08 Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

         Section 8.09 Severability. If any provision of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

     Section 8.10 Governing Law. This Agreement shall be governed by and construed in accordance with the domestic internal law (including the law of conflicts of law) of the State of New York.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

                               SOUND FEDERAL BANCORP



                               By:      /s/ Richard P. McStravick
                                        -------------------------------------
                                        Richard P. McStravick
                                        President and Chief Executive Officer



                               SOUND FEDERAL SAVINGS AND LOAN
                               ASSOCIATION



                               By:      /s/ Richard P. McStravick
                                        -------------------------------------
                                        Richard P. McStravick
                                        President and Chief Executive Officer



                               PEEKSKILL FINANCIAL CORP.



                               By:      /s/ Eldorus Maynard
                                        -------------------------------------
                                        Eldorus Maynard
                                        Chairman of the Board and
                                          Chief Executive Officer

                      APENDIX B -- STOCK OPTION AGREEMENT

                             STOCK OPTION AGREEMENT

     STOCK OPTION AGREEMENT, dated February 16, 2000, between Peekskill Financial Corporation., a Delaware corporation ("Issuer") and Sound Federal Bancorp, a federally-chartered corporation ("Grantee"). Capitalized terms used herein without definition have the meanings specified in the Merger Agreement (as hereinafter defined).

                              W I T N E S S E T H:

     WHEREAS, Grantee and Issuer have entered into an Agreement and Plan of Merger dated February 16, 2000 (the "Merger Agreement"), which agreement has been executed by the parties hereto prior to this Agreement; and

     WHEREAS, as a condition to Grantee's entering into the Merger Agreement and in consideration therefor, Issuer has agreed to grant Grantee the Option (as hereinafter defined):

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein and in the Merger Agreement, the parties hereto agree as follows:

     1. (a) Issuer hereby grants to Grantee an unconditional, irrevocable option (the "Option") to purchase, subject to the terms hereof, up to 350,684 fully paid and nonassessable shares of its common stock, par value $0.01 per share ("Common Stock"), at a price of $12.25 per share (such price, as adjusted if applicable, the "Option Price"); provided, however, that in the event Issuer issues or agrees to issue any shares of Common Stock (other than as permitted under the Merger Agreement) at a price less than $12.25 per share, such Option Price shall be equal to such lesser price. The number of shares of Common Stock that may be received upon the exercise of the Option and the Option Price are subject to adjustment as herein set forth.

     (b) In the event that any additional shares of Common Stock are issued or otherwise become outstanding after the date of this Agreement (other than pursuant to this Agreement), the number of shares of Common Stock subject to the Option shall be increased so that, after such issuance, it equals 19.99% of the number of shares of Common Stock then issued and outstanding without giving effect to any shares subject or issued pursuant to the Option. Nothing contained in this Section 1(b) or elsewhere in this Agreement shall be deemed to authorize Issuer or Grantee to breach any provision of the Merger Agreement.

     (c) If this Option is exercised by Grantee, in accordance with the terms hereof, Grantee may become an "interested stockholder" of Issuer for purposes of
Section 203 of the DGCL. Execution of this Option constitutes and evidences Issuer's approval of the transaction pursuant to which Grantee becomes, through an exercise of this Option, an "interested stockholder" of Issuer for purposes of Section 203 of the DGCL.

     2. (a) The holder or holders of the Option (including Grantee or any subsequent transferee(s)) (the "Holder") may exercise the Option, in whole or part, if, but only if, both an Initial Triggering Event (as hereinafter defined) and a Subsequent Triggering Event (as hereinafter defined) shall have occurred prior to the occurrence of an Exercise Termination Event (as hereinafter defined), provided that the Holder shall have sent the written notice of such exercise (as provided in subsection (e) of this Section 2) within 180 days following the first such Subsequent Triggering Event. Each of the following shall be an Exercise Termination Event: (i) the Merger Effective Date (as defined in the Merger Agreement); (ii) termination of the Merger Agreement in accordance with the provisions thereof if such termination occurs prior to the occurrence of an Initial Triggering Event; or (iii) the passage of eighteen months after termination of the Merger Agreement if such termination follows or occurs at the same time as the occurrence of an Initial Triggering Event.

     (b) The term "Initial Triggering Event" shall mean any of the following events or transactions occurring after the date hereof:

                  (i) Issuer participates (or authorizes participation in) negotiations regarding a Superior Proposal, as contemplated in Sections
         5.06 and 7.01(c) of the Merger Agreement.

                  (ii) Issuer or any of its Subsidiaries (each an "Issuer Subsidiary"), without having received Grantee's prior written consent, shall have entered into an agreement to engage in an Acquisition Transaction (as hereinafter defined) with any person (the term "person" for purposes of this Agreement having the meaning assigned thereto in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934, and the rules and regulations thereunder (the "1934 Act")) other than Grantee or any of its Subsidiaries (each a "Grantee Subsidiary"). For purposes of this Agreement, "Acquisition Transaction" shall mean (x) a merger or consolidation, or any similar transaction, involving Issuer or any Significant Subsidiary (as defined in Rule 1-02 of Regulation S-X promulgated by the SEC) of Issuer, (y) a purchase, lease or other acquisition of all or substantially all of the assets of Issuer or any Significant Subsidiary of Issuer, or (z) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of beneficial ownership of securities representing 15% or more of the voting power of Issuer or any Significant Subsidiary of Issuer, provided that the term "Acquisition Transaction" does not include any internal merger or consolidation involving only Issuer and/or Issuer Subsidiaries;

                  (iii) (A) Any person other than Grantee, or any Grantee Subsidiary, or any Issuer Subsidiary acting in a fiduciary capacity
         (collectively, "Excluded Persons"), alone or together with such person's affiliates and associates (as such terms are defined in Rule 12b-2 under the 1934 Act) shall have acquired beneficial ownership or the right to acquire beneficial ownership of 15% or more of the outstanding shares of Common Stock (the term "beneficial ownership" for purposes of this Option Agreement having the meaning assigned thereto in Section 13(d) of the 1934 Act, and the rules and regulations thereunder) or (B) any group (as such term is defined in Section 13(d)(3) of the 1934 Act), other than a group of which only Excluded Persons are members, shall have been formed that beneficially owns15% or more of the shares of Common Stock then outstanding;

                  (iv) The Board of Directors of Issuer shall have failed to recommend to its stockholders the adoption of the Merger Agreement or shall have withdrawn, modified or changed its recommendation in a manner adverse to Grantee;

                  (v) After a proposal is made by a third  party  (other than an
         Excluded  Person)  to Issuer to engage in an  Acquisition  Transaction:
         Issuer shall have intentionally and knowingly breached any representation, warranty, covenant or agreement contained in the Merger Agreement and such breach (x) would entitle Grantee to terminate the Merger Agreement pursuant to Section 7.01(b)(i) therein (without regard to any grace period provided for therein) and (y) shall not have been cured prior to the Notice Date (as defined below); or the PFC stockholders shall fail to approve the Merger Agreement.

                  (vi) Any person other than Grantee or any Grantee Subsidiary, other than in connection with a transaction to which Grantee has given its prior written consent, shall have filed an application or notice with any federal or state bank regulatory authority ("Regulatory Authority"), for approval to engage in an Acquisition Transaction.

     (c) The term "Subsequent Triggering Event" shall mean either of the following events or transactions occurring after the date hereof:

                  (i) The acquisition by any person other than an Excluded Person of beneficial ownership of 25% or more of the then outstanding Common Stock; or

                  (ii) The occurrence of the Initial Triggering Event described in subparagraph (ii) of subsection (b) of this Section 2.

     (d) Issuer shall notify Grantee promptly in writing of the occurrence of any Initial Triggering Event or Subsequent Triggering Event (together, a "Triggering Event"), it being understood that the giving of such notice by Issuer shall not be a condition to the right of the Holder to exercise the Option.

     (e) In the event the Holder is entitled to and wishes to exercise the Option, it shall send to Issuer a written notice (the date of which is herein referred to as the "Notice Date") specifying (i) the total number of shares it will purchase pursuant to such exercise and (ii) a place and date not earlier than three business days nor later than 60 business days from the Notice Date for the closing of such purchase (the "Closing Date"); provided that if prior notification to or approval of any Regulatory Authority is required in connection with such purchase, the Holder shall promptly file the required notice or application for approval and shall expeditiously process the same and the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which any required notification periods have expired or been terminated or such approvals have been obtained and any requisite waiting period or periods shall have passed. Any exercise of the Option shall be deemed to occur on the Notice Date relating thereto.

     (f) At each closing referred to in subsection (e) of this Section 2, the Holder shall pay to Issuer the aggregate purchase price for the shares of Common Stock purchased pursuant to the exercise of the Option in immediately available funds by wire transfer to a bank account designated by Issuer, provided that failure or refusal of Issuer to designate such a bank account shall not preclude the Holder from exercising the Option.

     (g) At such closing, simultaneously with the delivery of immediately available funds as provided in subsection (f) of this Section 2, Issuer shall deliver to the Holder a certificate or certificates representing the number of shares of Common Stock purchased by the Holder and, if the Option should be exercised in part only, a new Option evidencing the rights of the Holder thereof to purchase the balance of the shares purchasable hereunder.

     (h) Upon the giving by the Holder to Issuer of the written notice of exercise of the Option provided for under subsection (e) of this Section 2 and the tender of the applicable purchase price in immediately available funds, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of Issuer shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder. Issuer shall pay all expenses, and any and all United States federal, state and local taxes and other charges that may be payable in connection with the preparation, issue and delivery of stock certificates under this Section 2 in the name of the Holder or its assignee, transferee or designee.

     3. Issuer agrees: (i) that it shall at all times maintain, free from preemptive rights, sufficient authorized but unissued or treasury shares of Common Stock so that the Option may be exercised without additional authorization of Common Stock after giving effect to all other options, warrants, convertible securities and other rights to purchase Common Stock; (ii) that it will not, by charter amendment or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by Issuer;
(iii) promptly to take all action as may from time to time be required (including (x) complying with all premerger notification, reporting and waiting period requirements specified in 15 U.S.C. Section 18a and regulations promulgated thereunder and (y) in the event, under the Change in Bank Control Act of 1978, as amended, or any state banking law, prior approval of or notice to any state regulatory authority is necessary before the Option may be exercised, cooperating fully with the Holder in preparing such applications or notices and providing such information to the any Regulatory Authority as they may require) in order to permit the Holder to exercise the Option and Issuer duly and effectively to issue shares of Common Stock pursuant hereto; and (iv) promptly to take all action provided herein to protect the rights of the Holder against dilution.

     4. This Agreement (and the Option granted hereby) are exchangeable, without expense, at the option of the Holder, upon presentation and surrender of this Agreement at the principal office of Issuer, for other Agreements providing for Options of different denominations entitling the holder thereof to purchase, on the same terms and subject to the same conditions as are set forth herein, in the aggregate the same number of shares of Common Stock purchasable hereunder. The terms "Agreement" and "Option" as used herein include any Stock Option Agreements and related Options for which this Agreement (and the Option granted hereby) may be exchanged. Upon receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement if mutilated, Issuer will execute and deliver a new Agreement of like tenor and date. Any such new Agreement executed and delivered shall constitute an additional contractual obligation on the part of Issuer, whether or not the Agreement so lost, stolen, destroyed or mutilated shall at any time be enforceable by anyone.

     5. In addition to the adjustment in the number of shares of Common Stock that are purchasable upon exercise of the Option pursuant to Section 1 of this Agreement, in the event of any change in Common Stock by reason of stock dividends, split-ups, mergers, recapitalizations, combinations, subdivisions, conversions, exchanges of shares, distributions, or the like, the type and number, and/or the price, of shares of Common Stock purchasable upon exercise hereof shall be appropriately adjusted, and proper provision shall be made in the agreements governing such transaction so that the Holder shall receive, upon exercise of the Option (at the aggregate exercise price calculated in accordance with Section 1 of this Agreement), the number and class of shares or other securities or property that Holder would have received in respect of the Common Stock if the Option had been exercised immediately prior to such event, or the record date therefor, as applicable.

     6. (a) In the event that prior to an Exercise Termination Event, Issuer shall enter into an agreement (i) to consolidate with or merge into any person, other than Grantee or one of its Subsidiaries, and shall not be the continuing or surviving corporation of such consolidation or merger, (ii) to permit any person, other than Grantee or one of its Subsidiaries, to merge into Issuer and Issuer shall be the continuing or surviving corporation, but, in connection with such merger, the then outstanding shares of Common Stock shall be changed into or exchanged for stock or other securities of any other person or cash or any other property or the then outstanding shares of Common Stock shall after such merger represent less than 50% of the outstanding shares and share equivalents of the merged company, or (iii) to sell or otherwise transfer all or substantially all of its assets to any person, other than Grantee or one of its Subsidiaries, then, and in each such case, the agreement governing such transaction shall make proper provision so that the Option shall, upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option (the "Substitute Option"), at the election of the Holder, of either (x) the Acquiring Corporation (as hereinafter defined) or (y) any person that controls the Acquiring Corporation.

     (b) The following terms have the meanings indicated:

                  (1) "Acquiring Corporation" shall mean (i) the continuing or surviving corporation of a consolidation or merger with Issuer (if other than Issuer), (ii) Issuer in a merger in which Issuer is the continuing or surviving person, and (iii) the transferee of all or substantially all of Issuer's assets.

                  (2) "Substitute Common Stock" shall mean the shares of capital stock (or similar equity interest) with the greatest voting power with respect of the election of directors (or other persons similarly responsible for direction of the business and affairs) of the issuer of the Substitute Option.

                  (3) "Assigned Value" shall mean the highest of (i) the price per share of Common Stock at which a tender offer or exchange offer therefor has been made, (ii) the price per share of Common Stock to be paid by any third party pursuant to an agreement with Issuer, or (iii) in the event of a sale of all or substantially all of Issuer's assets, the sum of the price paid in such sale for such assets and the current market value of the remaining assets of Issuer as determined by a nationally recognized investment banking firm selected by the Holder, divided by the number of shares of Common Stock of Issuer outstanding at the time of such sale. In determining the market/offer price, the value of consideration other than cash shall be determined by a nationally recognized investment banking firm selected by the Holder.

                  (4) "Average Price" shall mean the average closing price of a share of the Substitute Common Stock for the six months immediately preceding the consolidation, merger or sale in question, but in no event higher than the closing price of the shares of Substitute Common Stock on the day preceding such consolidation, merger or sale; provided that if Issuer is the issuer of the Substitute Option, the Average Price shall be computed with respect to a share of Common Stock issued by the person merging into Issuer or by any company which controls or is controlled by such person, as the Holder may elect.

     (c) The Substitute Option shall have the same terms and conditions as the Option, provided, that if any term or condition of the Substitute Option cannot, for legal reasons, be the same as the Option, such term or condition shall be as similar as possible and in no event less advantageous to the Holder. The issuer of the Substitute Option shall also enter into an agreement with the then Holder or Holders of the Substitute Option in substantially the same form as this Agreement, which shall be applicable to the Substitute Option.

     (d) The Substitute Option shall be exercisable for such number of shares of Substitute Common Stock as is equal to (i) the product of (A) the Assigned Value and (B) the number of shares of Common Stock for which the Option is then exercisable, divided by (ii) the Average Price. The exercise price of the Substitute Option per share of Substitute Common Stock shall then be equal to the Option Price multiplied by a fraction the numerator of which shall be the number of shares of Common Stock for which the Option is then exercisable and the denominator of which shall be the number of shares of Substitute Common Stock for which the Substitute Option is exercisable. Notwithstanding anything to the contrary in this Section 6, the Substitute Option shall be subject to the limitation set forth in Section 9 of this Agreement, as if the Substitute Option is the Option.

     (e) In no event, pursuant to any of the foregoing paragraphs, shall the Substitute Option be exercisable for more than 19.9% of the shares of Substitute Common Stock outstanding prior to exercise of the Substitute Option.

     (f) Issuer shall not enter into any transaction described in subsection (a) of this Section 6 unless the Acquiring Corporation and any person that controls the Acquiring Corporation assume in writing all the obligations of Issuer hereunder.

         7. The 180-day period for exercise of certain rights under Section 2 shall be extended: (i) to the extent necessary to obtain all regulatory approvals for the exercise of such rights, and for the expiration of all statutory waiting periods; and (ii) to the extent necessary to avoid liability under Section 16(b) of the 1934 Act by reason of such exercise.

     8. Repurchase at the Option of Holder. (a) At the request of Holder at any time commencing upon the first occurrence of a Repurchase Event (as defined in Section 8(d)) and ending 12 months immediately thereafter, Issuer shall repurchase from Holder (i) the Option and (ii) all shares of Issuer Common Stock purchased by Holder pursuant hereto with respect to which Holder then has beneficial ownership. The date on which Holder exercises its rights under this
Section 8 is referred to as the "Request Date". Such repurchase shall be at an aggregate price (the "Section 8 Repurchase Consideration") equal to the sum of:

                  (i) the aggregate Option Price paid by Holder for any shares of Issuer Common Stock acquired pursuant to the Option with respect to which Holder then has beneficial ownership;

                  (ii) the excess, if any, of (x) the Applicable Price (as defined below) for each share of Common Stock over (y) the Option Price (subject to adjustment pursuant to Sections 1 and 5), multiplied by the number of shares of Common Stock with respect to which the Option has not been exercised; and

                  (iii) the excess, if any, of the Applicable Price over the Option Price (subject to adjustment pursuant to Sections 1 and 5) paid (or, in the case of Option Shares with respect to which the Option has been exercised but the Closing Date has not occurred, payable) by Holder for each share of Common Stock with respect to which the Option has been exercised and with respect to which Holder then has beneficial ownership, multiplied by the number of such shares.

     Notwithstanding anything in this Section 8 to the contrary, the payment of the Repurchase Consideration to the Holder shall be subject to the limitation set forth in Section 9 of this Agreement.

                  (b) If Holder exercises its rights under this Section 8, Issuer shall, within 10 business days after the Request Date, pay the Section 8 Repurchase Consideration to Holder in immediately available funds, and contemporaneously with such payment, Holder shall surrender to Issuer the Option and the certificates evidencing the shares of Common Stock purchased thereunder with respect to which Holder then has beneficial ownership, and Holder shall warrant that it has sole record and beneficial ownership of such shares and that the same are then free and clear of all liens. Notwithstanding the foregoing, to the extent that prior notification to or approval of any federal or state regulatory authority is required in connection with the payment of all or any portion of the Section 8 Repurchase Consideration, Holder shall have the ongoing option to revoke its request for repurchase pursuant to Section 8, in whole or in part, or to require that Issuer deliver from time to time that portion of the
Section 8 Repurchase Consideration that it is not then so prohibited from paying and promptly file the required notice or application for approval and expeditiously process the same (and each party shall cooperate with the other in the filing of any such notice or application and the obtaining of any such approval). If any federal or state regulatory authority disapproves of any part of Issuer's proposed repurchase pursuant to this Section 8, Issuer shall promptly give notice of such fact to Holder. If any federal or state regulatory authority prohibits the repurchase in part but not in whole, then Holder shall have the right (i) to revoke the repurchase request or (ii) to the extent permitted by such regulatory authority, determine whether the repurchase should apply to the Option and/or Option Shares and to what extent to each, and Holder shall thereupon have the right to exercise the Option as to the number of Option Shares for which the Option was exercisable at the Request Date less the sum of the number of shares covered by the Option in respect of which payment has been made pursuant to Section 8(a)(ii) and the number of shares covered by the portion of the Option (if any) that has been repurchased. Holder shall notify Issuer of its determination under the preceding sentence within five (5) business days of receipt of notice of disapproval of the repurchase.

     Notwithstanding anything herein to the contrary, all of Holder's rights under this Section 8 shall terminate on the date of termination of this Option pursuant to Section 2(a).

                  (c) For purposes of this Agreement, the "Applicable Price" means the highest of (i) the highest price per share of Common Stock paid for any such share by the person or groups described in Section 8(d)(i), (ii) the price per share of Common Stock received by holders of Common Stock in connection with any merger or other business combination transaction described in Section 6(a)(i), 6(a)(ii) or 6(a)(iii), or (iii) the highest closing bid price per share of Issuer Common Stock quoted on the Nasdaq System (or if Issuer Common Stock is not quoted on the Nasdaq System, the highest bid price per share as quoted on the principal trading market or securities exchange on which such shares are traded as reported by a recognized source chosen by Holder) during the 40 business days preceding the Request Date; provided, however, that in the event of a sale of less than all of Issuer's assets, the Applicable Price shall be the sum of the price paid in such sale for such assets and the current market value of the remaining assets of Issuer as determined by a nationally recognized investment banking firm selected by Holder, divided by the number of shares of Common Stock outstanding at the time of such sale. If the consideration to be offered, paid or received pursuant to either of the foregoing clauses (i) or
(ii) shall be other than in cash, the value of such consideration shall be determined in good faith by an independent nationally recognized investment banking firm selected by Holder and reasonably acceptable to Issuer, which determination shall be conclusive for all purposes of this Agreement.

                  (d) As used herein, "Repurchase Event" shall occur if, prior to an Exercise Termination Event, (i) any person (other than Grantee or any subsidiary of Grantee) shall have acquired beneficial ownership of (as such term is defined in Rule 13d-3 promulgated under the Exchange Act), or the right to acquire beneficial ownership of, or any "group" (as such term is defined under the Exchange Act) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, 25% or more of the then outstanding shares of Issuer Common Stock, or (ii) any of the transactions described in
Section 6(a)(i), 6(a)(ii) or 6(a)(iii) shall be consummated.

         9. Limitation on Value of Option. (a) Notwithstanding any other provision of this Agreement, this Option may not be exercised (nor Repurchase Consideration paid to a Holder) for a number of shares as would, as of the date of exercise, result in a Notional Total Profit (as defined below) of more than $2,350,000; provided that nothing in this sentence shall restrict any exercise of the Option permitted hereby on any subsequent date, as long as the Notional Total Profit from all such exercises (and Repurchase Consideration paid) does not exceed $2,350,000.

                  (b) As used herein, the term "Notional Total Profit" with respect to any number of shares as to which Grantee may propose to exercise this Option shall be the Total Profit (as defined below) determined as of the date of such proposed exercise assuming that this Option were exercised on such date for such number of shares and assuming that such shares, together with all other Option Shares held by Grantee and its affiliates as of such date, were sold for cash at the closing market price for the Issuer Common Stock as of the close of business on the preceding trading day (less customary brokerage commissions).

                  (c) As used herein, the term "Total Profit" shall mean the aggregate amount (before taxes) of the following: (i) the amount received by Grantee pursuant to Issuer's repurchase of the Option (or any portion thereof) pursuant to Section 8, (ii) (x) the amount received by Grantee pursuant to Issuer's repurchase of Option Shares (or any portion thereof) pursuant to
Section 8, less (y) the Grantee's purchase price for such Option Shares, (iii) the net cash amounts received by Grantee pursuant to the sale of Option Shares (or any other securities into which such Option Shares are converted or exchanged) to any unaffiliated party, less (y) the Grantee's purchase price of such Option Shares, (iv) any amounts received by Grantee on the transfer of the Option (or any portion thereof) to any unaffiliated party, and (v) any amount equivalent to the foregoing with respect to the Substitute Option.

         10. Issuer hereby represents and warrants to Grantee as follows:

         (a) Issuer has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Issuer and no other corporate proceedings on the part of Issuer are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by Issuer. This Agreement is the valid and legally binding obligation of Issuer.

         (b) Issuer has taken all necessary corporate action to authorize and reserve and to permit it to issue, and at all times from the date hereof through the termination of this Agreement in accordance with its terms will have reserved for issuance upon the exercise of the Option, that number of shares of Common Stock equal to the maximum number of shares of Common Stock at any time and from time to time issuable hereunder, and all such shares, upon issuance pursuant hereto, will be duly authorized, validly issued, fully paid, nonassessable, and will be delivered free and clear of all claims, liens, encumbrance and security interests and not subject to any preemptive rights.

         (c) Issuer has taken all necessary action to exempt this Agreement, and the transactions contemplated hereby and thereby from, and this Agreement and the transactions contemplated hereby and thereby are exempt from, (i) any applicable state takeover laws, (ii) any state laws limiting or restricting the voting rights of stockholders and (iii) any provision in its certificate of incorporation, or bylaws restricting or limiting stock ownership or the voting rights of stockholders.

         (d) The execution, delivery and performance of this Agreement does not or will not, and the consummation by Issuer of any of the transactions contemplated hereby will not, constitute or result in (i) a breach or violation of, or a default under, its certificate of incorporation or bylaws, or the comparable governing instruments of any of its subsidiaries, or (ii) a breach or violation of, or a default under, any agreement, lease, contract, note, mortgage, indenture, arrangement or other obligation of it or any of its subsidiaries (with or without the giving of notice, the lapse of time or both) or under any law, rule, ordinance or regulation or judgment, decree, order, award or governmental or nongovernmental permit or license to which it or any of its subsidiaries is subject, that would, in any case referred to in this clause
(ii), give any other person the ability to prevent or enjoin Issuer's performance under this Agreement in any material respect.

     11. Grantee hereby represents and warrants to Issuer that:

         (a) Grantee has full corporate power and authority to enter into this Agreement and, subject to any approvals or consents referred to herein, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Grantee. This Agreement has been duly executed and delivered by Grantee.

         (b) This Option is not being acquired with a view to the public distribution thereof and neither this Option nor any Option Shares will be transferred or otherwise disposed of except in a transaction registered or exempt from registration under applicable federal and state securities laws and regulations.

     12. Neither of the parties hereto may assign any of its rights or obligations under this Option Agreement or the Option created hereunder to any other person, without the express written consent of the other party, except (i) to any wholly-owned Subsidiary or (ii) that in the event a Subsequent Triggering Event shall have occurred prior to an Exercise Termination Event, Grantee, subject to the express provisions hereof, may assign in whole or in part its rights and obligations hereunder to one or more transferees.

     13. Each of Grantee and Issuer will use its best efforts to make all filings with, and to obtain consents of all third parties and governmental authorities necessary to the consummation of the transactions contemplated by this Agreement.

     14. Notwithstanding anything to the contrary herein, in the event that the Holder or any Related Person thereof is a person making an offer or proposal to engage in an Acquisition Transaction (other than the transactions contemplated by the Merger Agreement), then in the case of a Holder or any Related Person thereof, the Option held by it shall immediately terminate and be of no further force or effect. A Related Person of a Holder means any Affiliate (as defined in Rule 12b-2 of the rules and regulations under the 1934 Act) of the Holder and any person that is the beneficial owner of 20% or more of the voting power of the Holder.

     15. The parties hereto acknowledge that damages would be an inadequate remedy for a breach of this Agreement by either party hereto and that the obligations of the parties hereto shall be enforceable by either party hereto through injunctive or other equitable relief.

         16. If any term, provision, covenant or restriction contained in this Agreement is held by a court or a federal or state regulatory agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants and restrictions contained in this Agreement shall remain in full force and effect, and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that the Holder is not permitted to acquire the full number of shares of Common Stock provided in Section 1(a) hereof (as adjusted pursuant to Section 1(b) or Section 5 hereof), it is the express intention of Issuer to allow the Holder to acquire such lesser number of shares as may be permissible, without any amendment or modification hereof.

         17. All notices, requests, claims, demands and other communications hereunder shall be deemed to have been duly given when delivered in person, by cable, telegram, telecopy or telex, or by registered or certified mail (postage prepaid, return receipt requested) at the respective addresses of the parties set forth in the Merger Agreement.

         18. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

         19. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

         20. Except as otherwise expressly provided herein, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

         21. Except as otherwise expressly provided herein, or in the Merger Agreement, this Agreement contains the entire agreement between the parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereof, written or oral. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors and, as permitted herein, assignees, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

         22. Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned thereto in the Merger Agreement.

     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officers, all as of the date first above written.



                             PEEKSKILL FINANCIAL CORPORATION


                                BY:  /s/ Eldorus Maynard
                                     ------------------------------------
                                      Eldorus Maynard
                                      Chairman of the Board and Chief
                                         Executive Officer



                             SOUND FEDERAL BANCORP


                              BY:    /s/ Richard P. McStravick
                                     ------------------------------------
                                      Richard P. McStravick
                                      President and Chief Executive Officer

        APPENDIX C -- OPINION OF CAPITAL RESOURCES GROUP, INC.

                                February 16, 2000


Board of Directors
Peekskill Financial Corporation
1019 Park Street
Peekskill, New York 10566

Dear Board Members:

     You have requested our opinion as to the fairness from a financial point of view to the holders of shares of common stock of Peekskill Financial Corporation (the "Company") of the proposed consideration to be paid to the shareholders of the Company by Sound Federal Bancorp ("Sound").

     Capital Resources Group, Inc. ("Capital Resources") is a financial consulting and an investment banking firm that, as part of our specialization in financial institutions, is regularly engaged in the financial valuations and analyses of business enterprises and securities in connection with mergers and acquisitions, valuations for initial and secondary stock offerings, divestiture and other corporate purposes. Senior members of Capital Resources have extensive experience in such matters. We believe that, except for the fee we will receive for our opinion and other financial advisory fees to be received in connection with the transaction discussed below, we are independent of the Company. In the ordinary course of its business, Capital Resources may trade the equity securities of the Company and Sound for its own accounts, its principals, proprietary accounts it manages, and for the accounts of customers and, may at any time hold long or short positions in such securities.

Financial Terms of the Offer

     We understand that, pursuant to an Agreement and Plan of Merger ("Agreement") between the Company and Sound, each outstanding share of Company common stock will be exchanged for $22.00 in cash (the "Merger Consideration"). Each outstanding option to purchase Company common stock will be converted into the right to receive cash in an amount equal to (i) the difference between (A) $22.00 and (b) the exercise price of such option multiplied by (ii) the number of shares of Company common stock subject to the option.

CAPITAL RESOURCES GROUP, INC.
Board of Directors
February 16, 2000
Page 2



     As a result of the merger transaction, the separate existence of the Company will cease and its wholly-owned subsidiary, First Federal Savings Bank ("First Federal"), will merge with and into Sound Federal Savings and Loan Association, a wholly-owned subsidiary of Sound.

Materials Reviewed

      In the course of rendering our opinion we have, among other things:

     (1) Reviewed the terms of the Agreement and discussed the Agreement with management and the Board of Directors of the Company, and the Company's legal counsel, Silver, Freedman & Taff, P.C.;

     (2)  Reviewed the following financial data of the Company:

          . the audited financial statements of the Company for the fiscal years ended June 30, 1995 through June 30, 1999 as presented in the Company's reports on Form 10K, and the unaudited financial statements for the six months ended December 31, 1999 as reported in the Company's quarterly reports on Form 10-Q and internal financial reports,

          . First Federal's Thrift Financial Reports covering the period through December 31, 1999, the latest available period,

          .    the Company's latest available asset/liability reports,

          . other miscellaneous internally-generated management information reports for recent periods, as well as other publicly available information,

          .    the Company's most recent business plan and budget report;

     (3) Reviewed the Company's Annual Report to shareholders for fiscal 1999 which provides a discussion of the Company's business and operations and reviews various financial data and trends;

     (4) Discussed with executive management of the Company, the business, operations, recent financial condition and operating results and future prospects of the Company;

     (5) Compared the Company's financial condition and operating results to those of similarly-sized thrifts operating in New York and the U.S.;

CAPITAL RESOURCES GROUP, INC.
Board of Directors
February 16, 2000
Page 3

     (6) Compared the Company's financial condition and operating performance to the published financial statements and market price data of publicly-traded thrifts in general, and publicly-traded thrifts in the Company's region of the U.S. specifically;

     (7) Reviewed the relevant market information regarding the shares of common stock of the Company including trading activity and volume and information on options to purchase shares of common stock;

     (8) Performed such other financial and pricing analyses and investigations as we deemed necessary, including a comparative financial analysis and review of the financial terms of other pending and completed acquisitions of companies we consider to be generally similar to the Company;

     (9)  Examined  the  Company's  economic   operating   environment  and  the
          competitive environment of the Company's market area;

     (10) Reviewed available financial reports and financial data for Sound, including Annual Reports to shareholders and Form 10-K reports covering the fiscal years ended through March 31, 1999, quarterly reports, Form 10-Q reports through December 31, 1999, other published financial data and other regulatory and internal financial reports provided by management of Sound.

     In arriving at our opinion, we have relied upon the accuracy and completeness of the information provided to us by the various parties mentioned above, upon public information and upon representations and warranties in the Agreement, and have not conducted any independent investigations to verify any such information or performed any independent appraisal of the Company's or Sound's assets.

     This fairness opinion is supported by the detailed information and analysis contained in the Evaluation and Analysis Report dated February 16, 2000 ("Report"), which has been produced by Capital Resources and will be delivered to the Company. We have relied on the Report for purposes of rendering this current fairness opinion.

     The Report contains a business description and financial analysis of the Company, an analysis of current economic conditions in the Company's primary market area, and a financial and market pricing comparison with a selected group of thrifts institutions which completed merger and acquisition transactions or are currently subject to pending transactions. In addition, the Report contains

CAPITAL RESOURCES GROUP, INC.
Board of Directors
February 16, 2000
Page 4

a discounted dividend stream and terminal value analysis. This analysis compares the value of the consideration proposed by Sound with the potential present value returns to the Company's shareholders if the Company remains independent for at least three to five years.

Opinion

     Based on the foregoing and on our general knowledge of and experience in the valuation of businesses and securities, we are of the opinion that, as of February 16, 2000, the Merger Consideration proposed by Sound for shares of common stock of the Company is fair to the shareholders of the Company from a financial point of view.

                                        Respectfully submitted,

                                        CAPITAL RESOURCES GROUP, INC.

        APPENDIX D -- SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW

                                                            APPENDIX D

TEXT OF SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW

     262 APPRAISAL RIGHTS. - (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to Section228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

     (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to Section251 (other than a merger effected pursuant to Section251(g) of this title), Section252, Section254, Section257, Section258, Section263 or Section264 of this title:

     (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either
(i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of Section251 of this title.

     (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to SectionSection251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

     a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

     b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

     c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

     d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

     (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under Section253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

     (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.

     (d) Appraisal rights shall be perfected as follows:

     (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsections (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of his shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of his shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

     (2) If the merger or consolidation was approved pursuant to Section228 or Section253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

     (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw his demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after his written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

    (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

     (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

     (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted his certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that he is not entitled to appraisal rights under this section.

     (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

     (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

     (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded his appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of his demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

     (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.


                                       D-3